                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                              GENRAD, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/X/        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                   PROSPECTUS
                               OF TERADYNE, INC.
                                      AND
                                PROXY STATEMENT
                                     FOR A
                        SPECIAL MEETING OF SHAREHOLDERS
                                OF GENRAD, INC.

            [TERADYNE, INC. LOGO]                           [GENRAD, INC. LOGO]

To the shareholders of GenRad:

    The board of directors of GenRad, Inc. has approved a merger agreement which provides for the acquisition of GenRad by Teradyne, Inc. We are seeking your vote on this important transaction.

    If the merger is completed, GenRad shareholders will receive 0.1733 of a share of Teradyne common stock for each share of GenRad common stock that they own. Teradyne shareholders will continue to own their existing shares after the merger. Teradyne common stock is traded on the New York Stock Exchange under the symbol "TER."

    We cannot complete the merger unless GenRad shareholders approve the merger agreement. Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of GenRad common stock. YOUR VOTE IS VERY IMPORTANT. There will be a special meeting of GenRad shareholders held for the purpose of voting on the merger agreement. Whether or not you plan to attend the special meeting, please take the time to vote on the proposal to approve the merger agreement by completing and mailing the enclosed proxy card to us. THE GENRAD BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT. Teradyne shareholders are not being asked to vote on the merger agreement because their approval is not required.

    The special meeting of GenRad shareholders will be held on Friday, October 26, 2001 at GenRad's executive offices, 7 Technology Park Drive, Westford, MA 01886 at 11:00 a.m., EDT.

    SHAREHOLDERS ARE URGED TO READ THE DETAILED INFORMATION ABOUT THE MERGER CONTAINED IN THIS PROXY STATEMENT - PROSPECTUS, INCLUDING THOSE MATTERS DISCUSSED IN "RISK FACTORS" BEGINNING ON PAGE 13.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SHARES TO BE ISSUED IN THE MERGER AND DESCRIBED IN THIS PROXY STATEMENT - PROSPECTUS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT - PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This proxy statement - prospectus is dated September 25, 2001 and was first mailed to GenRad's shareholders on or about September 25, 2001.

Robert M. Dutkowsky
Chairman, President and Chief Executive Officer
GenRad, Inc.

                                  GENRAD, INC.
                            7 Technology Park Drive
                         Westford, Massachusetts 01886

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 26, 2001

    A special meeting of shareholders of GenRad, Inc. will be held at the company's principal executive offices at 7 Technology Park Drive, Westford, Massachusetts on Friday, October 26, 2001 at 11:00 a.m. EDT.

    The special meeting will be held to consider and act upon a proposal to approve the Agreement and Plan of Merger dated as of August 1, 2001 among GenRad, Teradyne, Inc. and Radio Acquisition Corp., a wholly-owned subsidiary of Teradyne that will merge into GenRad. Teradyne proposes to acquire GenRad by exchanging shares of Teradyne common stock for all of the outstanding shares of GenRad common stock, as more fully described in the attached proxy statement - prospectus. A copy of the merger agreement is included in the proxy statement - prospectus as Appendix A.

    Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of GenRad common stock. The GenRad board of directors has fixed the close of business on September 19, 2001 as the record date for the determination of GenRad shareholders who will be entitled to notice of and to vote at the special meeting.

    YOUR PROXY VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, you are requested to vote, date and sign the enclosed proxy and promptly return it in the enclosed postage-paid envelope at your earliest convenience prior to the special meeting.

    THE GENRAD BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

    If the action proposed is approved by the GenRad shareholders at the special meeting and effected by GenRad and Teradyne, any GenRad shareholder:

    - who files with GenRad, before the taking of the vote on the approval of the merger agreement, a written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken, and

    - whose shares are not voted in favor of the action,

has or may have the right to demand in writing from GenRad, within 20 days after the date GenRad mails to him a notice that the merger has become effective, payment for his shares and an appraisal of the value thereof. GenRad and any dissenting shareholder shall have the rights and duties and shall follow the procedure set forth in sections 85 to 98, inclusive, of the Massachusetts Business Corporation Law, a copy of which is attached as Appendix B to the accompanying proxy statement - prospectus.

By Order of the Board of Directors,

Walter A. Shephard, Clerk
Westford, Massachusetts                                       September 25, 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
SUMMARY.....................................................      3
  The Companies.............................................      3
  Merger Transaction........................................      3
  What Holders of GenRad Common Stock Will Receive..........      3
  Material Federal Income Tax Consequences of the Merger....      4
  Appraisal Rights..........................................      4
  Teradyne's Reasons for the Merger.........................      4
  GenRad's Reasons for the Merger...........................      4
  Recommendation to GenRad Shareholders.....................      5
  Vote Required to Approve the Merger Agreement.............      5
  Risk Factors..............................................      5
  Interests of Certain Persons in the Merger................      5
  Required Regulatory Approvals.............................      5
  Accounting Treatment......................................      5
  Conditions to the Completion of the Merger................      6
  Termination of the Merger Agreement.......................      6
  Termination Fee...........................................      7
  Forward-Looking Statements in this Proxy
    Statement-Prospectus....................................      7
  Selected Financial Data of Teradyne and GenRad............      8
  Selected Historical and Pro Forma Comparative Per Share
    Data....................................................     11
  Market Price Information..................................     12

RISK FACTORS................................................     13

GENRAD SPECIAL MEETING......................................     20
  Date, Time and Place......................................     20
  Record Date and Voting Rights.............................     20
  Quorum and Voting of Proxies..............................     20
  Revoking Proxies..........................................     20
  Solicitation Expenses.....................................     21
  Shareholder Vote Required.................................     21
  Recommendation of GenRad Board............................     21
  Appraisal Rights..........................................     21

THE MERGER..................................................     22
  General...................................................     22
  Background of the Merger..................................     22
  Recommendation of the GenRad Board........................     26
  GenRad's Reasons for the Merger...........................     26
  Teradyne's Reasons for the Merger.........................     28
  Opinion of GenRad's Financial Advisor.....................     29
  Interests of Certain Persons in the Merger; Differing
    Interests...............................................     36
  Employees of GenRad after the Merger......................     38
  Required Regulatory Approvals.............................     38
  Accounting Treatment......................................     38
  Appraisal Rights..........................................     38
  How to Surrender and Receive the Merger Consideration in
    Exchange for GenRad Common Stock........................     40
  Resales by Affiliates of GenRad...........................     41

                                                                PAGE
                                                              --------
THE MERGER AGREEMENT........................................     42
  Effect of the Merger......................................     42
  Exchange of Shares........................................     42
  Exchange of Stock Certificates............................     43
  Representations and Warranties............................     44
  Certain Covenants.........................................     44
  No Other Negotiations.....................................     46
  Conditions to Completion of the Merger....................     47
  Termination of the Merger Agreement.......................     49
  Termination Fee; Reimbursement of Expenses................     50
  Amendment and Waiver......................................     50

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................     51
  Tax Consequences of the Merger............................     51
  Cash Received in Lieu of a Fractional Share of Teradyne
    Common Stock............................................     52
  Backup Withholding........................................     52
  If the Merger Were Not Treated as a Reorganization........     52

TRADING PRICE OF TERADYNE AND GENRAD COMMON STOCK...........     54

COMPARISON OF THE RIGHTS OF THE HOLDERS OF TERADYNE
  COMMON STOCK AND HOLDERS OF GENRAD COMMON STOCK...........     55
  Authorized Capital Stock..................................     55
  Description of Teradyne Common Stock......................     55

TERADYNE....................................................     58

GENRAD......................................................     60

BENEFICIAL SHAREHOLDERS OF GENRAD...........................     61

LEGAL MATTERS...............................................     63

EXPERTS.....................................................     63

OTHER MATTERS...............................................     63

WHERE YOU CAN FIND MORE INFORMATION.........................     63
  Teradyne SEC Filings......................................     64
  GenRad SEC Filings........................................     64

APPENDIX A--Agreement and Plan of Merger....................    A-1
APPENDIX B--Massachusetts General Laws Relating to Appraisal
  Rights....................................................    B-1
APPENDIX C--Opinion of William Blair & Company, L.L.C.......    C-1

             ANSWERS TO FREQUENTLY ASKED QUESTIONS ABOUT THE MERGER

Q: WHAT DO I NEED TO DO NOW?

A: Just mail your completed and signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. To assure that your vote is obtained, please give your proxy as instructed on your proxy card even if you currently plan to attend the meeting in person.

Q: WHAT SHOULD I DO IF I WANT TO CHANGE MY VOTE?

A: Just send in a later-dated signed proxy card to GenRad's Clerk before the special meeting or attend the special meeting in person and vote. Please note, however, that attendance at the special meeting will not alone constitute a revocation of your proxy. You also may revoke your proxy by sending a notice of revocation to GenRad's Clerk at the address designated on this page under "Who Can Help Answer Your Questions."

Q: MY SHARES ARE HELD IN MY BROKER'S NAME. WILL MY BROKER VOTE MY SHARES FOR ME?

A: A broker generally can't exercise authority to vote on the merger agreement on your behalf unless you have a special arrangement. As a result, your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: WHAT WILL HAPPEN IF I DON'T VOTE?

A: The failure to vote has the same effect as a vote against the approval of the merger agreement.

Q: DO I NEED TO SEND IN MY STOCK CERTIFICATES AT THIS TIME?

A: No. If the merger is completed, Fleet National Bank, the exchange agent, will send GenRad shareholders written instructions for exchanging their share certificates.

WHO CAN HELP ANSWER YOUR QUESTIONS?

    If you have questions about the merger, you should contact:

GenRad, Inc.
7 Technology Park Drive
Westford, Massachusetts 01886
Attention: Walter A. Shephard, Clerk
Telephone: (978) 589-7440

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT - PROSPECTUS. THIS SUMMARY MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE PROPOSED MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT - PROSPECTUS AS WELL AS THE OTHER DOCUMENTS TO WHICH WE REFER. IN ADDITION, FOR INFORMATION ON GENRAD'S AND TERADYNE'S FILINGS WITH THE SEC, SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 63.

THE COMPANIES (SEE PAGES 58-60)

TERADYNE, INC.
321 Harrison Avenue
Boston, Massachusetts 02118
(617) 482-2700

Teradyne is a leading supplier of automatic test equipment and high performance interconnection products and total systems integration services. Teradyne's automatic test products are used by manufacturers of semiconductors, circuit assemblies and voice and broadband telephone networks. Teradyne's high-technology components and electronic manufacturing services are used by manufacturers of communications and computing systems central to building networking infrastructure.

Teradyne was founded in 1960 and is incorporated in Massachusetts.

GENRAD, INC.
7 Technology Drive
Westford, Massachusetts 01886
(978) 589-7000

GenRad is a global leader of electronics manufacturing productivity solutions for:

    - contract and original equipment manufacturers of handheld and wireless devices, personal computers and business servers;

    - DSL and other broadband switching and routing technologies; and

    - other devices integral to emerging internet e-commerce markets.

GenRad also applies its technologies to development of diagnostic solutions for the automotive and general transportation industry.

GenRad operates on a worldwide basis and maintains facilities primarily in the United States, western Europe and southeast Asia.

GenRad was founded in 1915 and is incorporated in Massachusetts.

RADIO ACQUISITION CORP.
321 Harrison Avenue
Boston, Massachusetts 02118
(617) 482-2700

Radio Acquisition Corp. is a Massachusetts corporation recently organized by Teradyne for the purpose of completing the merger.

MERGER TRANSACTION (SEE PAGE 42)

The merger agreement provides that Teradyne will acquire GenRad and all of the outstanding shares of GenRad common stock in exchange for shares of Teradyne common stock. No fractional shares of Teradyne common stock will be issued as a result of the merger. You will receive cash for any fractional shares you may hold as a result of the exchange.

The acquisition will be accomplished through the merger of Radio Acquisition Corp., a wholly-owned subsidiary of Teradyne, into GenRad.

Upon completion of the merger, GenRad shareholders who do not exercise their right of appraisal will become shareholders of Teradyne.

The merger agreement is attached to this proxy statement - prospectus as Appendix A. You are encouraged to read the merger agreement, as it is the legal document that governs the merger.

WHAT HOLDERS OF GENRAD COMMON STOCK WILL RECEIVE (SEE PAGE 42)

If the merger is completed, GenRad shareholders will have the right to receive
0.1733 of a share of Teradyne common stock in exchange for each share of GenRad common stock that they own. No fractional shares of Teradyne common stock will be issued. Instead, GenRad shareholders will receive a check in payment for any fractional shares based on the average closing sale prices of Teradyne common stock for the 10 trading days immediately preceding the day the merger is completed. GenRad shareholders will not receive interest on any cash payments received in the merger.

As a result of the merger, based on the outstanding shares of Teradyne common stock as of September 19, 2001, GenRad shareholders will own approximately 2.7% of outstanding Teradyne common stock.

GenRad shareholders should not send in their stock certificates until instructed to do so after the merger is completed.

The shares of Teradyne common stock issued in connection with the merger will be listed on the New York Stock Exchange under the ticker symbol "TER."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE 51)

The merger is intended to qualify as a tax-free reorganization for federal income tax purposes.

The material tax consequences to GenRad shareholders if the merger qualifies as a tax-free reorganization are:

    - GenRad shareholders will not have taxable gain or loss on the exchange of GenRad common stock for Teradyne common stock in the merger except with respect to cash received for fractional shares;

    - the aggregate tax basis of Teradyne common stock received by GenRad shareholders in the merger (including any fractional shares of Teradyne common stock for which cash is received) generally will be the same as the aggregate tax basis of the GenRad common stock exchanged in the merger;

    - GenRad shareholders who exercise appraisal rights and receive solely cash in exchange for their GenRad common stock will generally be subject to tax on an amount equal to the difference between the cash received and the adjusted tax basis of their surrendered GenRad common stock; and

    - the holding period of the Teradyne common stock that a GenRad shareholder receives in the merger generally will include the holding period of the GenRad common stock exchanged for the Teradyne common stock.

APPRAISAL RIGHTS (SEE PAGE 38)

GenRad shareholders are entitled under Massachusetts law to appraisal rights in connection with the merger. To exercise appraisal rights, a GenRad shareholder must satisfy the following criteria:

    - provide written notice to GenRad before the taking of the vote of the shareholders on the merger agreement stating his or her intention to exercise appraisal rights;

    - vote against approval of the merger agreement or abstain from voting; and

    - comply with other procedures as are required by Sections 85 to 98, inclusive, of the Massachusetts Business Corporation Law.

A copy of those sections of Massachusetts law are attached to this proxy statement - prospectus as Appendix B.

TERADYNE'S REASONS FOR THE MERGER (SEE PAGE 28)

Teradyne's board of directors believes the combination of its assembly test division with GenRad will strengthen Teradyne's product offerings, expand its global presence and enable Teradyne to compete more effectively in the assembly test and inspection markets.

GENRAD'S REASONS FOR THE MERGER (SEE PAGE 26)

In reaching its conclusions and recommendation to the GenRad shareholders, the GenRad board considered a number of factors, including, among others:

    - GenRad's current financial condition, relationship with its lenders and its financial resources;

    - the economic conditions in the markets in which GenRad operates;

    - the financial and other terms of the merger agreement;

    - the opportunity offered by a merger with Teradyne, including the premium offered by Teradyne over GenRad's pre-announcement market price;

    - the opinion of William Blair & Company, L.L.C. dated August 1, 2001 to the GenRad board to the effect that as of that date and based upon and subject to the matters described in their opinion, the exchange ratio specified in the merger agreement was fair, from a financial point of view, to GenRad's shareholders; and

    - the lack of realistic possible alternatives to a merger with Teradyne.

RECOMMENDATION TO GENRAD SHAREHOLDERS (SEE PAGE 21)

The GenRad board recommends that you vote "for" the approval of the merger agreement.

VOTE REQUIRED TO APPROVE THE MERGER AGREEMENT (SEE PAGES 20 AND 21)

The affirmative vote of the holders of two-thirds of the outstanding shares of GenRad common stock is required to approve the merger agreement.

GenRad directors, executive officers and their affiliates beneficially own, together, 0.7% of the outstanding shares of GenRad common stock entitled to vote at the special meeting.

No vote of the Teradyne shareholders is required.

RISK FACTORS (SEE PAGE 13)

You are encouraged to consider the risk factors described elsewhere in this proxy statement - prospectus in deciding whether to vote in favor of the proposal to approve the merger agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGE 36)

Six of GenRad's officers, in addition to GenRad's Chairman, President and Chief Executive Officer, are parties to severance agreements and other arrangements that provide them with interests in the merger that are different from, or in addition to, the interests of GenRad shareholders as a whole. More specifically, these executive officers of GenRad have severance and change of control agreements which will provide these officers with severance payments if their employment is terminated under certain circumstances following the merger.

As a condition to Teradyne's entering into the merger agreement, Mr. Dutkowsky has agreed at the effective time of the merger to terminate his employment and severance agreement with GenRad, but he will be receiving certain other consideration in connection with his employment with Teradyne following the merger.

Upon shareholder approval of the merger agreement, the vesting of all of GenRad's outstanding, unvested stock options, including those held by its directors and executive officers, will accelerate, and the repurchase rights and other restrictions relating to options held by Mr. Dutkowsky and outstanding restricted stock under GenRad's 1994 Director Restricted Stock Plan will terminate.

REQUIRED REGULATORY APPROVALS (SEE PAGE 38)

Teradyne and GenRad may not complete the merger until the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired or been terminated by the Department of Justice and the Federal Trade Commission. The 30-day waiting period expired on September 12, 2001. Teradyne and GenRad are also subject to similar antitrust notification and waiting period laws in other countries in which they do business.

ACCOUNTING TREATMENT (SEE PAGE 38)

Teradyne will treat the merger as a purchase for accounting and financial reporting purposes, which means that Teradyne will include GenRad's operating results in its financial statements only from the date of its acquisition of GenRad.

CONDITIONS TO THE COMPLETION OF THE MERGER
(SEE PAGE 47)

Each of Teradyne's and GenRad's obligation to close the merger are subject to several conditions, including:

    - GenRad's shareholders approving the merger agreement;

    - the expiration or termination of the waiting period applicable to the merger under the Hart-Scott-Rodino Act;

    - the absence of restraining orders, injunctions or other orders restraining or prohibiting the merger;

    - the representations and warranties of the other party shall be true and correct in all material respects and each party shall have performed its obligations under the merger agreement in all material respects;

    - the shares of Teradyne common stock to be issued in connection with the merger shall have been authorized for listing on the New York Stock Exchange; and

    - the execution by GenRad's Chairman, President and Chief Executive Officer, Robert M. Dutkowsky, of a termination agreement providing for the termination of his employment and severance agreements.

In addition, Teradyne's obligation to close the merger is subject to:

    - GenRad having obtained all material consents, approvals, authorizations and orders of governmental entities and third parties to the merger;

    - the absence of pending litigation by any governmental entity or any other person or threatened by any governmental entity seeking to challenge or restrain the merger or seeking to prohibit or limit Teradyne's ownership of GenRad's assets, business or common stock; and

    - none of the banks who are parties to GenRad's credit facility having initiated foreclosing proceedings upon any collateral in which they have a security interest, exercised any right of set-off or exercised any other similar remedy against or affecting GenRad's business or operations.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 49)

GenRad and Teradyne may agree at any time prior to the day the articles of merger are filed with the Secretary of the Commonwealth of Massachusetts to terminate the merger agreement, even if the GenRad shareholders have approved the merger agreement.

Also, Teradyne or GenRad may terminate the merger agreement if:

    - a governmental authority issues a nonappealable final order, decree or ruling prohibiting the merger;

    - the other party materially breaches any representation, warranty, covenant or other agreement in the merger agreement and such breach cannot be cured or the breaching party is not taking commercially reasonable steps to correct such breach;

    - the merger is not completed by May 1, 2002; or

    - the merger agreement fails to receive the approval of the GenRad shareholders at the special meeting.

Teradyne may terminate the merger agreement if:

    - GenRad's board withdraws or modifies its approval or recommendation of the merger;

    - GenRad fails to promptly mail this proxy statement - prospectus after the Teradyne registration statement is declared effective;

    - GenRad recommends an acquisition proposal from a third party; or

    - GenRad fails to recommend the rejection of a tender offer or exchange offer by a third party for more than 10% of the outstanding shares of GenRad common stock.

GenRad may also terminate the merger agreement if:

    - GenRad's board, based on advice of outside legal counsel, determines in good faith that the failure to terminate the merger agreement would be inconsistent with its fiduciary duties to GenRad shareholders.

TERMINATION FEE (SEE PAGE 50)

GenRad must pay Teradyne a termination fee of $10,000,000 if:

    - the merger agreement is terminated by Teradyne because GenRad's board failed to recommend, withdrew its approval or recommendation of the merger, or approved, endorsed or recommended an acquisition proposal from another party;

    - the merger agreement is terminated by GenRad because, in connection with an acquisition proposal from a third party, GenRad's board, based on advice of outside legal counsel, determines in good faith that the failure to terminate the merger agreement would be inconsistent with its fiduciary duties to GenRad's shareholders; or

    - the merger agreement is terminated in certain circumstances and, prior to such termination, a third party becomes or states its intention to become the beneficial owner of 10% of GenRad's outstanding common stock.

In the event the termination fee is paid, GenRad must also reimburse Teradyne for all its reasonable out-of-pocket costs incurred in connection with the merger agreement up to a maximum of $750,000.

If the merger agreement is terminated by either Teradyne or GenRad because the other party breached the merger agreement, the breaching party must reimburse the non-breaching party for actual and reasonable out-of-pocket expenses incurred in connection with the merger agreement.

FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT - PROSPECTUS

This proxy statement - prospectus contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to Teradyne's and GenRad's financial condition, results of operations and business and the expected impact of the merger on Teradyne's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions indicate forward-looking statements, including those relating to the proposed merger. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" beginning on page 13. You are cautioned not to place undue reliance on the forward-looking statements contained in this proxy statement - prospectus, which reflect the views of Teradyne's or GenRad's management only as of the date of this proxy statement - prospectus. Neither Teradyne nor GenRad undertakes any obligation to update these statements or publicly release the results of any revisions to the forward-looking statements that they may make to reflect events or circumstances after the date of this proxy statement - prospectus or to reflect the occurrence of unanticipated events.

                 SELECTED FINANCIAL DATA OF TERADYNE AND GENRAD

    The following information is being provided to assist you in analyzing the financial aspects of the merger. The selected financial information for Teradyne for the six months ended July 1, 2001 and July 2, 2000 was derived from the unaudited consolidated financial statements included in Teradyne's quarterly report on Form 10-Q for the quarterly period ended July 1, 2001. The data presented for Teradyne for the six months ended July 1, 2001 and July 2, 2000 are unaudited and, in the opinion of Teradyne's management, include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of such data. Teradyne's results for the six months ended July 1, 2001 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2001. The selected financial information for Teradyne for the fiscal years ended December 31, 2000, 1999, 1998, 1997 and 1996 was derived from the audited consolidated financial statements included in Teradyne's annual report filed on Form 10-K for the fiscal years ended
December 31, 2000, 1999, 1998, 1997 and 1996.

    The selected financial information for GenRad for the six months ended
June 30, 2001 and July 1, 2000 was derived from the unaudited consolidated financial statements included in GenRad's quarterly report on Form 10-Q/A for the quarterly period ended June 30, 2001. The data presented for GenRad for the six months ended June 30, 2001 and July 1, 2000 are unaudited and, in the opinion of GenRad's management, include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of such data. GenRad's results for the six months ended June 30, 2001 are not necessarily indicative of the results to be expected for the fiscal year ending
December 29, 2001. The selected financial information for GenRad for the fiscal years ended December 30, 2000, January 1, 2000, January 2, 1999, January 3, 1998 and December 28, 1996 was derived from the audited consolidated financial statements included in GenRad's annual report filed on Form 10-K for the fiscal years ended December 30, 2000, January 1, 2000, January 2, 1999, January 3, 1998 and December 28, 1996. GenRad's annual report on Form 10-K for the fiscal year ended December 30, 2000 was amended on August 30, 2001 to include an explanatory paragraph in the report of GenRad's independent accountants relating to GenRad's ability to continue as a going concern as described in Note 13 to the consolidated financial statements.

    The information should be read in conjunction with the historical financial statements and related notes contained in the annual, quarterly and other reports filed by Teradyne and GenRad with the SEC. See "Where You Can Find More Information" on page 63.

                      SELECTED FINANCIAL DATA OF TERADYNE

                                  SIX MONTHS ENDED                          YEAR ENDED DECEMBER 31,*
                               -----------------------   --------------------------------------------------------------
                                7/01/01      7/02/00        2000         1999         1998         1997         1996
                               ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                     (UNAUDITED)
                                                 (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
  Net sales..................  $  971,012   $1,362,816   $3,043,946   $1,790,912   $1,489,151   $1,266,274   $1,171,615

  Income before cumulative
    effect of change in
    accounting principle.....      13,778      222,294      517,754      191,694      102,117      127,608       93,574

  Income before cumulative
    effect of change in
    accounting principle per
    common share -- basic....        0.08         1.29         2.99         1.12         0.61         0.76         0.56

  Income before cumulative
    effect of change in
    accounting principle per
    common share --
    diluted..................        0.08         1.23         2.86         1.07         0.59         0.74         0.55

  Cash dividends per share...          --           --           --           --           --           --           --

CONSOLIDATED BALANCE
SHEET DATA:
  (End of Period)
  Total assets...............   2,090,776    2,032,436    2,355,868    1,568,213    1,312,814    1,251,674    1,096,816

  Long-term obligations......       7,957        8,729        8,352        8,948       13,200       13,141       15,650

--------------------------

* Note: Pro forma amounts for the periods beginning before January 1, 2000 have not been presented as the effect of the change in accounting principle could not be reasonably determined. See "Note C: Change in Accounting Principle" in notes to Teradyne's consolidated financial statements included in Teradyne's annual report on Form 10-K for the year ended December 31, 2000 for further information.

                       SELECTED FINANCIAL DATA OF GENRAD

                                         SIX MONTHS ENDED                              YEAR ENDED
                                      -----------------------   ---------------------------------------------------------
                                      6/30/01(A)   7/01/00(B)   12/30/00(C)   1/01/00    1/02/99(D)   1/03/98    12/28/96
                                      ----------   ----------   -----------   --------   ----------   --------   --------
                                            (UNAUDITED)
                                                     (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
  Total revenue.....................  $ 116,930     $153,697      $341,655    $301,948   $ 224,789    $236,761   $183,545

  Net income (loss).................   (110,087)      17,047        21,647      47,494      (9,068)     41,295     27,335

  Net income (loss) per share:
    Basic...........................      (3.86)        0.61          0.77        1.66       (0.32)       1.54       1.22
    Diluted.........................      (3.86)        0.60          0.75        1.60       (0.32)       1.43       1.11

  Cash dividends per share..........         --           --            --          --          --          --         --

CONSOLIDATED BALANCE SHEET DATA:
  (End of Period)
  Total assets......................    244,931      366,552       369,605     248,639     208,225     178,957    115,765

  Long-term debt, including current
    portion.........................     85,564      105,602        93,640       6,006       8,487      10,953        146

--------------------------

(a) Net income (loss) and net income (loss) per share includes the effect of charges related to an impairment of goodwill and other long-lived assets totaling $28.2 million, income tax expense of $28.6 million including a 100% valuation allowance against net deferred tax assets and a restructuring charge totaling $3.1 million.

(b) Net income (loss) and net income (loss) per share includes the effect of restructuring charges of $1.6 million and charges related to acquired in-process research and development totaling $0.5 million.

(c) Net income (loss) and net income (loss) per share includes the effect of charges related to acquired in-process research and development totaling $0.5 million and restructuring and other charges totaling $1.3 million.

(d) Net income (loss) and net income (loss) per share includes the effect of charges related to acquired in-process research and development totaling approximately $10.1 million, impairment losses totaling approximately
    $4.9 million, restructuring charges totaling approximately $8.8 million and other charges totaling approximately $7.7 million.

          SELECTED HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

    The following table shows unaudited comparative per share data for Teradyne and GenRad, using the purchase method of accounting. The information should be read in conjunction with the historical financial statements and related notes contained in the annual, quarterly and other reports filed by Teradyne and GenRad with the SEC. See "Where You Can Find More Information" on page 63.

    Neither Teradyne nor GenRad paid any cash dividends during fiscal 2000 or the first six months of fiscal 2001.

                                                            HISTORICAL               PRO FORMA
                                                        -------------------   ------------------------
                                                                              COMBINED      GENRAD
                                                        TERADYNE    GENRAD    COMPANY    EQUIVALENT(3)
                                                        --------   --------   --------   -------------
Per Common Share:

BASIC EARNINGS
Six months ended July 1, 2001(1)
  Income (loss) from continuing operations per
    share.............................................   $ 0.08     $(3.86)    $(0.54)      $(0.09)
Year ended December 31, 2000(2)
  Income (loss) from continuing operations per
    share.............................................     2.99       0.77       3.03         0.53

DILUTED EARNINGS
Six months ended July 1, 2001(1)
  Income (loss) from continuing operations per
    share.............................................     0.08      (3.86)     (0.54)       (0.09)
Year ended December 31, 2000(2)
  Income (loss) from continuing operations per
    share.............................................     2.86       0.75       2.90         0.50

BOOK VALUE
As of July 1, 2001(1).................................    10.15       3.06      10.36         1.80
As of December 31, 2000(2)............................     9.89       7.04      10.75         1.86

------------------------

(1) Information provided for GenRad is as of GenRad's fiscal period ended June 30, 2001.

(2) Information provided for GenRad is as of GenRad's fiscal year ended December 30, 2000.

(3) The GenRad and Teradyne unaudited pro forma combined income (loss) and book value per common share are based on GenRad's shareholders receiving 0.1733 of a share of Teradyne common stock for each share of GenRad common stock held. That exchange ratio corresponds to a Teradyne per share price of $35.10, which was the closing price per share on the New York Stock Exchange on August 1, 2001, the last trading day prior to the public announcement of the merger agreement. GenRad equivalent pro forma amounts are computed by multiplying the pro forma combined company amounts by the exchange ratio of 0.1733.

                            MARKET PRICE INFORMATION

    Teradyne common stock and GenRad common stock are listed and traded principally on the New York Stock Exchange under the symbols "TER" and "GEN", respectively.

    The following table sets forth the closing sales price for shares of common stock of each of Teradyne and GenRad as reported on the NYSE on August 1, 2001, the last business day preceding the public announcement of the proposed merger, and on September 19, 2001, which was the last practicable date prior to the mailing of this proxy statement - prospectus. The table also sets forth the value of the Teradyne common stock that a GenRad shareholder would have received for one share of GenRad common stock, assuming that the merger had taken place on that date at the exchange ratio of 0.1733 of a share of Teradyne common stock for each share of GenRad common stock in the merger. These numbers have been calculated by multiplying the exchange ratio of 0.1733 by the closing price per share of Teradyne common stock on those dates. The actual value of the shares of Teradyne common stock a GenRad shareholder will receive on the effective date of the merger may be higher or lower than the prices per share listed below.

                                                       CLOSING PRICE   CLOSING PRICE      VALUE OF
                                                            OF              OF            TERADYNE
                                                         TERADYNE         GENRAD        COMMON STOCK
                                                       COMMON STOCK    COMMON STOCK    TO BE RECEIVED
                                                       -------------   -------------   --------------
August 1, 2001.......................................      $35.10          $4.00            $6.08
September 19, 2001(1)................................      $24.12          $3.90            $4.18

------------------------

(1) The third trading day after the September 11, 2001 terrorist attacks on the United States.

                                  RISK FACTORS

    THE FOLLOWING RISKS SHOULD BE CONSIDERED BY GENRAD'S SHAREHOLDERS IN DECIDING WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT. IN ADDITION, WE STRONGLY URGE YOU TO CONSIDER THE ITEMS DISCLOSED ELSEWHERE IN THIS PROXY STATEMENT - PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT - PROSPECTUS.

    This proxy statement - prospectus contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statement as a result of the risk factors set forth below and elsewhere in this proxy statement - prospectus. The following factors should be considered carefully by holders of GenRad common stock in evaluating whether to approve the merger agreement and merger. These factors should be considered together with the other information included or incorporated by reference in this proxy statement - prospectus.

RISKS RELATED TO THE MERGER AND THE MERGER PROCESS

THE VALUE OF THE TERADYNE STOCK TO BE RECEIVED BY GENRAD SHAREHOLDERS WILL FLUCTUATE WITH THE TERADYNE STOCK PRICE, AND THE DOLLAR VALUE OF TERADYNE COMMON STOCK RECEIVED IN THE MERGER MAY INCREASE OR DECREASE AFTER GENRAD SHAREHOLDERS SUBMIT THEIR PROXIES.

    As a result of the merger, each share of GenRad common stock will be exchanged for 0.1733 of a share of Teradyne common stock. There will be no adjustment for changes in the market price of either GenRad common stock or Teradyne common stock. In addition, neither GenRad nor Teradyne may terminate the merger agreement or "walk away" from the merger or, in the case of GenRad, resolicit the vote of its shareholders solely because of changes in the general industry, economic or capital market conditions in which either company competes that affects GenRad or Teradyne in a manner that is not disproportionate to the manner in which such conditions affect comparable companies in the same industries or markets. Accordingly, the dollar value of Teradyne common stock that GenRad shareholders will receive upon the completion of the merger will depend on the market value of Teradyne common stock when the merger is completed and may decrease from the date you submit your proxy. The share price of Teradyne common stock is by nature subject to the general price fluctuations in the market for publicly traded equity securities and has experienced volatility. We urge you to obtain recent market quotations for Teradyne common stock and GenRad common stock. Teradyne cannot predict or give any assurances as to the market price of Teradyne common stock at any time before or after the completion of the merger.

GENRAD'S EXECUTIVE OFFICERS AND DIRECTORS HAVE INTERESTS DIFFERENT THAN THOSE OF GENRAD'S SHAREHOLDERS THAT MAY HAVE INFLUENCED THEIR RECOMMENDATION OF THE APPROVAL OF THE MERGER AGREEMENT.

    The directors and executive officers of GenRad participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or in addition to, those of the GenRad shareholders. The executive officers of GenRad have outstanding options to purchase an aggregate of 1,387,033 shares of GenRad common stock, all of which have exercise prices that exceed the market value of GenRad common stock as of September 19, 2001. Of such options, 344,748 remain unvested. Upon the approval of the merger agreement by the GenRad shareholders, all of these options will become fully exercisable. In addition, the non-employee members of the GenRad board of directors hold an aggregate of 85,998 shares of restricted GenRad common stock, of which 21,492 shares are subject to GenRad's right to repurchase. Upon the approval of the merger agreement by the GenRad shareholders, GenRad's right to repurchase this restricted stock will terminate.

    Mr. Dutkowsky, GenRad's Chairman, President and Chief Executive Officer, has agreed that effective upon the merger, he will terminate his employment agreement with GenRad and all rights granted to Mr. Dutkowsky under the employment agreement shall be null and void, including the right to receive a change of control severance payment of $1.5 million. Notwithstanding the termination of his employment agreement, Mr. Dutkowsky will retain his existing options to purchase GenRad common stock, which are all currently exercisable. GenRad maintains a repurchase right with respect to a majority of the shares of GenRad common stock that would be issued upon exercise of those options, which right will terminate upon shareholder approval of the merger agreement. Upon the completion of the merger, the options will become exercisable for Teradyne common stock in accordance with the merger agreement. In addition, upon and subject to the completion of the merger, GenRad will make a payment of $375,000 to Mr. Dutkowsky as a bonus based upon his job performance during fiscal 2000, which had not been made earlier in the year because of GenRad's financial condition. Teradyne has agreed to grant
Mr. Dutkowsky options to purchase 86,650 shares of Teradyne common stock at an exercise price equal to the fair market value of Teradyne common stock on the date of grant with the options to vest in accordance with Teradyne's standard vesting provisions. In addition, Teradyne has agreed to grant Mr. Dutkowsky options to purchase 100,000 shares of Teradyne common stock at an exercise price equal to the fair market value of the common stock on the date of grant with the option to vest 20% on the date of grant and an additional 20% to vest on each six-month anniversary of the date of grant. Finally, Teradyne has agreed that Mr. Dutkowsky's annual base salary will be $334,286 with a variable compensation factor of 150%. His current base salary at GenRad is $500,000, with a bonus opportunity of up to $500,000. Mr. Dutkowsky will not have an employment agreement with Teradyne.

    In addition to Mr. Dutkowsky, six executive officers of GenRad are parties to severance agreements with GenRad under which they will be entitled to severance payments if they are terminated without cause or terminate their employment with good reason after the merger, with the amount of the severance payments dependent on the date of termination.

    Finally, Teradyne has agreed that it and the surviving corporation in the merger will indemnify each person who is or has been at any time prior to the closing of the merger eligible for indemnification under the organizational documents of GenRad and its subsidiaries against liabilities arising out of such person's services as an officer, director or employee of GenRad. Teradyne will also cause the surviving corporation to maintain officers' and directors' liability insurance to cover any such liabilities for the next six years subject to certain price limitations.

    For the above reasons, the directors and executive officers of GenRad could be more likely to recommend approval of the merger agreement and to vote their GenRad shares in favor of the merger agreement than if they did not hold these interests. GenRad shareholders should consider these interests when evaluating the recommendation of the GenRad board to vote in favor of the merger agreement. See "The Merger--Interests of Certain Persons in the Merger; Differing Interests" on page 36.

FAILURE TO COMPLETE THE MERGER, AS WELL AS THE MERGER PROCESS ITSELF, COULD NEGATIVELY IMPACT GENRAD'S STOCK PRICE AND FUTURE BUSINESS AND OPERATIONS.

    GenRad is severely capital constrained. Unless it can obtain additional financing, GenRad's ability to operate and its viability as a business enterprise are in jeopardy. On August 30, 2001, GenRad's annual report on Form 10-K for the fiscal year ended December 30, 2000 was amended to include an explanatory paragraph in the report of GenRad's independent accountants relating to GenRad's ability to continue as a going concern as described in Note 13 to the consolidated financial statements. GenRad will likely not be in compliance with financial covenants of GenRad's credit facility on September 28, 2001 and will need to seek a waiver from the banks that provide the credit facility. In the past, GenRad has obtained waivers from these banks for similar covenant defaults. In fact, these banks have agreed in principal to grant an additional waiver through November 2, 2001. However, there can be no assurance that the banks will grant any additional waivers. If GenRad is in default under the financial covenants on September 28, 2001 (or November 2, 2001, if the additional waiver is executed) and the banks do not waive the default, the banks may demand immediate payment of the full outstanding balance under the credit facility and prohibit new borrowings under the revolving line of credit. Without the revolving line of credit, GenRad would then have no ability to satisfy the demand for payment or to fund operations. GenRad currently has no plans to obtain additional financing. If any of the banks that provide the credit facility initiate foreclosure proceedings upon any collateral in which they have a security interest, exercise any right of set-off or exercise any other similar remedy against or affecting GenRad's business, Teradyne could refuse to proceed with the merger. In addition, even if the banks were willing to waive defaults of the financial covenants and provide GenRad with additional financing, GenRad's ability to incur additional debt is subject to limitations in the merger agreement.

    If the merger is not completed for any reason, GenRad will be subject to a number of additional material risks, including the following:

    - GenRad may be required under limited circumstances to pay Teradyne a termination fee of up to $10,000,000 and reimburse Teradyne for reasonable out-of-pocket expenses incurred in connection with the merger agreement, the merger and expenses incurred to collect that fee;

    - the price of GenRad common stock may decline to the extent that the current market price of GenRad common stock reflects a market assumption that the merger will be completed; and

    - costs incurred by GenRad related to the merger, such as legal and accounting fees and a portion of financial advisor fees, must be paid even if the merger is not completed.

    Further, if the merger is terminated and GenRad's board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner willing to pay an equivalent or more attractive price than the price to be paid in the merger.

    GenRad customers, in response to the announcement of the merger, may delay or defer decisions concerning GenRad. Any delay or deferral in those decisions by GenRad customers could have a material adverse effect on GenRad's business, regardless of whether the merger is ultimately completed. Similarly, current and prospective GenRad employees may experience uncertainty about their future roles with Teradyne until Teradyne's strategies with regard to GenRad are announced or executed. This may adversely affect GenRad's ability to attract and retain key management, sales, marketing and technical personnel.

    While the merger agreement is in effect and subject to very narrowly defined exceptions, GenRad is prohibited from soliciting, initiating or encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than Teradyne. This limitation could also adversely affect GenRad. GenRad may, and intends to, subject to certain limitations, proceed with the sale of its Diagnostic Solutions line of business. The sale of this line of business may divert the attention of GenRad management and other key personnel and perhaps contribute to the failure of the merger to occur.

THE MERGER MAY GO FORWARD EVEN THOUGH MATERIAL ADVERSE CHANGES RESULT FROM THE ANNOUNCEMENT OF THE MERGER, INDUSTRY-WIDE CHANGES AND OTHER CAUSES.

    In general, either party can refuse to complete the merger if there is a material adverse change affecting the other party between now and the closing. Certain types of changes will not prevent the merger from going forward, even if they would have a material adverse effect on Teradyne or GenRad. Industry-wide changes, changes affecting the economy as a whole, changes resulting from the announcement of the merger and any act or omission to act by GenRad taken with the consent of Teradyne will not allow either party to refuse to proceed with the merger. If adverse changes occur but Teradyne and GenRad must still complete the merger, Teradyne's stock price may suffer. This in turn may reduce the value of the merger to GenRad shareholders. While GenRad might seek to renegotiate the merger in these circumstances, there can be no assurance that GenRad would in fact do so or that GenRad would be successful.

RISKS RELATED TO TERADYNE'S BUSINESS

TERADYNE'S BUSINESS IS IMPACTED BY THE SLOWDOWN IN ECONOMIES WORLDWIDE.

    Teradyne's business has been negatively impacted by the slowdown in the economies of the United States, Asia and elsewhere that began in the second half of 2000. The uncertainty regarding the growth rate of the worldwide economies has caused companies to reduce capital investment. These cutbacks have been particularly severe in the electronics and semiconductor industry which Teradyne serves. Teradyne cannot predict if or when the growth rate of worldwide economies will rebound or whether the growth rate of its business will rebound when the worldwide economies begin to grow. While Teradyne's diverse business may allow it to perform better than some companies in periods of economic decline, the effects of the economic decline are being felt across all of Teradyne's business segments and have significantly slowed customer orders.

TERADYNE'S BUSINESS IS DEPENDENT ON THE CURRENT AND ANTICIPATED MARKET FOR ELECTRONICS.

    Teradyne's business and results of operations depend in significant part upon capital expenditures of manufacturers of semiconductors and other electronics, which in turn depend upon the current and anticipated market demand for those products. Historically, the electronic and semiconductor industry has been highly cyclical with recurring periods of over-supply, which often have had a severe negative effect on demand for test equipment, including systems manufactured and marketed by Teradyne. Teradyne believes that the markets for newer generations of electronic products such as those that Teradyne manufactures and markets will also be subject to similar fluctuations. Teradyne is dependent on the timing of customer orders and the deferral or cancellation of previous customer orders could have an adverse effect on its results of operations. New orders for the six months ended July 1, 2001 declined by approximately $903.1 million as compared to the six months ended December 31, 2000. Teradyne cannot assure you that the downward trend in new orders will turn around in the future or that any increase in sales or new orders for a calendar quarter will be sustained in subsequent quarters. In addition, any factor adversely affecting the electronics industry or particular segments within the electronics industry may adversely affect Teradyne's business, financial condition and operating results.

TERADYNE HAS TAKEN AND EXPECTS TO CONTINUE TO TAKE MEASURES TO ADDRESS THE RECENT SLOWDOWN IN THE MARKET FOR ITS PRODUCTS WHICH COULD HAVE LONG-TERM EFFECTS ON TERADYNE'S BUSINESS.

    Teradyne has taken and may take additional measures to address the recent slowdown in the market for its products. In particular, Teradyne has reduced its workforce, frozen hiring, delayed salary increases, reduced senior managers' pay, implemented furloughs, and reduced its planned capital expenditures and expense budgets. These measures have reduced expenses in the face of decreased revenues due to decreased or cancelled customer orders. Notwithstanding these measures, Teradyne still recorded a loss of $0.23 per share for the quarter ended July 1, 2001. Likewise, GenRad has taken and plans to take similar measures to reduce expenses. Each measure Teradyne or GenRad have taken and any additional measures taken in the future to contain expenditures could have long-term effects on Teradyne's business by reducing its pool of technical talent, decreasing or slowing improvements in its products, and making it more difficult for Teradyne to respond to customers or competitors.

TERADYNE'S BUSINESS MAY BE ADVERSELY IMPACTED BY ACQUISITIONS WHICH MAY AFFECT ITS ABILITY TO MANAGE AND MAINTAIN ITS BUSINESS.

    Since Teradyne's inception, it has acquired a number of businesses. In the future, Teradyne may undertake additional acquisitions of businesses that complement its existing operations. Such past or future acquisitions could involve a number of risks, including:

    - the possibility that one or more such acquisitions may not close due to closing conditions in the acquisition agreements, the inability to obtain regulatory approval, or the inability to meet conditions imposed for government or court approvals for the transaction;

    - the diversion of the attention of management and other key personnel;

    - the inability to effectively integrate an acquired business into Teradyne's culture, product and service delivery methodology and other standards, controls, procedures and policies;

    - the inability to retain the management, key personnel and other employees of an acquired business;

    - the inability to retain the customers of an acquired business;

    - the possibility that Teradyne's reputation will be affected by customer satisfaction problems of an acquired business;

    - potential known or unknown liabilities associated with an acquired business, including but not limited to regulatory, environmental and tax liabilities;

    - the amortization of acquired identifiable intangibles, which may adversely affect Teradyne's reported results of operations; and

    - litigation which has or which may arise in the future in connection with such acquisitions.

For example, in connection with Teradyne's acquisition of each of Herco Technology Corp., a California company, and Perception Laminates, Inc., a California company, a complaint was filed in the Superior Court in San Diego County, California, on September 5, 2001 naming as defendants Teradyne and two of its executive officers. The complaint alleges, among other things, that the sale of Teradyne common stock violated certain California securities statutes and common law, and that Teradyne breached certain contractual obligations in the agreement relating to the acquisition. The complaint seeks unspecified damages, including compensatory, consequential and punitive damages, and recovery of reasonable attorney fees and costs. In addition to the foregoing, any acquired business could significantly underperform relative to Teradyne's expectations.

    The merger with GenRad includes the assumption of GenRad's debt, the aggregate amount of which is subject to certain limitations under the merger agreement. Teradyne will be required to pay off or refinance this debt. There can be no guarantee that Teradyne will be able to refinance this debt on favorable terms, if at all. If Teradyne is required to pay off the debt, its liquidity position will further erode at a time when it is incurring losses.

    In addition, GenRad is attempting to sell its Diagnostic Solutions line of business which has experienced recent losses. If GenRad is unable to sell this line of business prior to the completion of the merger, Teradyne may be required to spend significant management time operating the non-core business unit and managing a potential divestiture. Further, there can be no guarantee that the Diagnostic Solutions line of business will break-even or operate at a profit in the near future, if at all. Any losses from the Diagnostic Solutions line of business will have a negative impact on Teradyne's operating results.

TERADYNE'S BUSINESS MAY BE ADVERSELY IMPACTED BY DIVESTITURES OF LINES OF BUSINESS WHICH MAY AFFECT ITS ABILITY TO MANAGE AND MAINTAIN ITS BUSINESS.

    Since Teradyne's inception, it has divested itself of certain lines of business. In the future, Teradyne may undertake additional such divestitures. Such past or future divestitures could involve a number of risks, including:

    - the diversion of the attention of management and other key personnel;

    - disruptions and other effects caused by the divestiture of a line of business on Teradyne's culture, product and service delivery methodology and other standards, controls, procedures and policies;

    - customer satisfaction problems caused by the loss of a divested line of business; and

    - the decreased diversification of Teradyne's product lines caused by the divestiture of a line of business may make Teradyne's operating results subject to increased market fluctuations.

In addition, any divested line of business could significantly outperform relative to Teradyne's expectations.

IF TERADYNE IS UNABLE TO PROTECT ITS INTELLECTUAL PROPERTY, TERADYNE MAY LOSE A VALUABLE ASSET OR MAY INCUR COSTLY LITIGATION TO PROTECT ITS RIGHTS.

    Teradyne's products incorporate technology that it protects in several ways, including patents, copyrights and trade secrets. While Teradyne believes that its patents, copyrights and trade secrets have value in general, no single one is in itself essential. At times, Teradyne has been notified that it may be in violation of patents held by others. An assertion of patent infringement against Teradyne, if successful, could have a material adverse effect on its ability to sell its products, or could require a lengthy and expensive defense which could adversely affect its operating results.

IF TERADYNE FAILS TO DEVELOP NEW TECHNOLOGIES TO ADAPT TO ITS CUSTOMERS' NEEDS AND IF ITS CUSTOMERS FAIL TO ACCEPT ITS NEW PRODUCTS, TERADYNE'S REVENUES WILL BE ADVERSELY AFFECTED.

    Teradyne believes that its technological position depends primarily on the technical competence and creative ability of its engineers. Teradyne's development of new technologies, commercialization of those technologies into products, and market acceptance and customer demand for those products is critical to its success. Successful product development and introduction depends upon a number of factors, including:

    - new product selection;

    - development of competitive products by competitors;

    - timely and efficient completion of product design;

    - timely and efficient implementation of manufacturing; and

    - assembly processes and product performance at customer locations.

INTENSE COMPETITION IN TERADYNE'S INDUSTRY MAY AFFECT ITS REVENUES.

    Teradyne faces substantial competition throughout the world in each of its operating segments. Some of these competitors also have substantial financial and other resources to pursue engineering, manufacturing, marketing and distribution of their products. Teradyne also faces competition from internal suppliers at several of its customers. Some of Teradyne's competitors have introduced or announced new products with certain performance characteristics which may be considered equal or superior to those Teradyne currently offers. Teradyne expects its competitors to continue to improve the performance of their current products and to introduce new products or new technologies that provide

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improved cost of ownership and performance characteristics. New product introductions by competitors could cause a decline in sales or loss of market acceptance of Teradyne's products. Moreover, increased competitive pressure could lead to intensified price based competition, which could materially adversely affect Teradyne's business, financial condition and results of operations.

TERADYNE IS SUBJECT TO RISKS OF OPERATING INTERNATIONALLY.

    Teradyne derives a significant portion of its total revenue from customers outside the United States. Teradyne's international sales are subject to significant risks and difficulties, including:

    - unexpected changes in legal and regulatory requirements and in policy changes affecting its markets;

    - changes in tariffs and exchange rates;

    - political and economic instability and acts of terrorism;

    - difficulties in accounts receivable collection;

    - difficulties in staffing and managing international operations; and

    - potentially adverse tax consequences.

TERADYNE'S OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY.

    Teradyne's quarterly and annual operating results are affected by a wide variety of factors that could materially adversely affect revenues and profitability, including:

    - competitive pressures on selling prices;

    - the timing of customer orders and the deferral or cancellation of orders previously received;

    - write-offs of excess and obsolete inventory;

    - changes in product mix;

    - Teradyne's ability to introduce new products and technologies on a timely basis;

    - the introduction of products and technologies by Teradyne's competitors;

    - market acceptance of Teradyne's and its competitors' products;

    - fulfilling backlog on a timely basis;

    - reliance on sole suppliers;

    - potential retrofit costs;

    - the level of orders received which can be shipped in a quarter; and

    - the timing of investments in engineering and development.

In particular, Teradyne will introduce a significant number of new, complex test systems in 2001 and there can be no assurance that Teradyne will not experience delays in shipment of such products or that such products will achieve customer acceptance. As a result of the foregoing and other factors, Teradyne has and may continue to experience material fluctuations in future operating results on a quarterly or annual basis which could materially and adversely affect its business, financial condition, operating results and stock price.

                             GENRAD SPECIAL MEETING

    This proxy statement - prospectus is being furnished to you in connection with the solicitation of proxies by the GenRad board of directors for use at the GenRad special meeting. At the GenRad special meeting, you will be asked to consider and vote upon a proposal to approve the merger agreement under which shares of Teradyne common stock will be exchanged for all of the outstanding shares of GenRad common stock, all as summarized in this proxy statement - prospectus and as more fully described in the merger agreement.

DATE, TIME AND PLACE

    The GenRad special meeting will be held on at 7 Technology Park Drive, Westford, Massachusetts 01886, on Friday, October 26, 2001, at 11:00 a.m. EDT.

RECORD DATE AND VOTING RIGHTS

    The GenRad board has fixed September 19, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the GenRad special meeting. Only the holders of GenRad common stock are entitled to vote at the special meeting. As of September 19, 2001, there were 28,554,934 shares of GenRad common stock outstanding held by approximately 2,622 holders of record. Each holder of record of shares of GenRad common stock on the record date is entitled to cast one vote per share, in person or by proxy, at the GenRad special meeting.

    As of September 19, 2001, GenRad directors and executive officers had the right to vote 209,613 shares of GenRad common stock, or approximately 0.7% of the shares of GenRad common stock outstanding on that date. See "Beneficial Shareholders of GenRad" on page 61.

QUORUM AND VOTING OF PROXIES

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of GenRad common stock entitled to vote is necessary to constitute a quorum at the GenRad special meeting. Shareholders present at the meeting in person or by proxy voting or abstaining from voting on any issue will be counted as present for purposes of constituting a quorum. Abstentions will have the same effect as votes against the proposal. Votes that are broker non-votes will have the same effect as a vote against the proposal. (Broker non-votes occur when brokers or nominees holding stock in "street name" indicate on proxies that they do not have discretionary authority to vote the shares on a particular matter.)

    All shares which are entitled to vote and are represented at the GenRad special meeting by properly executed proxies received before or at the GenRad special meeting, and not revoked, will be voted at the GenRad special meeting in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT.

REVOKING PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked or superseded by any of the following actions:

    - filing a written notice of revocation bearing a later date than the proxy with the Clerk of GenRad (Walter A. Shephard) at or before the taking of the vote at the GenRad special meeting;

    - duly executing a later dated proxy relating to the same shares and delivering it to the Clerk of GenRad (Walter A. Shephard) before the taking of the vote at the GenRad special meeting; or

    - attending the GenRad special meeting and voting in person. GenRad shareholders should note, however, that merely attending the special meeting in person without casting a vote at the meeting will not alone constitute a revocation of a proxy.

SOLICITATION EXPENSES

    GenRad will pay all expenses of this solicitation, including the entire cost of preparing, assembling, printing and mailing this proxy statement, the enclosed proxy and any additional material which may be furnished to shareholders. Further solicitation of proxies may be made by telephone or other communication. Brokers, custodians and fiduciaries in whose names common stock is held will be requested to forward proxy soliciting material to the beneficial owners of such common stock and GenRad will reimburse them for this service. GenRad has retained MacKenzie Partners, Inc. as proxy solicitor to aid in the solicitation of proxies at an estimated cost of $12,500. Directors, officers and employees of GenRad will also solicit proxies in person or by telephone, telegram, facsimile transmission or other means of communication. GenRad will not pay these individuals for their solicitation activity but will reimburse them for their reasonable out-of-pocket expenses.

SHAREHOLDER VOTE REQUIRED

    Under Massachusetts Business Corporation Law, the approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of GenRad common stock.

RECOMMENDATION OF GENRAD BOARD

    THE GENRAD BOARD HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. See "The Merger--Interests of Certain Persons in the Merger; Differing Interests" on page 36 for a discussion of interests of GenRad's directors and executive officers in the merger that may be different from your own.

APPRAISAL RIGHTS

    If the merger is completed, holders of GenRad common stock who previously elected to object to the approval of the merger agreement may be entitled to have their shares appraised and purchased in accordance with Section 85 ET SEQ. of the Massachusetts Business Corporation Law.

    IN ORDER FOR A GENRAD SHAREHOLDER TO EXERCISE APPRAISAL RIGHTS, A NOTICE OF THAT SHAREHOLDER'S INTENTION TO EXERCISE HIS OR HER APPRAISAL RIGHTS AS PROVIDED UNDER MASSACHUSETTS LAW MUST BE GIVEN BY THAT SHAREHOLDER AND RECEIVED BY GENRAD BEFORE THE VOTE IS TAKEN BY THE GENRAD SHAREHOLDERS AT THE SPECIAL MEETING TO APPROVE THE MERGER AGREEMENT, AND THAT SHAREHOLDER MUST VOTE AGAINST THE APPROVAL OF THE MERGER AGREEMENT OR ABSTAIN FROM VOTING, AND OTHERWISE COMPLY WITH THOSE PROCEDURES REQUIRED BY MASSACHUSETTS LAW, AS MORE FULLY DESCRIBED IN "THE MERGER--APPRAISAL RIGHTS" ON PAGE 38. FAILURE TO SEND NOTICE, TO VOTE AGAINST THE APPROVAL OF THE MERGER AGREEMENT OR ABSTAIN FROM VOTING, OR TO FOLLOW THE OTHER PROCEDURES WILL CONSTITUTE A WAIVER OF THE SHAREHOLDER'S APPRAISAL RIGHTS. SEE APPENDIX B TO THIS PROXY STATEMENT - PROSPECTUS FOR A COPY OF THE APPLICABLE SECTIONS OF MASSACHUSETTS LAW RELATING TO APPRAISAL RIGHTS AND THE PROCEDURES THAT MUST BE FOLLOWED TO PERFECT APPRAISAL RIGHTS.

                                   THE MERGER

GENERAL

    We believe that this summary, together with the section of this proxy statement - prospectus entitled "The Merger Agreement" on page 42, describes all material terms of the merger and the merger agreement. We recommend, however, that you read carefully the complete text of the merger agreement and other information that may be important to you. The merger agreement is attached to this proxy statement - prospectus as Appendix A and is incorporated by reference into this proxy statement - prospectus.

BACKGROUND OF THE MERGER

    As of March 31, 2001, GenRad was not in compliance with the financial covenants contained in its $125.0 million credit facility. This was not the first time GenRad had failed to comply with these covenants. The credit facility, which was provided by a syndicate of banks led by Fleet National Bank, as agent bank, was composed of a term loan of up to $75.0 million to be used for acquisitions and a revolving line of credit of $50.0 million to be used for general working capital purposes. The term portion of the credit facility was being amortized on a quarterly basis with the final payment originally due
March 31, 2004. On March 31, 2001, $60.0 million was outstanding under the term portion of the credit facility and $32.3 million was outstanding under the revolving line of credit.

    GenRad's financial covenant non-compliance in the first quarter was primarily caused by its disappointing results of operations for the quarter, including the results of certain acquired operations, the purchase price for which had been borrowed under the credit facility. For the first quarter of 2001, GenRad reported a net loss of $12.0 million, compared to net income of $18.1 million for the same quarter of the previous year. GenRad's poor results were mainly due to a precipitous drop in demand for its products primarily as a result, in management's judgment, of the slowing economy and the performance of certain acquired operations. On April 18, 2001, the credit facility was amended through May 15, 2001 so as to waive through that date any failure to comply with financial covenants as of March 31, 2001.

    In April 2001, in discussions with the banks, it became clear that the banks expected GenRad to repay the credit facility as soon as possible and that their willingness to grant waivers of the financial covenant defaults depended on GenRad's willingness to promptly pursue ways to repay the credit facility. GenRad's relationship with its banks was discussed at a regular meeting of GenRad's board of directors held at the company's headquarters on April 20, 2001. The GenRad board discussed a range of measures to deal with the deteriorating situation with GenRad's banks and to enhance shareholder value including cost-cutting measures, global partnerships, improving the development and distribution of GenRad's products, sales of certain businesses of GenRad, and a sale of the entire company.

    GenRad's board of directors held a special meeting by conference telephone on May 1, 2001 to receive an update from management concerning the situation with the banks. At that meeting, the board concurred with management that the corporation had to raise additional capital or pursue other alternatives to enhance shareholder value. Various alternatives were discussed. In view of GenRad's current debt and prevailing market conditions, it was acknowledged that the company could not obtain additional bank debt, refinance its existing bank debt or raise capital through the sale of straight equity. Management reported that it had several discussions with an investment banking firm regarding a sale of convertible notes.

    At a meeting of the GenRad board at the company's headquarters on May 9, 2001, management provided a further update on GenRad's strategic alternatives, including potential financing alternatives such as the sale of convertible notes. The board decided not to pursue the financing because of the uncertain prospects that the financing could be concluded successfully, the high cost of such a financing and the potential significant dilution that GenRad's stockholders would suffer from the financing. The board instructed management to continue to pursue all feasible alternatives.

    On May 10, 2001, GenRad informed Fleet, as agent bank, that it would not be pursuing a convertible note financing. The credit facility banks were displeased with this news and, as a result, as of May 15, 2001, agreed to waive GenRad's financial covenant defaults as of March 31, 2001 only through June 15, 2001. By this date, GenRad was to inform the banks how and when GenRad proposed to repay them. In connection with the waiver, the banks reduced GenRad's availability under the revolving line of credit from $50.0 million to $38.0 million. Fleet also informed GenRad that it had moved GenRad's loan to Fleet's workout group and that it expected many of the other banks in the credit facility syndicate would do likewise.

    The GenRad board of directors continued to monitor the situation through meetings held in person or by conference telephone on May 21 and May 30, 2001. At these meetings, Mr. Dutkowsky reported that two companies with whom GenRad had been having discussions concerning global marketing partnerships had now raised the possibility of a merger. One of these companies suggested a possible acquisition of GenRad. The other company raised the possibility of merging certain of that company's operations with GenRad in return for a substantial equity position in GenRad. In addition, a potential purchaser of GenRad's Diagnostics Solutions line of business had also suggested the possibility of acquiring GenRad as a whole. Consequently, at the May 30, 2001 meeting, GenRad's board of directors authorized the retention of William Blair & Company, L.L.C. to assist management in considering these possibilities and other alternatives concerning a sale of the company. Through May 31, 2001, although GenRad had signed confidentiality agreements with the three parties and had engaged in preliminary merger discussions, no formal due diligence had been conducted.

    As further discussed under "Teradyne's Reasons for the Merger," Teradyne had been seeking ways to broaden the product offerings of its assembly test division. Teradyne believed GenRad's financial difficulties presented a possible opportunity for Teradyne to expand and strengthen its competitive position in this market. As a result, on June 8, 2001, Teradyne approached GenRad about the possibility of acquiring the company. The two parties began initial exploratory discussions concerning a possible merger.

    On June 12, 2001 GenRad's board of directors met by conference telephone to receive an update on management's ongoing discussions with GenRad's banks and the status of initiatives to enhance shareholder value. At the meeting, Mr. Dutkowsky reported that one party had submitted a non-binding indication of interest concerning the merger of one of its subsidiaries into GenRad. In that proposed merger, GenRad would have been the surviving corporation, and the interested party would have acquired a substantial interest in GenRad. The board directed management and William Blair to continue to pursue all viable opportunities.

    During late May and early June 2001, through a series of meetings with Fleet and the other credit facility syndicate banks, GenRad and William Blair updated the banks about its progress in arranging a possible merger or other strategic transaction as well as GenRad's operating results and cash flow situation. GenRad reported to the banks that there was little likelihood that it would be in compliance with the financial covenants under the credit facility as of June 30, 2001.

    On June 15, 2001, GenRad obtained a waiver from its credit facility banks of defaults under existing financial covenants through September 28, 2001, subject to certain conditions. These conditions involved the payment to the banks of $483,000 and GenRad's agreement to pay the banks an additional fee of $483,000 on September 20, 2001 if the banks had not been repaid by that date. The waiver also was conditioned upon GenRad's revenues being at least $53.6 million for the quarter ending June 30, 2001, which GenRad did achieve. As of June 15, 2001, the banks increased the interest rate applicable to the credit facility line by two percentage points. To provide an incentive for GenRad to enter into a merger transaction that would result in the repayment of the credit facility, the banks agreed to increase the maximum availability of the revolving line of credit to $40.0 million from July 31, 2001 through August 5, 2001 and to $43.0 million from August 5, 2001 through September 28, 2001, provided that GenRad achieved certain benchmarks.

    On June 25, 2001, Teradyne entered into a confidentiality agreement with GenRad concerning Teradyne's due diligence review of the company. Beginning on June 25, Teradyne's management, accountants and legal counsel undertook a due diligence review of GenRad. In July 2001, Teradyne reached an agreement with Goldman Sachs to act as Teradyne's financial advisor in a possible transaction with GenRad.

    By early July 2001, two of the three parties, other than Teradyne, that had indicated an interest in a merger with GenRad had conducted varying degrees of initial due diligence, held discussions with GenRad management and retained financial advisors, but declined to proceed further. The potential purchaser of the Diagnostics Solutions line of business had preliminary discussions with management concerning a merger, but did not engage in any due diligence beyond that of Diagnostics Solutions. Also in early July, GenRad was approached by a fourth party (in addition to Teradyne) which expressed an interest in a potential business combination and stated that it had retained a financial advisor. Discussions with this interested party, however, did not proceed to execution of a confidentiality agreement or commencement of due diligence.

    On July 10, 2001, Teradyne provided GenRad with an initial proposal to acquire the company at a valuation of $6.00 to $7.00 per GenRad share, subject to Teradyne's completion of due diligence and GenRad agreeing to a two-week exclusivity arrangement. On July 10, 2001, GenRad's closing stock price was $5.84. At the direction of management, William Blair informed the parties that had previously expressed an interest in GenRad and retained financial advisors concerning a merger that the company was going to enter into an exclusivity agreement with an unnamed third party (Teradyne), and that, if still interested, they should provide GenRad with a proposal relating to a business combination. None of those parties provided GenRad or William Blair with a proposal.

    At a meeting of the GenRad board held at GenRad's headquarters on July 20, 2001 at which William Blair was present, the board and management discussed the financial condition of the company and the disappointing second quarter results of operations, the adverse market conditions facing GenRad and the other participants in its industry, and the limited availability of cash to fund operations. The board also considered GenRad's situation with its credit facility banks, including the fact that the company likely would not be in compliance with financial covenants under the credit facility on September 28, 2001, the resulting need to seek an additional waiver from the banks, and the uncertainty that an additional waiver could be obtained if the company had not made substantial progress toward a transaction that would result in repayment of the credit facility. The board also considered the fact that if GenRad was in default under the financial covenants on September 28, 2001 and the banks did not waive the default, the banks could demand immediate payment of the full outstanding balance under the new line and prohibit new borrowings under the revolving line of credit. Without the revolving line of credit, GenRad would then have no ability to satisfy the demand for payment or fund operations. The board recognized that the company had no prospects for repaying the credit facility other than through a merger transaction. Based upon Teradyne's initial proposal, the absence of any competing proposals and GenRad's current prospects, the board authorized management to enter into up to a two-week exclusivity agreement with Teradyne. Effective July 20, 2001, GenRad entered into an exclusivity agreement with Teradyne, expiring on July 30, 2001. On July 20, the closing price for a share of GenRad common stock was $4.79.

    During the week of July 23, 2001, Teradyne, GenRad and their legal and financial advisors continued the detailed business, legal and accounting due diligence process. Over this period, Teradyne and GenRad management conducted negotiations concerning a definitive merger agreement and met collectively and independently via telephone with representatives of Goldman Sachs and William Blair and their other advisors. On July 23, 2001, legal counsel for Teradyne delivered a draft merger agreement (without pricing information) and a draft option agreement to legal counsel to GenRad, and negotiation of the agreement commenced.

    During the week of July 23, 2001, GenRad received inquiries from one other interested party as well as the potential acquiror of the Diagnostic Solutions line of business. Each was informed that GenRad was unable to enter into any discussions.

    On July 27, 2001, Teradyne presented GenRad management with a proposal to acquire GenRad using a stock for stock exchange with a fixed exchange ratio; this ratio would value GenRad common stock at $5.55 per share. On July 27, 2001, the closing price for a share of GenRad common stock was $4.25. The proposal included a 5% termination fee, assumed to be calculated on enterprise value, and GenRad granting to Teradyne an option to purchase up to 19.9% of the company's outstanding common stock that would be exercisable in circumstances where a third party made a bid for the company which exceeded that of Teradyne. In addition, the proposal required, as a condition to closing the acquisition, the resolution of certain employee retention and bonus related matters.

    The GenRad board met by conference telephone on Friday evening, July 27, 2001, to discuss this proposal and after discussion and deliberation authorized management, William Blair and GenRad's legal counsel to negotiate with Teradyne for: an increased price per share for GenRad common stock; the implementation of a price collar, which would protect GenRad from a decline in the value of Teradyne common stock but afford Teradyne protection if its stock price increased above a certain amount; the elimination of the stock option as a condition to signing the merger agreement; and the elimination of the termination of employment agreements as a condition to closing the merger. The board instructed William Blair and counsel to report the results of their efforts at a meeting of the board to be held by conference telephone on Sunday evening, July 29, 2001.

    At a meeting of the board held on July 29, 2001, William Blair reported that Teradyne had increased its proposal to $5.70 per share, reduced the termination fee to $10 million, or approximately 4 percent of enterprise value, and clarified that the final exchange ratio would be calculated based upon a five-day average of Teradyne's closing price ending on July 31, 2001. Legal counsel reported that discussion regarding Mr. Dutkowsky's employment arrangements and other employee retention and bonus related matters continued to be discussed by Teradyne and GenRad management. William Blair also reported that Teradyne refused to change its position concerning a collar arrangement or the stock option. The board instructed management, William Blair and GenRad's legal counsel to continue to negotiate with Teradyne for an increased price per share for GenRad common stock, the inclusion of a price collar and the removal of the stock option.

    GenRad's board met on Monday, July 30, 2001, at GenRad's headquarters. At the meeting, William Blair reported that Teradyne had increased its proposal to $5.75 per share, but refused to provide the collar protection requested by the GenRad board or eliminate the stock option requirement. William Blair provided the board with its preliminary financial analysis of the merger, and GenRad's legal counsel reviewed in detail a current draft of the merger agreement. Following the presentations, the board instructed William Blair and legal counsel to continue negotiations concerning the removal of the stock option. The board scheduled a telephonic meeting to be held at 11:00 a.m. on Wednesday, August 1, 2001 to receive a further update. Also on July 30, 2001, Teradyne and GenRad management, together with representatives of Goldman Sachs and William Blair, met via teleconference to discuss business, legal and financial diligence issues of Teradyne.

    Discussions between Teradyne's and GenRad's management regarding price, the option agreement and employee retention and bonus issues continued throughout the day on August 1, 2001. At 11:00 a.m. on August 1, the GenRad board met by conference telephone to receive William Blair's final presentation concerning its financial analysis of the transaction and to receive William Blair's opinion as to the fairness of the merger to GenRad's shareholders from a financial point of view. At that meeting, the board was informed that the final proposed exchange ratio for the merger was 0.1733 of a share of Teradyne common stock for each share of GenRad common stock. Based upon the closing price of Teradyne common stock on July 31, 2001, such ratio was the equivalent of approximately $5.89 per share of GenRad common stock. GenRad's closing price on July 31, 2001 was $4.05.

    The GenRad board also was informed by legal counsel and Mr. Dutkowsky that Teradyne had requested, as a condition to signing the merger agreement, that among other retention and bonus related matters, Mr. Dutkowsky agree to terminate his employment agreement with GenRad and agree to new terms of employment with Teradyne to be effective upon the closing of the merger.
Mr. Dutkowsky's employment agreement with GenRad provided benefits if his employment with Teradyne were terminated (in certain instances) following the closing of the merger. See "The Merger--Interests of Certain Persons in the Merger; Differing Interests" on page 36. In addition, GenRad's legal counsel informed the board that Teradyne had agreed to eliminate the stock option from the transaction. The board instructed Mr. Dutkowsky to contact Teradyne to continue negotiations concerning the termination of his employment and severance arrangements and retention and bonus matters relating to other employees of the Company. The board agreed to reconvene at 4:00 p.m. that day to further evaluate the status of negotiations.

    At 4:00 p.m. that afternoon, the GenRad board met and received a status report from Mr. Dutkowsky concerning negotiations with Teradyne. The GenRad board then appointed two members of the Compensation Committee, Ed Zschau and William S. Antle III, to contact Teradyne to discuss Teradyne's position with regard to Mr. Dutkowsky. The board agreed to reconvene at 6:00 p.m. that evening to further evaluate the status of negotiations.

    At 6:00 p.m., Mr. Zschau reported that he and Mr. Antle had discussed the matter with Teradyne's management and that as a condition to the signing of the merger agreement, Teradyne required Mr. Dutkowsky to agree to terminate his employment and severance arrangements with GenRad prior to closing. At GenRad's request, Teradyne agreed that it would not object if the GenRad board wished to pay to Mr. Dutkowsky a bonus of $375,000 based on performance during fiscal 2000 that the board had previously considered paying Mr. Dutkowsky earlier in the year, but had elected not to pay in light of GenRad's deteriorating financial condition. After discussion, the board agreed to the condition. Then, the GenRad board unanimously approved the merger agreement and resolved to recommend that GenRad's shareholders approve the merger agreement. The merger agreement was executed after the close of business on August 1, 2001. The closing price of GenRad common stock on August 1, 2001 was $4.00.

    On August 2, 2001, before the opening of trading on the New York Stock Exchange, GenRad issued a press release announcing the execution of the merger agreement.

RECOMMENDATION OF THE GENRAD BOARD

    THE GENRAD BOARD UNANIMOUSLY RECOMMENDS THAT THE MERGER AGREEMENT BE APPROVED BY THE SHAREHOLDERS OF GENRAD.

GENRAD'S REASONS FOR THE MERGER

    In reaching its conclusions and recommendation described above, the GenRad board considered a number of factors, including without limitation, the following material factors:

    - the familiarity of the GenRad board with the business, results of operations, properties, financial condition and resources, competitive position and prospects of GenRad; and the nature of the circuit board test market and the economic conditions in the markets in which GenRad operates;

    - GenRad's relationship with its credit facility banks and its recent history of needing to obtain waivers for noncompliance with financial covenants under its credit facility, including the most recent waiver of defaults under existing financial covenants through September 28, 2001; and the prospects of complying at any time in the foreseeable future with such financial covenants or otherwise satisfying the company's obligations under the credit facility or obtaining replacement or additional financing;

    - the possible alternatives to the merger, including the likelihood of a transaction with an entity other than Teradyne that could benefit GenRad's shareholders, and the unlikely ability of GenRad to continue as an independent entity and the risks associated with doing so;

    - the financial and other terms and conditions of the merger and the merger agreement;

    - the market price of GenRad common stock and the potential for GenRad shareholders to receive a premium over the closing price of GenRad common stock on August 1, 2001, the last trading day prior to the public announcement of the merger. If on the date the merger is completed, the closing price for shares of Teradyne common stock is the same as it was on August 1, 2001, GenRad shareholders will receive a premium in excess of 52% over the closing price of GenRad common stock on that date;

    - the opinion, dated August 1, 2001, to the GenRad board, of William Blair to the effect that, as of that date and based upon and subject to the matters described in such opinion, the exchange ratio specified in the merger agreement was fair, from a financial point of view, to the GenRad shareholders (other than Teradyne and its affiliates);

      THE FULL TEXT OF WILLIAM BLAIR'S WRITTEN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY WILLIAM BLAIR, IS ATTACHED AS APPENDIX C AND IS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT - PROSPECTUS. IN ADDITION, THE OPINION IS DISCUSSED IN MORE DETAIL BELOW UNDER THE CAPTION "THE MERGER--OPINION OF GENRAD'S FINANCIAL ADVISOR" ON PAGE 29. GENRAD SHAREHOLDERS ARE URGED TO READ THE OPINION OF WILLIAM BLAIR CAREFULLY IN ITS ENTIRETY.

    - the board's belief that there are only customary and relatively limited conditions to the obligations of Teradyne to complete the merger pursuant to the terms of the merger agreement;

    - the board's belief that the terms of the merger agreement should not unduly discourage other third parties from making bona fide proposals subsequent to signing the merger agreement;

    - the fact that the merger agreement, which prohibits GenRad, its subsidiaries and their respective officers, directors, employees, representatives or agents from soliciting, initiating or encouraging any acquisition proposal or participating in any discussion regarding any acquisition proposal, does permit GenRad to furnish information to, and participate in negotiations with, any person that makes an unsolicited bona fide acquisition proposal, provided the board concludes in good faith, based on advice of GenRad's outside counsel, that such action is required in order to satisfy it's fiduciary duties to the GenRad shareholders under applicable law; and

    - the fact that in the event that the board decides to accept an acquisition proposal from a third party, the board may terminate the merger agreement and pay Teradyne a termination fee of $10,000,000, exclusive of fees and expenses. The GenRad board did not believe that such termination provision would be a significant deterrent to a higher offer by a third party interested in acquiring GenRad.

    The discussion of the information and factors considered and given weight by the GenRad board is not intended to be exhaustive. The board did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

    There can be no assurance that the strategic goals of the merger will be achieved by Teradyne. The past performance of Teradyne common stock is not necessarily indicative of future performance. See "Risk Factors" on page 13 and "Trading Price of Teradyne and GenRad Common Stock" on page 54.

TERADYNE'S REASONS FOR THE MERGER

    On July 31, 2001, Teradyne's board of directors concluded that the merger is in the best interests of Teradyne and unanimously approved the merger with GenRad. In reaching its decision, the Teradyne board of directors considered a number of factors, including:

    - Teradyne's board of directors and management had determined that Teradyne should broaden the product offerings of its assembly test division in order to compete more effectively;

    - Teradyne's product offerings after the merger will include a broad range of sophisticated circuit board test, inspection and software products;

    - Teradyne's global presence in Europe and Asia among large electronics manufacturing services companies and original equipment manufacturers in the assembly inspection and test markets will be strengthened as a result of the merger;

    - the prospects of Teradyne's assembly test division without the acquisition of GenRad;

    - the potential for other parties to acquire GenRad and become competitors;

    - the consideration to be received by GenRad's shareholders in the merger and the relationship between the current and historical market values of Teradyne common stock and GenRad common stock and a comparison of comparable transactions;

    - the current financial market conditions and historical market prices, volatility and trading information with respect to the Teradyne common stock and the GenRad common stock; and

    - reports from management, legal and financial advisors as to the results of the due diligence investigation of GenRad.

Teradyne's board also considered the terms of the merger agreement, including the representations, warranties, covenants, provisions relating to termination fees and provisions relating to GenRad's ability to conduct its business prior to the completion of the merger.

    In addition, the Teradyne board of directors identified a number of potential negative factors, including:

    - the risk that the slowdown in the economy, particular the electronics industry, will continue to worsen, resulting in losses greater than the projected losses of each of Teradyne and GenRad;

    - the risk that Teradyne will not be able to retain key GenRad employees;

    - the need for GenRad to achieve significant cost reductions in order for Teradyne to realize the potential benefits of the merger and to become profitable;

    - the risk that GenRad will be unable to sell its Diagnostics Solutions line of business on reasonable terms;

    - the risk that the banks that are parties to GenRad's senior credit facility will not grant another waiver to GenRad on September 28, 2001 in connection with any noncompliance with the terms of the credit facility agreement, or that the banks will initiate foreclosure proceedings upon collateral in which they have a security interest, exercise any rights of set-off or any other similar remedy;

    - the risk that GenRad will have to incur further debt prior to the merger in excess of its projections;

    - the substantial costs and financial statement charges to be incurred in connection with the merger, including the integration of the businesses and transaction expenses relating to the merger; and

    - other risks described in the section of this proxy statement - prospectus entitled "Risk Factors" beginning on page 13.

    Teradyne's board of directors concluded that, on balance, the potential benefits to Teradyne and its shareholders of the merger outweighed the risks associated with the merger. The discussion of the information and factors considered by Teradyne's board of directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, Teradyne's board of directors did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. Instead, Teradyne's board conducted an overall analysis of the factors described above, including summaries of discussions of Teradyne's management with Teradyne's legal, financial and accounting advisors. In considering the factors described above, individual members of the Teradyne board of directors may have given different weights to different factors.

OPINION OF GENRAD'S FINANCIAL ADVISOR

    GenRad retained William Blair & Company, L.L.C., to act as its financial advisor in connection with a possible strategic transaction. In connection with that engagement, GenRad asked William Blair to render an opinion as to whether the exchange ratio set forth in the merger agreement was fair to GenRad shareholders, from a financial point of view. On August 1, 2001, William Blair delivered an oral opinion, later confirmed in writing as of that date, to GenRad's board of directors that, as of that date and based upon and subject to the assumptions and qualifications stated in its opinion, the exchange ratio was fair to GenRad shareholders from a financial point of view.

    THE FULL TEXT OF WILLIAM BLAIR'S WRITTEN OPINION, DATED AUGUST 1, 2001, IS ATTACHED TO THIS PROXY STATEMENT - PROSPECTUS AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE. YOU SHOULD READ THE ENTIRE OPINION CAREFULLY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS OF THE SCOPE OF WILLIAM BLAIR'S REVIEW IN RENDERING ITS OPINION. THE FOLLOWING SUMMARY OF WILLIAM BLAIR'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. WILLIAM BLAIR'S OPINION WAS ADDRESSED TO GENRAD'S BOARD FOR THE PURPOSE OF ITS EVALUATION OF THE MERGER AND IS NOT A RECOMMENDATION TO ANY GENRAD SHAREHOLDER AS TO HOW TO VOTE ON THE MERGER PROPOSAL.

    In connection with its opinion, William Blair, among other things:

    - reviewed certain publicly available financial statements and other business and financial information of GenRad and Teradyne;

    - reviewed certain internal financial statements of GenRad and other historical financial and operating data concerning GenRad and Teradyne prepared by the management of GenRad and Teradyne;

    - reviewed certain financial forecasts and other forward-looking financial information for GenRad provided by the management of GenRad;

    - reviewed certain financial forecasts and other forward-looking financial information for Teradyne;

    - held discussions with the management of GenRad and Teradyne concerning the business prospects and outlook of each;

    - reviewed the stock price and trading history of the common stock of GenRad and Teradyne;

    - compared the financial performance and the prices and trading activity of the common stock of GenRad and Teradyne with that of other publicly traded companies that it believed were comparable;

    - compared the financial terms of the merger with the financial terms of other publicly disclosed transactions that it deemed relevant;

    - compared information regarding acquisition premiums for public companies over trading market prices prior to the announcement of an acquisition or merger transaction of relevant size;

    - prepared a discounted cash flow analysis of GenRad and Teradyne;

    - participated in discussions with representatives of GenRad and its legal advisors;

    - reviewed certain potential pro forma effects of the merger;

    - made such other studies and inquiries, and took into account such other matters, as it deemed relevant, including its assessment of general economic, market and monetary conditions as of the date of its opinion; and

    - reviewed the financial terms and conditions set forth in a draft of the merger agreement dated August 1, 2001.

    In William Blair's review and analysis, and in arriving at its opinion, it assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it, including information furnished to it orally or otherwise discussed with it by the management of GenRad and Teradyne, or that was publicly available, and it did not attempt to verify, nor did it assume responsibility for verifying, any of such information. William Blair relied upon the assurances of the management of GenRad and Teradyne that neither was aware of any facts that would make such information forwarded by such party inaccurate or misleading. William Blair did not include any cost savings, operating synergies or other projected benefits that might result from the merger in its analysis. Furthermore, William Blair did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities, contingent or otherwise, of GenRad or Teradyne, nor was it furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections, including estimates from published equity research reports, and the assumptions and bases therefore, for GenRad and Teradyne that William Blair reviewed, it assumed that such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial condition and performance of GenRad and Teradyne, and William Blair further assumed that such projections and forecasts would be realized in the amounts and in the time periods then estimated. William Blair assumed that the merger would be consummated upon the terms set forth in the draft merger agreement without material alteration thereof. In addition, William Blair assumed that the historical financial statements of GenRad and Teradyne reviewed by it had been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

    William Blair also took into account, among other things:

    - that GenRad has experienced and is expected to continue to experience in the near future operating losses and GenRad's ability to execute its business plan is, and will continue to be, dependent on its receipt of external financing for working capital and other corporate purposes;

    - in each of GenRad's last two fiscal quarters GenRad has not been in compliance with certain financial covenants made to its lenders;

    - GenRad currently is operating pursuant to a waiver from its lenders that expires on September 28, 2001;

    - given GenRad's current operating results, absent the merger or other similar transaction, there is a reasonable probability that GenRad's banks will not waive noncompliance under GenRad's credit facility beyond September 28, 2001, and GenRad will not have access to future borrowings under such agreements in such instance;

    - GenRad has advised William Blair that without access to such borrowings, GenRad would encounter difficulty funding its day-to-day operations and its ability to continue its business as currently conducted would be impaired;

    - GenRad anticipates difficulty in securing acceptable alternative financing given the current credit markets and GenRad's financial condition;

    - GenRad has approached and has held discussions with certain other third parties to solicit indications of interest in a possible merger with GenRad, and Teradyne was the only third party to submit a firm offer to GenRad with respect to such a transaction;

    - given GenRad's current operating results and the possible liquidity constraints on GenRad, GenRad may have limited time and ability to pursue additional alternatives to the merger; and

    - the merger represents a readily available transaction to GenRad that provides shareholders of GenRad an opportunity to realize value for their shares prior to any further loss in value attributable to continued operating losses or noncompliance under GenRad's lending agreements and any resulting adverse effect on GenRad's liquidity.

    The fairness opinion was based upon market, economic and other conditions as in effect on, and information made available to William Blair as of, the date of such opinion. The opinion noted that subsequent developments might affect the conclusion expressed in such opinion and that William Blair disclaimed any undertaking or obligation to advise any person of any change in any matter affecting the opinion which might come or be brought to its attention after the date of such opinion. The opinion is limited to the fairness, from a financial point of view and as of the date of such opinion, of the exchange ratio. William Blair did not express any opinion as to the value of any other agreement or arrangement entered into in connection with the merger or any tax or other consequences that might result from the merger. The opinion did not address the relative merits of the merger and the other business strategies that GenRad's board of directors had considered or might be considering, nor did it address the decision of GenRad's board of directors thereof to proceed with the merger. The following discussion summarizes the material financial analyses William Blair performed in arriving at its opinion. William Blair presented the results of these analyses to the board of directors on August 1, 2001.

    In its presentation to the board of directors of GenRad, William Blair noted that in connection with its engagement, William Blair held discussions with multiple third parties to solicit indications of interest in a possible acquisition of the GenRad. William Blair also noted that Teradyne's proposal was a fixed exchange ratio, stock for stock transaction and required no financing contingency.

    William Blair calculated the implied merger price per share reflected by the terms of the merger to be $5.89 for each share of GenRad common stock. The implied merger price per share was obtained by multiplying the exchange ratio of
0.1733 by the closing price per share of Teradyne common stock of $33.98 on July 31, 2001.

STOCK PRICE ANALYSIS

    William Blair examined the history of the trading prices and volume for the common stock of GenRad and Teradyne and the relationship between movements of such common stock and movements in common stock of certain publicly held companies William Blair believed to be comparable to GenRad and Teradyne.

ANALYSIS OF CERTAIN PUBLICLY TRADED COMPANIES COMPARABLE TO GENRAD

    William Blair reviewed and compared certain GenRad financial information to corresponding financial information, ratios and public market multiples for publicly traded companies that it believed were comparable to GenRad. These publicly traded companies included ADE Corporation, Axsys Technologies, Inc., Camtek Ltd., Cyberoptics Corporation, inTEST Corporation, Keithley

Instruments, Inc., Lecroy Corporation, Micro Component Technology, Inc., PRI Automation, Inc., Robotic Vision Systems, Inc. and Therma Wave, Inc. William Blair selected these companies because they are the publicly traded companies whose operations William Blair deemed most comparable to GenRad. Although William Blair compared the trading multiples of the selected companies at the date of William Blair's opinion to the implied merger multiples of GenRad, none of the selected companies is identical to GenRad.

    Among the information William Blair considered were revenue, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), net income, earnings per share, gross profit margins, EBIT margins and net income margins, growth in revenues and net income, return on assets and equity, market capitalization and capital structure. The multiples and ratios for the comparable companies were based on the most recent publicly available financial information and on consensus earnings per share estimates for 2001 and 2002 and were based on the closing share prices as of July 31, 2001.

    Information regarding the multiples implied by the terms of the merger compared to the multiples derived from William Blair's analysis of selected comparable companies are set forth in the following table. LTM refers to the latest twelve months. The ratio of Enterprise Value to GenRad's LTM EBIT, the ratio of Equity Value to GenRad's LTM Net Income and the ratios of Price to GenRad's Estimated 2001 and 2002 Earnings Per Share are not meaningful because of negative operating results.

                                                                               SELECTED COMPARABLE
                                                                                    COMPANIES
                                                        GENRAD IMPLIED   --------------------------------
MULTIPLE                                               MERGER MULTIPLES          RANGE            MEDIAN
--------                                               ----------------  ---------------------   --------
Enterprise Value to LTM Revenues.....................       0.82x                0.40x - 1.82x     1.00x
Enterprise Value to LTM Gross Profit.................        2.3x                  1.0x - 3.7x     2.5x
Enterprise Value to LTM EBIT.........................   not meaningful            4.7x - 23.0x     7.1x
Enterprise Value to LTM EBITDA.......................       17.3x                 3.7x - 28.0x     7.3x
Equity Value to LTM Net Income.......................   not meaningful            8.0x - 29.7x     9.8x
Price to estimated 2001 Earnings Per Share...........   not meaningful           14.1x - 41.3x    22.8x
Price to estimated 2002 Earnings Per Share...........   not meaningful             8.3 - 55.5x    16.1x

    The implied merger price was in each case, where meaningful, within the range implied by the comparable publicly traded company analysis.

ANALYSIS OF CERTAIN PUBLICLY TRADED COMPANIES COMPARABLE TO TERADYNE

    William Blair reviewed and compared certain Teradyne financial information to corresponding financial information, ratios and public market multiples for publicly traded companies that it believed were comparable to Teradyne. These publicly traded companies included Agilent Technologies, Inc., Amkor Technology, Inc., Applied Materials, Inc., Credence Systems Corporation, KLA-Tencor Corporation, LAM Research Corporation, LTX Corporation, National Instruments Corporation, Novellus Systems, Inc., Orbotech Ltd.,
Tektronix, Inc., Sanmina Corporation and Veeco Instruments, Inc. William Blair selected these companies because they are the publicly traded companies whose operations William Blair deemed most comparable to Teradyne. Although William Blair compared the trading multiples of the selected companies at the date of William Blair's opinion to the trading multiples of Teradyne, none of the selected companies is identical to Teradyne.

    Among the information William Blair considered were revenue, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), net income, earnings per share, gross profit margins, EBIT margins and net income margins, growth in revenues and net income, return on assets and equity, market capitalization and capital structure. The multiples and ratios for the comparable companies and Teradyne were based on the most recent publicly available financial information and on consensus earnings per share estimates for 2001 and 2002 and were based on the closing share prices as of July 31, 2001.

    Information regarding Teradyne's multiples compared to the multiples derived from William Blair's analysis of selected comparable companies are set forth in the following table. The ratio of Price to Teradyne's Estimated 2001 Earnings Per Share is not meaningful because of negative operating results and the ratio of Price to Teradyne's Estimated 2002 Earnings Per Share is not meaningful because of operating results that are only slightly positive.

                                                                                  SELECTED COMPARABLE
                                                                                       COMPANIES
                                                         TERADYNE TRADING   --------------------------------
MULTIPLE                                                    MULTIPLES               RANGE            MEDIAN
--------                                                 ----------------   ---------------------   --------
Enterprise Value to LTM Revenues.......................       2.18x                 1.11x - 4.52x     1.98x
Enterprise Value to LTM Gross Profit...................       5.5x                   2.3x -  8.0x     4.8x
Enterprise Value to LTM EBIT...........................       13.1x                  6.8x - 21.1x    12.2x
Enterprise Value to LTM EBITDA.........................       10.4x                  5.1x - 17.4x     8.9x
Equity Value to LTM Net Income.........................       18.3x                 11.1x - 51.3x    19.3x
Price to estimated 2001 Earnings Per Share.............  not meaningful             20.6x - 46.9x    36.7x
Price to estimated 2002 Earnings Per Share.............  not meaningful             16.1x - 49.7x    30.4x

Teradyne's trading multiples, where meaningful, were within the range implied by the comparable publicly traded company analysis.

COMPARABLE ACQUISITIONS ANALYSIS

    William Blair performed an analysis of selected recent merger or acquisition transactions. The selected transactions were chosen based on William Blair's judgment that they were generally comparable, in whole or in part, to the proposed transaction. In total, William Blair examined eight transactions that were closed between January 1, 1999 and July 31, 2001. The selected transactions were not intended to be representative of the entire range of possible transactions in the industry. Although William Blair compared the transaction multiples of these companies to the implied merger multiples of GenRad, none of the selected companies is identical to GenRad. The transactions were (acquired company/acquiror):

    - General Scanning, Inc./ Lumonics, Inc.

    - Perkin-Elmer (Analytical Instruments Division)/EG&G Inc.

    - Instron Corporation/Kirtland Capital Partners

    - Moore Products Company/ Siemens Energy & Automation

    - TSI Incorporated/JJF Acquisition Corporation

    - Cherry Corporation/CABO Acquisition Corporation

    - Cerprobe Corporation/Kulicke and Soffa Industries

    - Applied Science & Technology, Inc./MKS Instruments, Inc.

    William Blair reviewed the consideration paid in such transactions in terms of the enterprise value of such transactions as a multiple of revenues, EBIT and EBITDA for the latest twelve months prior to the announcement of such transactions. Additionally, William Blair reviewed the consideration paid in such transactions in terms of price paid for the common stock in such transactions as a multiple of net income for the latest twelve months prior to announcement of such transactions.

    Information regarding the multiples implied by the terms of the merger compared to the acquisition multiples from William Blair's analysis is set forth in the following table. The ratio of Enterprise Value to GenRad's LTM EBIT and the ratio of Equity Value to GenRad's LTM Net Income are not meaningful because of negative operating results.

                                                                                COMPARABLE ACQUISITIONS
                                                          GENRAD IMPLIED    --------------------------------
MULTIPLE                                                 MERGER MULTIPLES           RANGE            MEDIAN
--------                                                 ----------------   ---------------------   --------
Enterprise Value to LTM Revenues.......................       0.82x                 0.46x - 1.92x     0.89x
Enterprise Value to LTM Gross Profit...................       2.3x                   1.0x -  4.5x      2.6x
Enterprise Value to LTM EBIT...........................  not meaningful              7.4x - 23.1x     11.2x
Enterprise Value to LTM EBITDA.........................       17.3x                  5.4x - 17.4x      7.9x
Equity Value to LTM Net Income.........................  not meaningful             12.6x - 45.8x     17.3x

    The implied merger price in each case, where meaningful, was within the range implied by this comparable acquisitions analysis.

PREMIUM ANALYSIS

    In addition to evaluating multiples paid in transactions, William Blair considered, for 538 public company transactions announced between January 1, 1998 and July 31, 2001 whose enterprise value ranged from $100 million to $400 million, the acquisition premiums over each company's stock price one day and one week prior to the announcement of a transaction. This analysis was based on the closing price of GenRad common stock of $4.05 on July 31, 2001 and $4.66 on July 25, 2001. This premium analysis conducted by William Blair indicated the following:

                                                                        RELEVANT PUBLIC TRANSACTIONS
                                                    GENRAD IMPLIED   -----------------------------------
                                                    MERGER PREMIUM            RANGE              MEDIAN
                                                    --------------   ------------------------   --------
One Day...........................................      45.4%                (36.0%) - 200.4%    28.0%
One Week..........................................      26.4%                (47.4%) - 217.4%    33.9%

    The implied merger price fell within the range of values implied by the premium analysis.

DISCOUNTED CASH FLOW ANALYSIS FOR GENRAD

    Using a discounted cash flow analysis, William Blair estimated the net present value of the free cash flows that GenRad could produce on a stand-alone basis over a five-year period from 2002 to 2006. Free cash flows means EBIT after taxes plus depreciation and amortization less capital expenditures and working capital changes. In estimating these cash flows, William Blair used the financial projections provided by GenRad management. In calculating the terminal value, William Blair assumed multiples of enterprise value to EBITDA ranging from 7.0 to 9.0, which multiples William Blair believed to be appropriate for such an analysis. The annual and terminal free cash flows were discounted at rates between 18.0% to 22.0% to determine a net present value of the enterprise value of GenRad. The discounted cash flow analysis conducted by William Blair indicated a per share value of GenRad of $3.95 to $6.48.

    The implied merger price fell within the range of values implied by the discounted cash flow analysis.

DISCOUNTED CASH FLOW ANALYSIS FOR TERADYNE

    Using a discounted cash flow analysis, William Blair estimated the net present value of the free cash flows that Teradyne could produce on a stand-alone basis over a five-year period from 2002 to 2006. In estimating these cash flows William Blair used projected results for 2002 through 2006, which were discussed with Teradyne management. These projections included a conservative case and an optimistic case. In calculating the terminal value, William Blair assumed multiples of enterprise value to EBITDA ranging from 11.0 to 13.0, which multiples William Blair believed to be appropriate for such an analysis. The annual and terminal free cash flows were discounted at rates between 18.0% to 22.0% to determine a net present value of the enterprise value of Teradyne. The discounted cash flow analysis conducted by William Blair indicated a value of $21.17 to $28.88 per share for the conservative case and $35.63 to $48.22 per share for the optimistic case for Teradyne.

    The closing price of Teradyne common stock on July 31, 2001 was $33.98 which was within the range of the discounted cash flow analysis conducted by William Blair.

PRO FORMA MERGER ANALYSIS

    William Blair also performed pro forma analyses of the financial impact of the merger. Using the earnings forecast for GenRad provided by management and the consensus estimates of Teradyne's earnings based on published equity research reports, William Blair compared the earnings per share of the Teradyne common stock on a stand-alone basis to the earnings per share of the common stock of the surviving corporation on a pro forma basis. William Blair assumed the merger would be accounted for using purchase accounting. Based on an analysis of the merger using the consensus estimates of the published equity research reports, the impact of the proposed transaction is dilutive to Teradyne by $0.06 in calendar year 2002 and $0.03 in calendar year 2003 without the benefit of any operating synergies.

GENERAL

    This summary is not a complete description of the analysis performed by William Blair but contains all material elements of the analysis. The preparation of a fairness opinion involves determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the merger and add to the total mix of information available. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to GenRad or Teradyne or the contemplated transaction. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

    William Blair is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of strategic combinations and acquisitions. In the ordinary course of its business, William Blair and its affiliates may trade shares of the common stock of GenRad or Teradyne for their own accounts and for the accounts of their customers and accordingly may hold a long or short position in these securities.

    The board of directors of GenRad selected William Blair as a result of its expertise in similar merger and acquisition transactions and its knowledge of GenRad.

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    GenRad agreed to pay William Blair a fee equal to $3,000,000. A significant portion of that fee is contingent upon completion of the merger. $500,000 of this fee was payable after William Blair advised the board of directors as to the fairness, from a financial point of view, of the exchange ratio. Also, GenRad agreed to indemnify William Blair and its affiliates against certain liabilities, including liabilities arising under applicable securities laws and its out-of-pocket expenses.

    William Blair was not retained as an advisor or agent to GenRad's shareholders or any other person other than as an advisor to the board of directors of GenRad. The board of directors of GenRad and Teradyne determined the merger consideration in arms'-length negotiations in which William Blair advised the board of directors of GenRad. The board of directors of GenRad did not impose any restrictions or limitations upon William Blair with respect to the investigations made or the procedures that William Blair followed in rendering its opinion.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; DIFFERING INTERESTS

    When considering the GenRad board's recommendation that the GenRad shareholders vote in favor of the merger agreement, GenRad shareholders should be aware of the following agreements and other arrangements that provide GenRad directors and executive officers with interests in the merger that are different from, or in addition to, the interests of GenRad shareholders as a whole.

    SEVERANCE AND CHANGE IN CONTROL AGREEMENTS. GenRad has severance agreements with each of James L. Ficaro, Vice President Functional Solutions; Lori B. Hannay, Vice President, Global Human Resources; Ronald W. Lindell, Vice President Process Solutions; Peter R. Miles, Vice President Diagnostic Solutions; Brian C. Quirk, Vice President Global Technology; and Walter A. Shephard, Vice President, CFO Global Finance and Business Operations. Generally, each severance agreement provides that in the event of a change in control of GenRad, if within three years of the date of the change in control, (i) GenRad terminates the officer's employment without cause, (ii) the officer dies or becomes disabled; or (iii) the officer terminates his employment with GenRad for good reason, then GenRad will pay to the officer, a lump-sum cash amount equal to two hundred percent of the sum of (a) the officer's base salary and (b) an amount equal to the bonus earned by the officer for the prior fiscal year. In addition, GenRad will pay to the officer the pro-rata portion of the officer's target bonus for the year of termination and will continue to provide benefits to the officer for a period of three years from the date of termination. Moreover, all options to purchase GenRad common stock held by the officer will become immediately exercisable. All of the options held by these officers, however, have exercise prices that exceed the market value of GenRad common stock as of September 19, 2001. The payments and benefits to which each officer will be entitled under each severance agreement may be reduced, however, in certain circumstances to the extent necessary to prevent the officer from becoming liable for the excise tax levied on certain "excess parachute payments" under Section 4999 of the Internal Revenue Code of 1986. Each severance agreement imposes certain confidentiality obligations on the officer. The severance agreements of Messrs. Quirk and Shephard and Ms. Hannay also grant those officers indemnification rights. Shareholder approval of the merger agreement will constitute a change in control for purposes of these agreements.

    EMPLOYMENT AGREEMENT WITH ROBERT M. DUTKOWSKY. As a condition to Teradyne's decision to enter into the merger agreement, Robert M. Dutkowsky, GenRad's Chairman, President and Chief Executive Officer, has agreed with Teradyne that he will terminate his employment agreement with GenRad at the effective time of the merger and will forego any change in control bonus or other severance benefits afforded to him under the agreement. Mr. Dutkowsky's employment agreement with GenRad provides that in the event of a change of control of GenRad, so long as Mr. Dutkowsky remains employed by GenRad for six months thereafter, he shall have the right during the successive six-month period to terminate his employment and to receive a lump-sum cash payment equal to three times the sum of his annual salary at the time of the change of control and his average bonus for the two prior fiscal years (or for the prior fiscal year if two fiscal years have not elapsed). He is also entitled to receive this payment if he terminates his employment for good reason within six months after the

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change of control or, during this period, if GenRad terminates his employment other than for cause or if he died or became disabled. Furthermore, under the circumstances in which he is entitled to receive the lump-sum cash payment, any right to repurchase shares acquired upon exercise of stock options terminates and Mr. Dutkowsky's fringe benefits continue for three years or until he becomes entitled to receive a comparable benefit from a new employer. The agreement also contains a covenant not to compete.

    Mr. Dutkowsky's agreement with Teradyne concerning the termination of his GenRad employment agreement provides that such termination will not affect in any way the terms of his existing GenRad options or the vesting thereof, meaning that the options will remain fully vested and the repurchase right will terminate upon shareholder approval of the merger agreement. In addition, effective upon the closing of the merger, Mr. Dutkowsky will be required to enter into a non-competition and non-solicitation agreement with Teradyne, which would commence upon any termination of his employment with Teradyne.

    In agreeing to terminate his employment agreement upon the effective time of the merger, Mr. Dutkowsky will be giving up his current base salary under his GenRad employment agreement of $500,000 and his annual bonus opportunity of up to $500,000. In addition, he will be foregoing his right to receive a change of control bonus in the amount of $1.5 million. Upon the closing of the merger, Teradyne has agreed to grant to Mr. Dutkowsky an option to purchase 86,650 shares of Teradyne common stock with an exercise price equal to the fair market value of Teradyne common stock on the closing date of the merger, 20% of which options shall be vested as of the date of grant and the remainder of which shall vest in accordance with Teradyne's standard vesting provisions. In addition, Teradyne will also grant Mr. Dutkowsky an option to purchase 100,000 shares of Teradyne common stock with the same exercise price, but vesting cumulatively at the rate of 20% on the closing date of the merger and 20% on each six-month anniversary of the closing date. Upon his employment with Teradyne, Mr. Dutkowsky will have an annual base salary of $334,286 with a variable compensation factor of 150%. Mr. Dutkowsky will not have an employment agreement with Teradyne.

    GenRad's board has awarded Mr. Dutkowsky a $375,000 bonus payable upon completion of the merger in consideration of his performance in fiscal 2000. The GenRad board did not award the bonus to Mr. Dutkowsky earlier because of GenRad's financial condition.

    HOLDERS OF STOCK OPTIONS AND RESTRICTED STOCK. The executive officers of GenRad have outstanding options to purchase an aggregate of 1,387,033 shares of GenRad common stock, all of which have exercise prices that exceed the market value of GenRad common stock as of September 19, 2001. Of such options 344,748 remain unvested. Upon the approval of the merger agreement by the GenRad shareholders, all of these options will become fully exercisable. In addition, the non-employee members of the GenRad board of directors hold an aggregate of 85,998 shares of restricted GenRad common stock, of which 21,492 shares are subject to GenRad's right to repurchase. Upon the approval of the merger agreement by the GenRad shareholders, GenRad's right to repurchase this restricted stock will terminate.

    INDEMNIFICATION AND INSURANCE. Under the merger agreement, following the closing of the merger, Teradyne has agreed that it and the surviving corporation in the merger will indemnify and hold harmless each of the current and former directors, executive officers and employees eligible for indemnification by GenRad and its subsidiaries for any acts and omissions prior to the completion of the merger to the extent authorized and permitted under the articles of organization and by-laws (or other comparable organizational documents) of GenRad or its applicable subsidiary. See "The Merger Agreement--Certain Covenants" on page 44.

    Teradyne has also agreed, under the merger agreement, that it and the surviving corporation will provide liability insurance to those directors' and officers' currently covered by GenRad's liability insurance policy for a period of six years after the closing. The terms of such policy will be comparable

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to those currently in effect, provided that the surviving corporation will not be required to spend more than 150% of the current annual premium paid by GenRad for such coverage.

EMPLOYEES OF GENRAD AFTER THE MERGER

    By virtue of the merger, the employees of GenRad immediately prior to the merger will become employees of a wholly-owned subsidiary of Teradyne after the merger.

    Teradyne has agreed to include GenRad employees in its employee benefits plans, on the same basis and terms that Teradyne employees participate, within two years after the merger is completed. Prior to the date that GenRad employees are included in Teradyne's employee benefit plans, Teradyne intends to maintain in effect, on terms not materially less favorable than those offered by GenRad, all of GenRad's employee benefit plans other than GenRad's stock option and stock purchase plans. Teradyne intends that GenRad employees be eligible to participate in its stock option and stock purchase plans on the same basis and terms as Teradyne's employees immediately upon the completion of the merger.

    Teradyne has reserved the right, however, to terminate or modify the terms of any GenRad plan if the cost of maintaining the plan has increased by a material amount or if maintaining the plan conflicts with Teradyne's overall compensation policies then in effect. GenRad employees will not be eligible to participate in Teradyne's defined benefit pension plan as it is frozen to new accruals.

REQUIRED REGULATORY APPROVALS

    The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the merger expired on September 12, 2001. Similar waiting periods under the antitrust laws of certain other countries however, have yet to expire or be terminated.

ACCOUNTING TREATMENT

    Teradyne will account for the acquisition of GenRad under the purchase method of accounting in accordance with generally accepted accounting principles. The purchase price will be allocated among GenRad's consolidated assets and liabilities based on their estimated fair values. The excess of the purchase price over the fair value of GenRad's assets and liabilities will be allocated to goodwill in Teradyne's consolidated financial statements. This goodwill will not be amortized but will be tested for impairment on a periodic basis.

APPRAISAL RIGHTS

    The following is a summary of Sections 85 through 98 of the Massachusetts Business Corporation Law, which sets forth the procedures for GenRad shareholders to object to the proposal to approve the merger agreement and demand statutory appraisal rights. The full text of Sections 85 through 98 is attached as Appendix B. Failure to follow those provisions exactly could result in the loss of your appraisal rights. See "Material Federal Income Tax Consequences" on page 51 for a discussion of the tax consequences of exercising appraisal rights.

    GenRad shareholders who desire to exercise their appraisal rights must satisfy each of the applicable conditions of Sections 85 through 98. A written objection to the proposed merger agreement which states that the shareholder intends to demand payment for his, her or its shares must be filed with GenRad before the vote on the proposal relating to the merger agreement is taken. This written demand for appraisal must be in addition to and separate from any proxy vote abstaining from or voting against the merger agreement. Voting against, abstaining from voting or failing to vote with respect to the merger agreement alone will not constitute a demand for appraisal for purposes of Massachusetts law.

    GenRad shareholders electing to exercise their appraisal rights must not vote for approval of the merger agreement. If a shareholder returns a signed proxy but does not specify a vote against approval

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of the merger agreement or a direction to abstain, the proxy will be voted "FOR"
the merger agreement, which will have the effect of waiving that shareholder's appraisal rights.

    A demand for appraisal must reasonably inform GenRad of the identity of the GenRad shareholder and that the GenRad shareholder intends to demand the appraisal of his, her or its shares. Accordingly, a demand for appraisal must be executed by or for the GenRad shareholder of record, fully and correctly, as that shareholder's name appears on the certificate evidencing the dissenting shares. If the dissenting shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by or for the fiduciary. If the dissenting shares are owned of record by or for more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorizing agent, including an agent for two or more joint owners, may execute the demand for appraisal for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he, she or it is acting as agent for the record owner.

    A GenRad shareholder who elects to exercise appraisal rights should deliver his, her or its written demand to Walter A. Shephard, Clerk, GenRad, Inc., 7 Technology Park Drive, Westford, Massachusetts 01886 prior to the vote concerning approval of the merger agreement taken at the special meeting. The written demand for appraisal should specify the shareholder's name and mailing address, that the GenRad shareholder objects to the proposal regarding the merger agreement and that he, she or it is demanding appraisal of his, her or its shares of GenRad common stock.

    Within 10 days after the merger becomes effective, GenRad must notify by registered or certified mail each shareholder who has satisfied the requirements for demanding appraisal that the merger has become effective. The notice from GenRad will not create any rights in its recipient to demand payment for his, her or its shares of GenRad common stock.

    If, within 20 days after the date GenRad mails the notice, any shareholder to whom GenRad was required to give notice demands in writing payment from GenRad for his, her or its shares of GenRad common stock, GenRad shall pay to such objecting shareholder the fair value of his, her or its GenRad common stock within 30 days after the expiration of the period during which such demand may be made. These written demands may be filed with GenRad c/o Teradyne, Inc., 321 Harrison Avenue, Boston, Massachusetts 02118, attention George W. Chamillard. If during this 30-day period GenRad and the objecting shareholder are unable to agree as to the value of the GenRad common stock, either party may, within four months after the expiration of the 30-day period, demand a determination of the value of the shares of GenRad common stock of all such objecting shareholders by filing a bill in equity in the superior court in Middlesex County.

    Any objecting shareholder who decides to file a bill in equity must do so on his, her or its own behalf and on behalf of all other objecting shareholders who have demanded payment for their shares and with whom GenRad has not reached an agreement as to the value thereof. Service of the bill must be made upon GenRad by subpoena with a copy of the bill attached. GenRad will file with its answer a duly verified list of all other objecting shareholders and the objecting shareholders will then be deemed to have been added as parties to the bill. GenRad will then give notice in the form, and returnable on the date, ordered by the court to each objecting shareholder by registered or certified mail to the last known address as shown in the records of GenRad and by publication or otherwise as the court may order.

    After a hearing, the court shall enter a decree determining the fair value of the GenRad common stock owned by the objecting shareholders who have become entitled to the valuation of and payment for their shares and shall order GenRad to make payment, together with interest, if any, to the objecting shareholders entitled thereto upon the transfer by them of the certificates representing their shares of GenRad common stock if certificated or uncertificated, upon receipt of an instruction to transfer such stock to GenRad. The value of such shares shall be determined as of the day preceding

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the date of the shareholder vote approving the merger agreement and shall be exclusive of any element of value arising from the expectation or accomplishment of the merger.

    The costs associated with the bill in equity, exclusive of fees of counsel and experts retained by any party, shall be taxed upon the parties to the bill as the court deems equitable. All costs associated with giving notice to shareholders, however, shall be borne by GenRad. Interest shall be paid on any award from the date of the vote approving the merger agreement and the court may, upon application of any party, determine the amount of interest to be paid. Any objecting shareholder who has demanded payment for his, her or its GenRad common stock shall not thereafter be entitled to notice of any shareholders' meeting, to vote such stock for any purpose or to receive any dividends or distributions on the stock (except dividends or distributions payable to shareholders of record as of a date prior to the date of the vote approving the merger agreement) unless:

    - a bill in equity to determine the fair value of the GenRad common stock is not filed within the statutory time period;

    - a bill in equity, if filed, has been dismissed as to such shareholder; or

    - such shareholder has, with the written approval of GenRad, delivered a written withdrawal of his or her objections and an acceptance of such corporate action.

    The enforcement by an objecting shareholder of his, her or its right to receive payment for his, her or its shares in this manner shall be an exclusive remedy except that the shareholder may still bring or maintain an appropriate proceeding to obtain relief on the ground that the corporate action giving rise to such right will be or is illegal or fraudulent as to him, her or it.

HOW TO SURRENDER AND RECEIVE THE MERGER CONSIDERATION IN EXCHANGE FOR GENRAD
  COMMON STOCK

    Teradyne will appoint Fleet National Bank to act as exchange and paying agent in the merger. Before the merger, Teradyne will deposit certificates representing Teradyne common stock with Fleet National Bank, which immediately before the merger represent the number of shares of Teradyne common stock required to be issued in exchange for the outstanding shares of GenRad common stock, together with sufficient cash to make payments for fractional shares of Teradyne common stock.

    Promptly after the merger, Teradyne will cause Fleet National Bank to mail to each holder of a certificate or certificates which before the merger represented outstanding shares of GenRad common stock, materials which will specify that delivery will be effected, and risk of loss and title to the certificates representing shares of GenRad common stock will pass, only upon proper delivery of these certificates to Fleet National Bank. Instructions for use in surrendering the GenRad share certificates in exchange for the merger consideration will also be included. After the merger, each holder of shares of GenRad common stock, other than shares to be canceled or dissenting shares, will surrender their GenRad share certificates to Fleet National Bank and will receive in exchange the merger consideration. GenRad shareholders will also receive, upon surrender of their GenRad share certificates, cash for any fractional share of Teradyne common stock without interest. Teradyne will not be obligated to deliver the Teradyne common stock until a GenRad shareholder surrenders its GenRad share certificate. The GenRad share certificate surrendered will be duly endorsed as Fleet National Bank may reasonably require. Neither Teradyne nor Fleet National Bank will be liable to any former GenRad shareholder for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

    Each GenRad shareholder who would otherwise have been entitled to receive a fraction of a share of Teradyne common stock will receive cash without interest rounded to the nearest whole cent in an amount equal to such fractional part of a share of GenRad common stock multiplied by the market value of one share of Teradyne common stock. The market value of one share of Teradyne common stock will be the average of the closing prices for Teradyne common stock on the New York Stock Exchange for the ten trading days immediately preceding the date of the merger. No GenRad

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shareholder will be entitled to dividends, voting rights, or any other rights as a shareholder of Teradyne with respect to any fractional shares.

    Teradyne or Fleet National Bank will be entitled to deduct and withhold from the merger consideration such amounts as it is required to deduct and withhold with respect to the Internal Revenue Code of 1986 or any provision of state, local or foreign tax law. See "Material Federal Income Tax Consequences" on page 51.

    Until the GenRad share certificates are surrendered after the merger, holders of such certificates or receipts will earn but will not be paid dividends or other distributions declared after the merger on Teradyne common stock into which their shares have been converted. When such certificates or receipts are surrendered, any unpaid dividends or other distributions will be paid, without interest. After the merger, there will be no transfers on the stock transfer books of GenRad of shares of GenRad common stock outstanding immediately before the merger. If the GenRad share certificates are presented after the merger, they will be canceled and exchanged for the relevant certificate representing the applicable shares of Teradyne common stock as well as cash representing fractional shares of Teradyne common stock.

    If a GenRad share certificate has been lost, stolen or destroyed, Fleet National Bank will issue the merger consideration on receipt of appropriate evidence as to its loss, theft or destruction and appropriate evidence as to its ownership by the claimant. Teradyne may, in its discretion, require the claimant to post bond as indemnity against any claim that may be made against Teradyne or Fleet National Bank with respect to the certificate.

    Teradyne shareholders will not be required to exchange certificates representing their shares of Teradyne common stock or otherwise take any action as a result of the completion of the merger.

RESALES BY AFFILIATES OF GENRAD

    The Teradyne common stock offered by this proxy statement - prospectus has been registered under the Securities Act of 1933, but affiliates of GenRad may not sell the shares of Teradyne common stock offered by this proxy statement - prospectus except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. An affiliate of GenRad is a person who controls, is controlled by or is under common control with GenRad. GenRad's board and executive officers may be deemed to be affiliates of GenRad.

    Rule 145 generally permits affiliates of acquired companies to sell their shares of common stock immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements.

    Specifically, sales by such affiliates during any three-month period cannot exceed the greater of:

    - 1% of all of the shares of Teradyne common stock outstanding, and

    - the average weekly reported volume of trading of Teradyne common stock on the New York Stock Exchange during the four calendar weeks preceding the proposed sale.

    Sales by such affiliates also may be made only in a broker's transaction or transactions directly with a market maker.

    These restrictions will cease to apply under most other circumstances if the affiliate has held the shares of Teradyne common stock offered by this proxy statement - prospectus for at least one year, provided that the person or entity is not then an affiliate of Teradyne. INDIVIDUALS WHO ARE NOT AFFILIATES OF GENRAD WILL NOT BE SUBJECT TO RESALE RESTRICTIONS UNDER RULE 145 AND MAY RESELL THE SHARES OF TERADYNE COMMON STOCK OFFERED BY THIS PROXY STATEMENT - PROSPECTUS IMMEDIATELY FOLLOWING THE MERGER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

                                       41
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                              THE MERGER AGREEMENT

    THE FOLLOWING IS A BRIEF SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT - PROSPECTUS AND IS INCORPORATED BY REFERENCE INTO THIS SUMMARY. THE SUMMARY IS NOT COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT. TERADYNE AND GENRAD URGE ALL SHAREHOLDERS OF GENRAD TO READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE MERGER.

EFFECT OF THE MERGER

    Following the approval of the merger agreement by the shareholders of GenRad and the satisfaction or waiver of the other conditions to the merger, Radio Acquisition Corp., a wholly-owned subsidiary of Teradyne will be merged into GenRad. GenRad will survive the merger as a wholly-owned subsidiary of Teradyne. If all conditions to the merger are satisfied or waived, the merger will become effective at the time of the filing by the constituent corporations of a duly executed articles of merger with the Secretary of the Commonwealth of Massachusetts, or at any later time as Teradyne and GenRad shall agree and specify in the articles of merger. The merger agreement provides that the articles of organization of Radio Acquisition Corp., as in effect immediately prior to the effective time, will be the articles of organization of the surviving corporation. The merger agreement also provides that the by-laws of Radio Acquisition Corp. as in effect immediately prior to the effective time will be the by-laws of the surviving corporation. The directors of Radio Acquisition Corp. immediately prior to the completion of the merger will become the directors of the surviving corporation, to hold office in accordance with the by-laws of the surviving corporation. Each share of Radio Acquisition Corp. common stock issued and outstanding immediately prior to the merger will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

EXCHANGE OF SHARES

    TREATMENT OF GENRAD COMMON STOCK. At the effective time of the merger, each issued and outstanding share of GenRad common stock other than shares held by GenRad, Teradyne or Radio Acquisition Corp. will be converted into the right to receive a number of shares of Teradyne common stock equal to the exchange ratio. The exchange ratio is 0.1733. At the effective time of the merger, all shares of GenRad common stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate which immediately prior to the effective time represented any shares of GenRad common stock will cease to have any rights as to these shares, except the right to receive shares of Teradyne common stock and any cash instead of fractional shares of Teradyne common stock. In addition, GenRad's right to repurchase an aggregate of 29,994 shares of GenRad restricted common stock will terminate upon the approval of the merger agreement by the GenRad Shareholders.

    Based on the exchange ratio of 0.1733 and the 28,554,934 shares of GenRad common stock issued and outstanding as of September 19, 2001, and assuming no GenRad shareholder pursues and perfects his, her or its appraisal rights, approximately 4,948,570 shares of Teradyne common stock, or approximately 2.7% of Teradyne common stock on September 19, 2001, will be issued to the holders of GenRad common stock in the merger. The actual number of shares of Teradyne common stock issued may differ because fractional shares of Teradyne common stock will not be issued and the number of shares of GenRad common stock outstanding at the closing may differ.

    TREATMENT OF GENRAD STOCK OPTIONS. GenRad's stock option plans provide for the acceleration of each unvested option to purchase shares of GenRad common stock issued and outstanding under the stock option plans upon the approval of the GenRad shareholders of a change in control of GenRad like the merger. At the effective time of the merger, each unexpired and unexercised outstanding

                                       42
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option to purchase shares of GenRad common stock, whether vested or unvested, previously granted by GenRad will be assumed by Teradyne and converted into options to purchase shares of Teradyne common stock upon substantially the same terms and conditions. The number of shares of Teradyne common stock subject to the assumed GenRad stock options will equal the number of shares of the GenRad common stock issuable under the original stock options multiplied by the exchange ratio. Based on the exchange ratio of 0.1733 and options to purchase 6,736,312 shares of GenRad common stock outstanding as of September 19, 2001, the GenRad options assumed by Teradyne will represent the right, in the aggregate, to purchase up to approximately 1,167,402 shares of Teradyne common stock. The exercise price per share of Teradyne common stock under the assumed GenRad stock options will equal the exercise price per share of the GenRad common stock under the original stock options divided by the exchange ratio.

    FRACTIONAL SHARES. Teradyne will not issue any fractional shares of Teradyne common stock in the merger. Instead, each holder of shares of GenRad common stock exchanged in the merger who would otherwise have been entitled to receive a fraction of a share of Teradyne common stock will be entitled to receive cash (without interest) in an amount equal to the product of the fractional part of Teradyne common stock multiplied by the average closing sales price of Teradyne common stock over the ten trading days ended on the last trading day prior to the effective time of the merger.

EXCHANGE OF STOCK CERTIFICATES

    SURRENDER OF SHARES OF GENRAD STOCK; STOCK TRANSFER BOOKS. As soon as reasonably practicable following the effective time of the merger, Fleet National Bank, the exchange agent, will mail a notice and letter of transmittal to each record holder of certificates representing GenRad common stock advising the holders of the effectiveness of the merger and the instructions for surrendering the certificates for Teradyne common stock and payment of cash in lieu of fractional shares. After the effective time, holders of certificates who properly surrender their certificates in accordance with the instructions in the notice will receive certificates representing the number of shares of Teradyne common stock, cash in lieu of any fractional shares of Teradyne common stock and any dividends or distributions to which they are entitled. The surrendered certificates will be cancelled.

    NO FURTHER REGISTRATION OR TRANSFER OF GENRAD COMMON STOCK. At the effective time of the merger, the stock transfer books of GenRad will be closed and there will be no further transfers of shares of GenRad common stock on the records of GenRad or exercises of any options or other rights to acquire GenRad stock for shares of GenRad common stock. After the effective time of the merger, the holders of GenRad common stock certificates will cease to have any rights with respect to their shares of GenRad common stock except as otherwise provided for in the merger agreement or by applicable law.

    DIVIDENDS AND DISTRIBUTIONS. No dividends or other distributions declared or made on or after the effective time of the merger with respect to shares of Teradyne common stock will be paid to the holder of any unsurrendered GenRad certificate with respect to the shares of Teradyne common stock that the holder is entitled to receive until the holder surrenders the GenRad certificate as provided above and provides customary representations and certifications as are requested in the transmittal form sent to each holder. Upon surrender of the certificates, Teradyne will pay to the person in whose name the GenRad certificates representing the shares of Teradyne common stock will be issued, without interest, any dividends or distributions with respect to the shares of Teradyne common stock which have a record date on or after the closing date of the merger and have become payable between the effective time of the merger and the time of surrender.

    LOST CERTIFICATES. If any certificates representing shares of GenRad common stock or instruments representing GenRad options are lost, stolen or destroyed, the GenRad shareholder or option holder must provide an appropriate affidavit of that fact. Teradyne may require the owner of the lost, stolen or destroyed GenRad certificate or instrument to deliver a bond as indemnity against any claim that may

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be made against Teradyne with respect to the GenRad certificate or instrument alleged to have been lost, stolen or destroyed.

    HOLDERS OF GENRAD COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM FLEET NATIONAL BANK.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains representations and warranties of Teradyne, GenRad and Radio Acquisition Corp. These relate to:

    - their organization, standing and power;

    - their capitalization;

    - their authorization, execution and delivery of, and the enforceability of, the merger agreement and related matters;

    - compliance with laws and the absence of conflicts, violations and defaults under their corporate charters and by-laws, other agreements and documents;

    - the accuracy and completeness of documents and reports filed with the SEC;

    - required consents and approvals of governmental authorities;

    - litigation;

    - the absence of certain changes and events;

    - absence of undisclosed liabilities;

    - brokers and finders; and

    - the required votes to approve the merger agreement and the merger.

GenRad has also represented and warranted as to:

    - its subsidiaries and the ownership of such subsidiaries;

    - its intellectual property;

    - its leases;

    - its personal and real property;

    - its contracts and debt instruments;

    - labor matters and employee benefit plans;

    - taxes;

    - environmental matters;

    - its receipt of a fairness opinion from its financial advisor; and

    - the applicability of Massachusetts takeover statutes to the merger.

    Teradyne has also represented and warranted as to the validity of the shares of its common stock to be issued in connection with the merger.

CERTAIN COVENANTS

    CONDUCT OF BUSINESS PRIOR TO THE MERGER. GenRad has agreed that it will carry on its business in the ordinary course in substantially the same manner as previously conducted, except as set forth in the

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merger agreement. GenRad has agreed that, with the exception of certain matters upon which the parties have already agreed, neither GenRad nor any of its subsidiaries shall, without the prior written consent of Teradyne:

    - issue, sell, pledge or otherwise encumber any shares of capital stock, options, warrants or other securities, except in connection with the exercise of options issued and outstanding as of the date of the merger agreement;

    - purchase, redeem or acquire any shares of its capital stock or any other securities;

    - accelerate the vesting or otherwise modify the terms of any outstanding option or warrant;

    - effect a stock split or declare or pay any dividends or other distribution on shares of its capital stock other than dividends or distribution of a wholly-owned subsidiary;

    - amend its charter or by-laws;

    - with certain exceptions, enter into any material commitment or transaction;

    - incur or assume indebtedness, guarantee the obligations of any other person or entity, terminate or seek a waiver with respect to any existing agreement evidencing indebtedness, or issue or sell any debt securities or other rights to acquire any debt securities of GenRad or make any loans or investments in any other person or entity except for intercompany indebtedness;

    - acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, any person or entity;

    - sell, lease, license, mortgage, encumber or otherwise dispose of any assets or property other than sales of inventory and receivables in the ordinary course of business;

    - acquire or agree to acquire any assets other than inventory in the ordinary course of business, or make or agree to make any capital expenditures which, individually or in the aggregate, exceed the amount budgeted in the annual capital expenditures budget previously provided to Teradyne;

    - pay, discharge or satisfy any claims or obligations except for such liabilities or obligations made in the ordinary course of business, or waive, release, grant or transfer any material right or modify or change in any material respect any existing material agreement, other than in the ordinary course of business;

    - adopt a plan of liquidation or resolutions providing for or authorizing a liquidation, merger, consolidation or reorganization;

    - enter into or amend any collective bargaining agreement;

    - change any material accounting principle, except as required by generally accepted accounting principles;

    - subject to certain limitations, settle or compromise any litigation;

    - engage in any transaction with, or enter into any agreement or understanding with, any affiliate that would be required to be disclosed in GenRad's SEC filings;

    - transfer any rights to its intellectual property other than in the ordinary course of business;

    - make any tax election or settle or compromise any material federal, state, local or foreign tax liability;

    - enter into, adopt or amend any employee benefit plan or employment or severance arrangement or increase the compensation or fringe benefits of, or materially modify the employment terms

                                       45
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      of, its directors, officers or employees generally, or pay any benefit not required by any existing employee benefit plan; or

    - enter into or amend any agreement pursuant to which any party is granted exclusive rights.

    Teradyne and GenRad have agreed, on behalf of themselves and their respective subsidiaries, that neither will knowingly take or fail to take any action that would cause or constitute a breach of any of its representations and warranties in the merger agreement. In addition, each has agreed to use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to complete the merger and the related transactions.

    DIRECTOR AND OFFICER INDEMNIFICATION. Teradyne has agreed to indemnify each person who, prior to the effective time of the merger, was eligible for indemnification under the charter or by-laws of GenRad or its subsidiaries against all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts paid in settlement based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of GenRad and pertaining to any matter existing or occurring at or prior to the effective time of the merger. In each case, indemnification provided by Teradyne will be to the extent each of GenRad or its subsidiaries would have been permitted under its articles of organization and by-laws (or comparable organizational documents) to provide such indemnification. In addition, Teradyne has agreed to indemnify such persons for losses, claims, damages, costs, expenses, liabilities or judgments, or amounts paid in settlement based in whole or in part on, or arising in whole or in part out of, or pertaining to the merger agreement and the related transactions. In addition, Teradyne has agreed to maintain in effect, for six years following the effective time of the merger, for the current directors and officers of GenRad any policies of directors' and officers' liability insurance maintained by GenRad immediately prior to the effective time of the merger. However, Teradyne shall only be required to pay a maximum of 150% of the annual premium paid by GenRad for directors' and officers' liability insurance on the date of the merger agreement.

    THIRD-PARTY APPROVALS. Teradyne and GenRad have agreed to use their reasonable best efforts to obtain all consents, make all filings with governmental entities, and deliver all documents which are necessary to be obtained by them to complete the merger.

    NEW YORK STOCK EXCHANGE. Teradyne has agreed to use its reasonable efforts to cause the shares of Teradyne common stock to be issued to the GenRad shareholders to be listed for quotation on the New York Stock Exchange.

NO OTHER NEGOTIATIONS

    So long as the merger agreement is in effect, GenRad has agreed not to take, nor authorize or permit any of its officers, directors, agents, representatives, advisors or subsidiaries to take, any of the following actions directly or indirectly:

    - solicit, initiate, knowingly encourage or knowingly facilitate the submission of inquiries, proposals or offers of any Transaction Proposal, as that term is defined below on page 47;

    - enter into or participate in any discussions or negotiations regarding any Transaction Proposal;

    - furnish any other person any information with respect to GenRad's business, properties or assets; or

    - otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage any effort or attempt in the making of a Transaction Proposal.

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    In connection with an unsolicited bona fide Transaction Proposal, GenRad may:

    - furnish information to the third party who made a bona fide Transaction Proposal as long as the information furnished is subject to a confidentiality agreement no less favorable to GenRad than the confidentiality agreement between Teradyne and GenRad;

    - engage in discussions or negotiations with the third party who made the bona fide Transaction Proposal;

    - following receipt of a bona fide Transaction Proposal, take and disclose to the GenRad shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Securities Exchange Act of 1934;

    - following receipt of a bona fide Transaction Proposal, fail to make or withdraw or modify its recommendation to the GenRad shareholders that they approve the merger agreement and the merger; or

    - take any action required to be taken by GenRad in connection with a non-appealable, final order by a court of competent jurisdiction.

    However, the GenRad board may only take the actions listed above if it concludes in good faith based on the advise of outside legal counsel that such action is required in order to satisfy the board's fiduciary duties to the GenRad shareholders under applicable law. The GenRad board of directors must give Teradyne at least two business days notice prior to taking any of the actions listed above. In addition, to the extent consistent with its fiduciary duties, the GenRad board of directors must continue to advise Teradyne after taking such action and, if the board has received a Transaction Proposal, then GenRad must promptly inform Teradyne of the terms and conditions of such proposal and the identity of the person making it.

    A Transaction Proposal means:

    - any acquisition or purchase of 10% or more of the consolidated assets of GenRad and its subsidiaries or of over 10% of any class of equity securities of GenRad or any of its subsidiaries;

    - any tender offer, including a self tender offer, or exchange offer that if completed would result in any person or group beneficially owning 10% or more of any class of equity securities of GenRad or any of its subsidiaries;

    - any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving GenRad or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of GenRad, other than the transactions contemplated by the merger agreement; or

    - any other transaction the completion of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the merger.

CONDITIONS TO COMPLETION OF THE MERGER

    Teradyne's and GenRad's obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

    - the approval of the merger agreement by the GenRad shareholders;

    - the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

    - no restraining order, injunctions or other order issued by any court or other legal restraint preventing the completion of the merger;

    - the registration statement registering the shares of Teradyne common stock to be issued in the merger shall have been declared effective by the SEC;

    - the shares of Teradyne common stock issuable to the GenRad shareholders shall have been approved for quotation on the New York Stock Exchange; and

    - Mr. Dutkowsky shall have terminated his employment and severance agreement with GenRad.

    In addition, the obligations of Teradyne and Radio Acquisition Corp. to effect the merger are subject to the satisfaction or waiver of the following conditions:

    - the representations and warranties of GenRad in the merger agreement, disregarding any limitation as to materiality, must be true and correct, except to the extent that the inaccuracy of any representation or warranty relates to a representation or warranty specifically limited to an earlier date or would not result in any material adverse effect on GenRad, and Teradyne shall have received a certificate signed by officers of GenRad to such effect;

    - GenRad will have performed all agreements and covenants required to be performed under the merger agreement at or prior to the effective time of the merger, and Teradyne shall have received a certificate signed by officers of GenRad to such effect;

    - all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transaction contemplated by the merger agreement have been obtained, except where the failure to obtain them would not have a material adverse effect on GenRad;

    - no action, suit or proceeding shall be pending by any governmental entity or person, or threatened by any governmental entity seeking to challenge or restrain the merger or seeking material damages, or prohibit or limit Teradyne's ownership or operation of all or any portion of GenRad's business or assets, or impose limits on Teradyne's exercise of full rights of ownership of the shares of the surviving corporation; and

    - no bank who is a party to GenRad's credit facility agreement has initiated proceedings to take possession of or foreclose upon any collateral in which it has a security interest or exercise any right of set-off or exercised any other similar remedy.

    In general, "material adverse change" or "material adverse effect" means, when used in connection with either GenRad or Teradyne, any change, effect, event or occurrence that either individually or in the aggregate with all other such changes, effects, events and occurrences is materially adverse to the business, properties, financial condition or results of operations of GenRad or Teradyne, as applicable. Material adverse change and material adverse effect do not include changes, effects or results directly relating to:

    - the public announcement of the merger agreement or acts contemplated by the merger agreement;

    - a change in laws and regulations or interpretations of laws or regulations by courts or governmental authorities;

    - a change in generally accepted accounting principles or regulatory accounting principles;

    - a change arising or resulting from general industry, economic or capital market conditions or conditions in the relevant markets that do not disproportionately affect GenRad or Teradyne;

    - any expenses reasonably incurred by GenRad in connection with the merger agreement and the merger; or

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
    - any change relating to GenRad's financial results for the quarter ended June 30, 2001 as disclosed to Teradyne prior to the date of the merger agreement.

    In addition, the obligation of GenRad to effect the merger is subject to the satisfaction or waiver of the following conditions:

    - the representations and warranties of Teradyne and Radio Acquisition Corp. in the merger agreement, disregarding any limitation as to materiality, must be true and correct, except to the extent that the inaccuracy of any representation or warranty relates to a representation or warranty specifically limited to an earlier date or would not result in a material adverse effect on Teradyne, and GenRad shall have received a certificate signed by officers of Teradyne to such effect; and

    - Teradyne and Radio Acquisition Corp. shall have performed all agreements and covenants required to be performed under the merger agreement at or prior to the effective time of the merger, and GenRad shall have received a certificate signed by officers of Teradyne to such effect.

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement may be terminated at any time prior to closing the merger:

    1.  by mutual written consent of Teradyne and GenRad;

    2. by either party if a governmental authority has issued an order, decree or ruling or taken any other action that is final and non-appealable, permanently enjoining, restraining or prohibiting the merger;

    3. by either party if the merger is not completed by May 1, 2002, except that the right to terminate the merger agreement under this provision is not available to any party who has failed to perform in any material respect its obligations under the merger agreement which were required to be performed;

    4. by either party if the merger agreement is not approved by the GenRad shareholders;

    5. by Teradyne if the GenRad board (i) withdraws, modifies or amends its approval or recommendation of the merger agreement to the GenRad shareholders in any manner that is adverse to Teradyne; (ii) fails to promptly mail this proxy statement-prospectus to its shareholders or to include its recommendation to the GenRad shareholders to approve the merger agreement, (iii) recommends any transaction other that the merger with Teradyne, (iv) resolves to do any of the foregoing or (v) fails to recommend rejection of any tender offer or exchange offer for more than 10% of the outstanding GenRad common stock at the time of the filing of the Schedule 14d-9 with the SEC;

    6. by GenRad, if the GenRad board of directors concludes in good faith, based on advice of outside legal counsel, that in order to satisfy its fiduciary duties to GenRad shareholders it must withdraw or modify its recommendation to GenRad shareholders to approve the merger agreement;

    7. by Teradyne if GenRad is in breach of any representation, warranty, covenant or agreement contained in the merger agreement or if any representation or warranty becomes untrue, provided that if the inaccuracy of any representation or warranty is curable by the exercise of commercially reasonable efforts, Teradyne cannot terminate the merger agreement within fifteen days of the time the representation or warranty became untrue if GenRad is exercising commercially reasonable efforts to cure; or

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
    8. by GenRad if Teradyne is in breach of any representation, warranty, covenant or agreement contained in the merger agreement or if any representation or warranty becomes untrue, provided that if the inaccuracy of any representation or warranty is curable by the exercise of commercially reasonable efforts, GenRad cannot terminate the merger agreement within fifteen days of the time the representation or warranty became untrue if Teradyne is exercising commercially reasonable efforts to cure.

TERMINATION FEE; REIMBURSEMENT OF EXPENSES

    If Teradyne terminates the merger agreement because of the reasons set forth in (5) or (6) above, then GenRad shall pay Teradyne a $10 million termination fee.

    GenRad must also pay Teradyne a $10 million termination fee if the merger agreement is terminated because of the reasons set forth in (3), (4) or
(7) above, and prior to the termination of the merger agreement, a third-party shall have:

    - become the beneficial owner of 10% of the outstanding shares of GenRad common stock, or

    - made, proposed, communicated or disclosed in a public manner its bona fide intention to make a Transaction Proposal and on or before August 1, 2002, GenRad closes a transaction or enters into a definitive agreement with any third-party that would otherwise qualify as a Transaction Proposal, other than a transaction in which GenRad issues equity-related securities or debt-related securities having a right to vote in an aggregate amount of less than 50% of GenRad's outstanding capital stock for the sole purpose of financing its business operations.

    In the event that a termination fee is payable, GenRad must reimburse Teradyne for all reasonable out-of-pocket fees and expenses up to a maximum of $750,000 incurred in connection with the merger agreement and the related transactions. In addition, in the event that the merger agreement is terminated by Teradyne as set forth in (7) above, GenRad shall reimburse Teradyne for all reasonable out-of-pocket fees and expenses incurred in connection with the merger agreement and the related transactions.

    In the event that the merger agreement is terminated by GenRad as set forth in (8) above, Teradyne shall reimburse GenRad for all reasonable out-of-pocket fees and expenses incurred in connection with the merger agreement and the related transactions.

    Teradyne has also agreed to pay all fees in connection with any filing under the Hart-Scott-Rodino Antitrust Improvements Act but if this agreement is terminated, then GenRad shall reimburse Teradyne for 50% of all such fees.

    EXCEPT AS DESCRIBED ABOVE, WHETHER OR NOT THE MERGER IS COMPLETED, ALL FEES, COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE MERGER AND THE MERGER AGREEMENT WILL BE PAID BY THE PARTY INCURRING THE EXPENSES.

AMENDMENT AND WAIVER

    Generally, the boards of directors of Teradyne and GenRad may amend the merger agreement at any time prior to the effective time. However, after the shareholders of GenRad approve the merger agreement, Teradyne and GenRad will not make any amendment to the merger agreement that by the Massachusetts Business Corporation Law would require further approval of GenRad shareholders without obtaining their approval. Amendments must be in writing and signed by all parties.

                                       50
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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following summary of the material federal income tax consequences of the merger to GenRad shareholders who hold shares of GenRad common stock as capital assets deals only with holders who are citizens or residents of the United States, domestic corporations or shareholders otherwise subject to United States federal income tax on a net income basis in respect of shares of GenRad common stock. This summary may not apply to certain classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, dealers in stock and securities, persons who acquired or acquire shares of GenRad common stock pursuant to the exercise of employee stock options or otherwise as compensation, and persons who hold shares of GenRad common stock in hedging transactions or as part of a straddle or conversion transaction. In addition, the summary does not address state, local or foreign tax consequences of the merger. Consequently, each shareholder of GenRad is urged to consult his or her own tax advisor as to the specific tax consequences of the Merger to him or her.

    This summary is based on current law. Future legislative, judicial or administrative changes or interpretations, which may be retroactive, could alter or modify the statements set forth in this summary. This summary also is based upon assumptions and representations made by Teradyne and GenRad, which representations have been relied upon by counsel and are assumed to be true, correct and complete. Teradyne and GenRad do not intend to request any rulings from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger.

TAX CONSEQUENCES OF THE MERGER

    Subject to the qualifications below, Nutter, McClennen & Fish, LLP will provide an opinion that:

    - the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986; and

    - each of Teradyne, Radio Acquisition Corp. and GenRad will be parties to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code of 1986.

    Such opinion will be based in part upon assumptions and representations contained in letters received from Teradyne, Radio Acquisition Corp. and GenRad, which representations Nutter, McClennen & Fish, LLP will assume to be true, correct and complete. The tax opinion will not be binding on the IRS or the courts, either of which could take a contrary position, and there can be no assurance that the IRS will not contest the conclusions expressed in the opinions.

    If the merger qualifies as a tax-free reorganization, the following material federal income tax consequences will occur:

    - GenRad shareholders will not have taxable gain or loss on the exchange of GenRad common stock for Teradyne common stock in the merger except with respect to cash received for fractional shares;

    - the aggregate tax basis of Teradyne common stock received by GenRad shareholders in the merger (including any fractional share of Teradyne common stock for which cash is received) will be the same as the aggregate tax basis of the GenRad common stock exchanged in the merger;

    - the holding period of the Teradyne common stock that a GenRad shareholder receives in the merger generally will include the holding period of the GenRad common stock exchanged for the Teradyne common stock; and

    - if a GenRad shareholder exercises appraisal rights and receives solely cash in exchange for such shareholder's GenRad common stock, such cash will generally be treated as a distribution in redemption of such shareholder's GenRad common stock. Where such shareholder owns no Teradyne common stock, either directly or by reason of certain attribution rules set forth in the Code, such shareholder should recognize gain or loss measured by the difference between the amount of cash received and the adjusted tax basis of the GenRad common stock surrendered. This treatment could, but would not necessarily, differ if a GenRad shareholder owns, directly or by attribution, any shares of Teradyne. Different tax consequences will apply to interest, if any, received by a shareholder exercising appraisal rights.

    If Teradyne, as a result of any GenRad shareholders exercising their appraisal rights, is treated as paying cash for any shares of GenRad common stock received in the merger, GenRad, after its acquisition by Teradyne, must continue to hold substantially all of the assets it held before the transaction in order for the transaction to be afforded tax-free treatment. The IRS issued guidance this year in Revenue Ruling 2001-25, I.R.B. 2001-22 (May 7, 2001) indicating that an acquiring corporation will hold "substantially all" of the properties of a target corporation even though it sells a portion of its historic assets to unrelated parties for cash immediately before or after the target corporation transfers its assets to the acquiring corporation, provided that the cash proceeds from the sale are held by the acquiring corporation along with the target's other properties. GenRad may sell the capital stock or the assets of certain subsidiaries each relating to GenRad's Diagnostic Solutions line of business. The cash proceeds from the potential sale may be used to pay down existing GenRad debt rather than remaining with GenRad. The factual distinctions of the transaction from the facts presented in Revenue Ruling 2001-25 should not be significant enough to jeopardize the tax-free nature of the transaction. Accordingly, the sale of assets, if it occurs, should not adversely affect the tax-free nature of the transaction.

CASH RECEIVED IN LIEU OF A FRACTIONAL SHARE OF TERADYNE COMMON STOCK

    A GenRad shareholder who receives cash in lieu of a fractional share of Teradyne common stock will be treated as having received the fractional share pursuant to the merger and then as having exchanged the fractional share for cash in a redemption by Teradyne. As a result, a GenRad shareholder will generally recognize gain or loss equal to the difference between the amount of cash received and the portion of the basis of the shares of Teradyne common stock allocable to his or her fractional interest. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the date of the exchange, the holding period for such fractional share is more than one year.

BACKUP WITHHOLDING

    Payments of Teradyne common stock and cash to a GenRad shareholder may be subject to backup withholding at a rate of 30.5 percent. However, backup withholding will not apply to a GenRad shareholder who either (i) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the requisite forms that will be included as part of the letter of transmittal, or (ii) otherwise proves to Teradyne and its exchange agent that the GenRad shareholder is exempt from backup withholding.

IF THE MERGER WERE NOT TREATED AS A REORGANIZATION

    If the merger were not treated as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, GenRad shareholders would be treated as if they had sold their GenRad common stock in a taxable transaction. In such event, each GenRad shareholder would be required to recognize all of his or her realized gain or loss with respect to the disposition of his or her GenRad common stock measured by the difference between the GenRad shareholder's basis in those shares and the fair market value, as of the date the merger becomes effective, of the Teradyne common stock received in exchange therefor. In such event, a GenRad shareholder's aggregate basis in the Teradyne common stock so received would equal its fair market value as of the effective date of the merger, and the GenRad shareholder's holding period for such Teradyne common stock would begin the day after the merger.

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    THE FOREGOING DISCUSSION IS INTENDED TO PROVIDE ONLY A SUMMARY OF THE
MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IT IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. AS DESCRIBED ABOVE, THIS DISCUSSION DOES NOT ADDRESS CERTAIN CATEGORIES OF SHAREHOLDERS, NOR DOES IT ADDRESS STATE, LOCAL OR FOREIGN TAX CONSEQUENCES. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. GENRAD SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THEIR PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

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               TRADING PRICE OF TERADYNE AND GENRAD COMMON STOCK

    Shares of Teradyne common stock and shares of GenRad common stock are currently traded on the NYSE under the symbols "TER" and "GEN," respectively. As of September 19, 2001, there were approximately 2,296 Teradyne shareholders of record and approximately 2,622 GenRad shareholders of record.

    The following table provides the last reported sales prices per share of Teradyne common stock and GenRad common stock traded on the NYSE on August 1, 2001, the last trading day before announcement of the merger agreement, and on September 19, 2001, the latest practicable date before the printing of this proxy statement - prospectus. The table also sets forth the value of the Teradyne shares, based upon the closing price per share of Teradyne common stock on the NYSE, that a GenRad shareholder would have received for one GenRad share, assuming that the merger had taken place on that date at the exchange ratio of
0.1733 of a share of Teradyne common stock for each share of GenRad common stock. These numbers have been calculated by multiplying the exchange ratio of
0.1733 by the closing price per share of Teradyne common stock on those dates. The actual value of the Teradyne common shares a GenRad shareholder will receive on the effective date of the merger may be higher or lower than the prices per share listed below.

                                                                                              VALUE OF
                                                        CLOSING PRICE     CLOSING PRICE       TERADYNE
                                                         OF TERADYNE        OF GENRAD       COMMON STOCK
                                                        COMMON STOCK      COMMON STOCK        RECEIVED
                                                       ---------------   ---------------   ---------------
August 1, 2001.......................................  $       35.10     $        4.00     $          6.08
September 19, 2001(1)................................  $       24.12     $        3.90     $          4.18

    The following table provides the high and low sales prices for Teradyne common stock and GenRad common stock as quoted by the NYSE. Neither Teradyne nor GenRad has paid any dividends.

                                                                       TERADYNE                             GENRAD
                                                           ---------------------------------   ---------------------------------
YEAR                                                             LOW              HIGH               LOW              HIGH
----                                                       ---------------   ---------------   ---------------   ---------------
Fiscal years ended December 31, 1999 and January 1, 2000,
  respectively:
  First quarter..........................................  $         21.13   $         32.50   $         14.13   $         21.94
  Second quarter.........................................            23.38             36.00             14.00             22.38
  Third quarter..........................................            32.00             41.88             17.31             22.13
  Fourth quarter.........................................            29.50             66.00             15.50             19.94
Fiscal years ended December 31, 2000 and December 30,
  2000, respectively:
  First quarter..........................................  $         54.88   $         94.94   $         12.38   $         16.63
  Second quarter.........................................            65.00            115.44              7.06             13.06
  Third quarter..........................................            34.94             81.00              7.88             11.31
  Fourth quarter.........................................            23.00             41.63              9.06             12.19
Fiscal years ending December 31, 2001 and December 29,
  2001, respectively:
  First quarter..........................................  $         29.05   $         44.05   $          7.60   $         13.70
  Second quarter.........................................            26.25             47.20              5.22              8.15
  Third quarter through September 19, 2001(1)............            22.28             37.45              3.60              6.15

------------------------

(1) The third trading day after the September 11, 2001 terrorist attacks on the United States.

    Shareholders are advised to obtain current market quotations of Teradyne common stock and GenRad common stock. We cannot predict what the market price of Teradyne common stock and GenRad common stock will be at or after the completion of the merger. The market price of Teradyne common stock and GenRad common stock will fluctuate between the date of this proxy statement - prospectus, the date of the GenRad special meeting and the date on which the merger is completed and afterwards.

  COMPARISON OF THE RIGHTS OF HOLDERS OF TERADYNE COMMON STOCK AND HOLDERS OF
                              GENRAD COMMON STOCK

    Teradyne and GenRad are both Massachusetts corporations and the rights of each company's shareholders are governed by each company's respective articles of organization and by-laws as well as the Massachusetts Business Corporation Law. Assuming approval of the merger agreement by the shareholders of GenRad, at the effective time of the merger, the holders of GenRad common stock will become holders of Teradyne common stock. The rights of GenRad's shareholders following the merger will be governed by Teradyne's articles of organization and by-laws.

    The following is a summary of the material differences between the rights of the holders of Teradyne common stock and GenRad common stock. Because both Teradyne and GenRad are Massachusetts corporations, these differences arise principally from differences in the provisions of Teradyne's and GenRad's respective articles of organization and by-laws.

    The following summary does not purport to be a complete statement of the rights of Teradyne shareholders as compared with the rights of GenRad's shareholders. Further, the following summary does not purport to be a complete description of the specific provisions referred to in this section. In addition, the identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the governing corporate instruments of Teradyne and GenRad to which shareholders are referred.

AUTHORIZED CAPITAL STOCK

    The authorized capital stock of Teradyne as of the date of this proxy statement - prospectus and on the date of the merger will consist of 1,000,000,000 shares of Teradyne common stock. The authorized capital stock of GenRad as of the date of this proxy statement - prospectus consists of 60,000,000 shares of GenRad common stock.

DESCRIPTION OF TERADYNE COMMON STOCK

    Holders of Teradyne common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Since holders of Teradyne common stock do not have cumulative voting rights, the holders of more than 50% of our common stock can elect all the directors if they so choose. Holders of Teradyne common stock are entitled to receive ratably dividends, if any, as may be declared by the Teradyne board of directors out of funds legally available for payment of dividends. Upon the liquidation, dissolution or winding up of Teradyne, holders of Teradyne common stock are entitled to receive ratably the net assets of Teradyne available after the payment of all debts and other liabilities of Teradyne. Holders of Teradyne common stock have no preemptive, subscription, redemption or conversion rights, nor are they entitled to the benefit of any sinking fund.

    GenRad does not have a shareholder rights plan or similar protective structure in place with respect to potential business combinations. On
November 16, 2000, the Teradyne board of directors declared a dividend of one right for each outstanding share of Teradyne common stock outstanding on November 27, 2000 to the stockholders of record on that date. Each right entitled the registered holder to purchase from Teradyne one share of Teradyne common stock at a price of $540.00 per share, subject to adjustment. The description and terms of the rights are set forth in a rights agreement between Teradyne and Fleet National Bank and are evidenced by a common stock certificate with a copy of the summary of the rights.

    The rights will be exercisable on the earlier to occur of:

    - a public announcement that a person or group of affiliated or associated persons, known as an acquiring person, has acquired beneficial ownership of 20% or more of the outstanding shares of Teradyne common stock; or

    - 10 business days (or such later date as may be determined by action of the Teradyne board of directors prior to such time as any person becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20%, or more of such outstanding shares of Teradyne common stock.

Prior to the earlier of either of the two dates set forth above, sometimes referred to as the distribution date, the rights are not exercisable. Until the rights are exercised, the holder of the right will have no rights as a shareholder of Teradyne, including but not limited to the right to receive dividends.

    The rights agreement provides that, until exercised, redeemed or their expiration, the rights will be transferred with and only with the Teradyne common stock. Further, until the rights are exercised, redeemed or their expiration, certificates for Teradyne common stock issued after November 27, 2000 or upon transfer or new issuance of shares of Teradyne common stock will contain a notation incorporating the rights agreement by reference. All certificates outstanding on November 27, 2000 for Teradyne common stock surrendered for transfer prior to the exercise, redemption or expiration of the rights, even without a notation or a copy of the summary of the rights being attached thereto, will also constitute the transfer of the rights associated with each share of Teradyne common stock.

    The rights will expire on November 27, 2010, unless extended or unless the rights are earlier redeemed by Teradyne, in each case, as described below.

    The purchase price payable, and the number of shares of Teradyne common stock or other securities or property issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

    - in the event of a stock dividend on, or a subdivision, combination or reclassification of, the shares of Teradyne common stock;

    - upon the grant to holders of shares of Teradyne common stock of certain rights or warrants to subscribe for or purchase shares of Teradyne common stock at a price, or securities convertible into shares of Teradyne common stock with a conversion price, less than the then current market price of the shares of Teradyne common stock; or

    - upon the distribution to holders of shares of Teradyne common stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of Teradyne common stock) or of subscription rights or warrants (other than those referred to above).

    From and after the date any person becomes an acquiring person, if the rights are or were at any time on or after the earlier of (x) the date of such event and (y) the distribution date acquired or beneficially owned by an acquiring person or an associate or affiliate of an acquiring person, such rights shall become void, and any holder of such rights shall thereafter have no right to exercise such rights.

    In the event that, at any time after a person becomes an acquiring person, Teradyne is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right. In the event that any person becomes an acquiring person, proper provision shall be made so that each holder of a right, other than the rights beneficially owned by the acquiring person and its affiliates and associates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Teradyne common stock having a market value of two times the exercise price of the right. If Teradyne does not have sufficient shares of Teradyne common stock to satisfy such obligation to issue shares of Teradyne common stock, or if the Teradyne board of directors so elects, Teradyne will deliver upon payment of the exercise price of a right an amount of cash or securities equivalent in value to the shares of Teradyne common stock issuable upon exercise of a right. However, if Teradyne fails to meet such obligation within 30 days following the later of (x) the first occurrence of an event triggering the right to purchase shares of Teradyne common stock and (y) the date on which Teradyne's right to redeem the common share purchase rights expires, Teradyne must deliver, upon exercise of a right but without requiring payment of the exercise price then in effect, shares of Teradyne common stock (to the extent available) and cash equal in value to the difference between the value of the shares of Teradyne common stock otherwise issuable upon the exercise of a right and the exercise price then in effect. The Teradyne board of directors may extend the 30-day period described above for up to an additional 90 days to permit the taking of action that may be necessary to authorize sufficient additional shares of Teradyne common stock to permit the issuance of shares of Teradyne common stock upon the exercise in full of the rights.

    At any time after any person becomes an acquiring person and prior to the acquisition by any person or group of a majority of the outstanding shares of Teradyne common stock, the Teradyne board of directors may exchange the rights (other than rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Teradyne common stock per right (subject to adjustment).

    With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price. No fractional shares of Teradyne common stock will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the shares of Teradyne common stock on the last trading day prior to the date of exercise.

    At any time prior to the time any person becomes an acquiring person, the Teradyne board of directors may redeem the rights in whole, but not in part, at a price equal to $0.001 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as the Teradyne board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

    The terms of the rights may be amended by the Teradyne board of directors without the consent of the holders of the rights, except that from and after such time as any person becomes an acquiring person no such amendment may adversely affect the interests of the holders of the rights (other than the acquiring person and its affiliates and associates).

                                    TERADYNE

    Teradyne designs, manufactures, markets and services test and inspection systems and related software, as well as backplanes and connectors. Teradyne currently has four principal product lines:

    - semiconductor test systems;

    - connection systems;

    - circuit-board test and inspection systems; and

    - broadband test systems.

    SEMICONDUCTOR TEST SYSTEMS. Teradyne produces semiconductor test systems for use by electronic component manufacturers in the design and testing of a wide variety of semiconductor products, including logic, memory, mixed signal and "system on a chip" integrated circuits. Semiconductor test systems are sold to semiconductor manufacturers and subcontractors to the semiconductor industry. Semiconductor manufacturers use Teradyne's semiconductor test systems to:

    - measure product performance;

    - improve product quality;

    - shorten time to market;

    - enhance manufacturability;

    - minimize labor costs; and

    - increase production yields.

    CONNECTION SYSTEMS. Teradyne's connection systems include backplane assemblies, connectors and electro-mechanical systems integration for customers in the telecom, data networking, storage and server industries. A backplane is an assembly into which printed circuit boards are inserted that provides for the interconnection of electrical signals between the circuit boards and the other elements of the system. Connection systems provide design and applications engineering along with manufacturing for a total interconnect solution for Teradyne's customers. Connection systems product technology can be found in diverse products such as Internet routers, computer servers, mass data storage and telecom switches.

    CIRCUIT-BOARD TEST AND INSPECTION SYSTEMS. Electronic equipment manufacturers use Teradyne's circuit-board test and inspection systems for the design, inspection and testing of circuit boards and other assemblies. Teradyne also sells circuit-board test and inspection systems to customers across most sectors of the electronics industry and to companies in other industries that use electronic devices in high volume. Similar to semiconductor test systems, Teradyne's customers use their systems and related software to increase product performance, to improve product quality, to shorten time to market, to enhance manufacturability, to minimize labor costs, and to increase production yields.

    BROADBAND TEST SYSTEMS. Broadband test systems are used by the communications industry for Internet testing, customer care and voice network maintenance. Broadband test systems perform qualification testing for digital subscriber line, or DSL, services, assist customer care centers in isolating network service problems, and perform integrated surveillance and maintenance for voice networks.

LEGAL PROCEEDINGS

    On September 5, 2001, a complaint was filed in the Superior Court in San Diego County, California, naming as defendants Teradyne and two of its executive officers. The complaint alleges, among other things, that the sale of Teradyne common stock in connection with Teradyne's acquisition of each of Herco Technology Corp., a California company, and Perception Laminates, Inc., a California company, violated certain California securities statutes and common law, and that Teradyne breached certain contractual obligations in the agreement relating to the acquisition. The complaint seeks unspecified damages, including compensatory, consequential and punitive damages, and recovery of reasonable attorney fees and costs. Teradyne disputes the claims and believes they are without merit, and intends to defend vigorously against the lawsuit.

    Teradyne is a Massachusetts corporation. Its principal executive offices are located at 321 Harrison Avenue, Boston, Massachusetts, and its telephone number is (617) 482-2700.

                                     GENRAD

    GenRad is a global leader of electronics manufacturing productivity solutions for contract and original equipment manufacturers of handheld and wireless devices, personal computers and business servers, DSL and other broadband switching and routing technologies, and other devices integral to emerging internet e-commerce markets. GenRad also applies its technologies to development of diagnostic solutions for the automotive and general transportation industry.

    GenRad operates on a worldwide basis and maintains facilities primarily in the United States, western Europe and southeast Asia. It has 37 offices in 22 countries and employs approximately 1,300 people.

    GenRad is comprised of four lines of business bringing to market integrated hardware, software and service solutions that empower always-on services and un-interruptible business applications:

    - process solutions;

    - functional solutions;

    - diagnostic solutions; and

    - support and services.

    PROCESS SOLUTIONS. GenRad's process solutions business segment focuses on in-circuit test, x-ray test and re-work solutions as well as plant and line management solutions for electronics product manufacturers. Process solutions provides printed circuit board manufacturers with a completely integrated solution to optimize their product development process from design through manufacturing. GenRad also offers multiple tester platforms including a fixtureless flying prober and manufacturing defect analyzer for complex printed circuit boards. GenRad's inspection systems provide verification of solder joint quality, component and assembly failure analysis, repair verification and Statistical Process Control data, for monitoring and optimizing the manufacturing process.

    FUNCTIONAL SOLUTIONS. GenRad's functional solutions business segment focuses on functional test platforms for manufacturers of telecommunications, computers and automotive electronics. Testing the hardware that drives the internet, GenRad's functional solutions provide the test platform for technologies like xDSL, cable modems, optical switches and a wide range of network routers, bridges and switches.

    DIAGNOSTIC SOLUTIONS. GenRad is the leading global supplier of diagnostic and information solutions, specializing in the support of complex electronically controlled vehicles throughout their lifecycle from design through manufacturing to service. Through our vision of tying design, manufacturing and service together, our solutions turn data into knowledge throughout the supply chain. The GenRad diagnostic solutions segment provides software and hardware solutions for automotive and transportation original equipment manufacturers, and independent service providers. GenRad intends to sell its diagnostic solutions line of business prior to the completion of the merger with Teradyne. There can be no guarantee that GenRad will be able to complete the sale prior to the merger, if at all.

    SUPPORT AND SERVICES. GenRad's support and services business segment focuses on maintenance programs, on-site and remote support, programming and training to help customers optimize their GenRad hardware and software solutions. GenRad support and services are designed to keep GenRad hardware and software solutions running at peak efficiency and minimizing down time. GenRad service engineers are trained to assist customers in getting the most out of their GenRad production assurance solutions.

    GenRad is a Massachusetts corporation. Its principal executive offices are located at 7 Technology Park Drive, Westford, Massachusetts 01886, and its telephone number is (978) 589-7000.

                       BENEFICIAL SHAREHOLDERS OF GENRAD

    The following table sets forth information as of September 19, 2001 concerning (i) each director of GenRad, (ii) the individuals who have served as executive officers of GenRad since the beginning of fiscal 2000, (iii) all current executive officers and directors of GenRad as a group, and (iv) each person who is known by GenRad to be the beneficial owner of more than five percent of the GenRad common stock as of such date. The information presented details each person's ownership of GenRad common stock and what their respective ownership of Teradyne common stock would be if the merger is completed, assuming the person does not otherwise beneficially own shares of Teradyne common stock. This information has been furnished by the persons listed in the table. Except as indicated in the footnotes below, the persons named in this table have sole investment and voting power with respect to the shares beneficially owned by them.

                                                                                     TERADYNE SHARES OWNED
                                                    GENRAD SHARES OWNED                 AFTER THE MERGER
                                              --------------------------------   ------------------------------
                                                                   PERCENT OF                     PERCENT OF
                                                 SHARES            OUTSTANDING      SHARES        OUTSTANDING
                                              BENEFICIALLY           SHARES      BENEFICIALLY       SHARES
NAME OF BENEFICIAL OWNER                        OWNED(1)            OWNED(14)       OWNED          OWNED(14)
------------------------                      ------------         -----------   ------------   ---------------
State of Wisconsin Board of Investment......   2,872,000(2)           10.06%       497,717                    *
  P.O. Box 7842
  Madison, Wisconsin 53707

Daruma Asset Management.....................   2,517,900(3)            8.82%       436,352                    *
  Mariko O. Gordon
  60 East 42nd Street, Suite 1111
  New York, NY 10165

The TCW Group, Inc..........................   1,564,182(4)            5.48%       271,072                    *
  Robert Day
  865 South Figueroa Street
  Los Angeles, California 90017

Robert M. Dutkowsky.........................     532,000(5)            1.83%        92,195                    *

William S. Antle III........................      71,583(6)(7)            *         12,405                    *

Russell A. Gullotti.........................      33,168(6)(7)            *          5,748                    *

Lowell B. Hawkinson.........................      48,583(6)(7)            *          8,419                    *

William G. Scheerer.........................      34,583(6)(7)            *          5,993                    *

Adriana Stadecker...........................      28,083(6)(7)            *          4,866                    *

Ed Zschau...................................      25,083(6)(7)            *          4,346                    *

Lori B. Hannay..............................     161,518(8)               *         27,991                    *

Ronald W. Lindell...........................      30,747(9)               *          5,328                    *

Brian Quirk.................................     106,667(10)              *         18,485                    *

Walter A. Shephard..........................     132,228(11)              *         22,915                    *

James F. Lyons..............................     870,500(12)           2.97%       150,857                    *

All Executive Officers and Directors as a
  Group (13 Persons)........................   1,326,898(13)           4.47%       229,946                    *

------------------------

*   Less than 1%.

(1) The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under

    SEC rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of September 19, 2001 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named shareholder has a direct or indirect pecuniary interest in such shares.

(2) The information reported is based on a Schedule 13G/A, dated May 10, 2001, filed with the SEC by the State of Wisconsin Investment Board.

(3) The information reported is based on a Schedule 13G, dated February 6, 2001, filed with the SEC by Daruma Asset Management, Inc. and Mariko O. Gordon. Daruma Asset Management is an investment advisor and Ms. Gordon is its principal shareholder.

(4) The information reported is based on a Schedule 13G, dated February 14, 2001, filed with the SEC by The TCW Group, Inc. and Robert Day. Robert Day may be deemed a control person of TCW.

(5) Amount shown includes options to purchase 500,000 shares of GenRad common stock.

(6) Includes options to purchase 12,500 shares of GenRad common stock for each of Ms. Stadecker and Messrs. Antle, Gullotti, Hawkinson, Scheerer and
    Mr. Zschau.

(7) Includes 2,500 shares of restricted stock issued on August 31, 1999, 2,500 shares of restricted stock issued on August 31, 2000 and 1,083 shares of restricted stock issued on August 31, 2001 to each of Ms. Stadecker and Messrs. Antle, Gullotti, Hawkinson, Scheerer and Zschau. These shares may not be transferred prior to the earlier to occur of (i) the first, second and third anniversaries of the respective dates of grant, each with respect to one-third of the shares, (ii) the resignation of the director from the GenRad board of directors with the consent of the majority of the members of the board, or the death or disability of the director, or (iii) a change of control of GenRad.

(8) Amount shown includes options to purchase 161,500 shares of GenRad common stock, but does not include options to purchase 30,000 shares of GenRad common stock that will become exercisable upon shareholder approval of the merger agreement.

(9) Amount shown includes options to purchase 29,167 shares of GenRad common stock, but does not include options to purchase 70,833 shares of GenRad common stock that will become exercisable upon shareholder approval of the merger agreement.

(10) Amount shown is comprised solely of options to purchase shares of GenRad common stock, but does not include options to purchase 83,333 shares of GenRad common stock that will become exercisable upon shareholder approval of the merger agreement.

(11) Amount shown includes options to purchase 122,467 shares of GenRad common stock, but does not include options to purchase 94,333 shares of GenRad common stock that will become exercisable upon shareholder approval of the merger agreement.

(12) Share ownership data as of March 14, 2001. Mr. Lyons resigned from GenRad on April 9, 2000. Amount includes options to purchase 737,500 shares of GenRad common stock, but does not include options to purchase 112,500 shares of GenRad common stock that will become exercisable upon shareholder approval of the merger agreement.

(13) Amount shown includes options to purchase 122,484 shares of GenRad common stock, but does not include options to purchase 66,249 shares of GenRad common stock that will become exercisable upon shareholder approval of the merger agreement.

(14) Percentages are based upon 28,554,934 shares of GenRad common stock outstanding and 176,039,515 shares of Teradyne common stock outstanding on September 19, 2001.

                                 LEGAL MATTERS

    The validity of the shares of Teradyne common stock to be issued in connection with the merger has been passed upon by Testa, Hurwitz & Thibeault, LLP of Boston, Massachusetts. Tax matters have been passed upon for GenRad by Nutter, McClennen & Fish, LLP of Boston, Massachusetts.

                                    EXPERTS

    The consolidated financial statements of Teradyne, Inc. incorporated in this proxy-statement-prospectus by reference to Teradyne's annual report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of GenRad, Inc. incorporated in this proxy statement - prospectus by reference to GenRad's annual report on Form 10-K/A for the fiscal year ended December 30, 2000 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to GenRad, Inc.'s ability to continue as a going concern as described in Note 13 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. A representative of PricewaterhouseCoopers LLP will be at the GenRad special meeting to answer questions from GenRad shareholders and will be given an opportunity to make a statement, if so desired.

                                 OTHER MATTERS

    The GenRad board is not aware of any other matters to be presented at the GenRad special meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion, to the extent permitted by applicable law, to vote in accordance with their own judgment on these matters.

                      WHERE YOU CAN FIND MORE INFORMATION

    Teradyne and GenRad file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that either company files with the SEC at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Each of Teradyne's and GenRad's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." In addition, Teradyne common stock and GenRad common stock are listed on the New York Stock Exchange and similar information concerning Teradyne and GenRad can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

    Teradyne has filed a registration statement on Form S-4 to register with the SEC the Teradyne common stock to be issued to the GenRad shareholders in the merger. This proxy statement - prospectus is a part of that registration statement and constitutes a prospectus of Teradyne in addition to being a proxy statement of GenRad for the special shareholders' meeting. As allowed by SEC rules, this proxy statement - prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    The SEC allows Teradyne and GenRad to "incorporate by reference" information into this proxy statement - prospectus, which means that Teradyne and GenRad can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is deemed to be part of this proxy statement - prospectus, except for any information superceded by information in this proxy statement - prospectus. This proxy statement - prospectus incorporates by reference the documents named below that we have previously filed with the SEC.

Those documents contain important information about Teradyne's and GenRad's businesses, financial conditions and operating results.

                              TERADYNE SEC FILINGS

    - Annual Report on Form 10-K for the year ended December 31, 2000.

    - Quarterly Reports on Form 10-Q for the quarters ended April 1, 2001 and July 1, 2001.

    - Definitive Proxy Statement on Schedule 14A, filed on April 18, 2001.

                               GENRAD SEC FILINGS

    - Annual Report on Form 10-K and 10-K/A for the year ended December 30,
      2000.

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

    - Quarterly Report on Form 10-Q and Form 10-Q/A for the quarter ended June 30, 2001.

    - Current Reports on Form 8-K, filed on June 19, 2001 and August 2, 2001.

    - Definitive Proxy Statement on Schedule 14A, filed on April 6, 2001.

    - The description of GenRad's common stock contained in GenRad's registration statement on Form S-3 (File No. 333-93701).

    Teradyne and GenRad are also incorporating by reference additional documents that Teradyne and GenRad will file with the SEC between the date of this proxy statement - prospectus and the date of the GenRad special shareholders' meeting.

    Teradyne has supplied all information contained or incorporated by reference in this proxy statement - prospectus relating to Teradyne, and GenRad has supplied all information contained in this proxy statement - prospectus relating to GenRad.

    Documents incorporated by reference are available from Teradyne and GenRad without charge, excluding all exhibits unless Teradyne and GenRad have specifically incorporated by reference an exhibit in this proxy statement - prospectus. Shareholders may obtain documents incorporated by reference in this proxy statement - prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Teradyne, Inc.                         GenRad, Inc.
321 Harrison Avenue                    7 Technology Park Drive
Boston, Massachusetts 02118            Westford, Massachusetts 01886

Attention: Investor Relations          Attention: Walter A. Shephard
Telephone: (617) 422-2425              Telephone: (978) 589-7440

    If you would like to request documents from Teradyne, please do so by October 15, 2001 to receive them before the GenRad special shareholders' meeting.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT - PROSPECTUS TO VOTE ON THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. NEITHER TERADYNE NOR GENRAD HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT WHICH IS CONTAINED IN THIS PROXY STATEMENT - PROSPECTUS. THIS PROXY STATEMENT - PROSPECTUS IS DATED SEPTEMBER 25, 2001. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT - PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THIS DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT - PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF TERADYNE COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                           DATED AS OF AUGUST 1, 2001
                                     AMONG
                                 TERADYNE, INC.
                            RADIO ACQUISITION CORP.
                                      AND
                                  GENRAD, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
ARTICLE I  The Merger.......................................     A-1
  SECTION 1.01.  THE MERGER.................................     A-1
  SECTION 1.02.  CLOSING....................................     A-1
  SECTION 1.03.  EFFECTIVE TIME OF THE MERGER...............     A-1
  SECTION 1.04.  EFFECTS OF THE MERGER......................     A-2
  SECTION 1.05.  ARTICLES OF ORGANIZATION; BY-LAWS;
    PURPOSES................................................     A-2
  SECTION 1.06.  DIRECTORS..................................     A-2
  SECTION 1.07.  OFFICERS...................................     A-2

ARTICLE II  Effect of the Merger on the Capital Stock of the
  Constituent Corporations..................................     A-2
  SECTION 2.01.  EFFECT ON CAPITAL STOCK....................     A-2
  SECTION 2.02.  EXCHANGE OF CERTIFICATES...................     A-3
  SECTION 2.03.  TREATMENT OF OPTIONS.......................     A-5
  SECTION 2.04.  DISSENTING SHARES..........................     A-6

ARTICLE III  Representations and Warranties.................     A-6
  SECTION 3.01.  REPRESENTATIONS AND WARRANTIES OF THE
    COMPANY.................................................     A-6
  SECTION 3.02.  REPRESENTATIONS AND WARRANTIES OF PARENT
    AND SUB.................................................    A-17

ARTICLE IV  Covenants Relating to Conduct of Business Prior
  to Merger.................................................    A-20
  SECTION 4.01.  CONDUCT OF BUSINESS BY THE COMPANY.........    A-20

ARTICLE V  Additional Agreements............................    A-23
  SECTION 5.01.  PREPARATION OF FORM S-4 AND PROXY
    STATEMENT; SHAREHOLDER MEETING..........................    A-23
  SECTION 5.02.  ACCESS TO INFORMATION; CONFIDENTIALITY.....    A-24
  SECTION 5.03.  REASONABLE BEST EFFORTS....................    A-24
  SECTION 5.04.  INDEMNIFICATION............................    A-25
  SECTION 5.05.  PUBLIC ANNOUNCEMENTS.......................    A-25
  SECTION 5.06.  NO SOLICITATION............................    A-26
  SECTION 5.07.  STOCK EXCHANGE LISTING.....................    A-27
  SECTION 5.08.  LETTERS OF THE COMPANY'S ACCOUNTANTS.......    A-27
  SECTION 5.09.  LETTERS OF PARENT'S ACCOUNTANTS............    A-27
  SECTION 5.10.  EMPLOYEE BENEFIT PLANS.....................    A-27
  SECTION 5.11.  COMPANY SENIOR CREDIT FACILITY.............    A-28
  SECTION 5.12.  INFORMATION SUPPLIED.......................    A-28

ARTICLE VI  Conditions Precedent............................    A-28
  SECTION 6.01.  CONDITIONS TO EACH PARTY'S OBLIGATION TO
    EFFECT THE MERGER.......................................    A-28
  SECTION 6.02.  CONDITIONS TO OBLIGATIONS OF PARENT AND
    SUB.....................................................    A-29
  SECTION 6.03.  CONDITIONS TO OBLIGATION OF THE COMPANY....    A-29

ARTICLE VII  Termination, Amendment, and Waiver.............    A-30
  SECTION 7.01.  TERMINATION................................    A-30
  SECTION 7.02.  EFFECT OF TERMINATION......................    A-31
  SECTION 7.03.  AMENDMENT..................................    A-31
  SECTION 7.04.  EXTENSION; WAIVER..........................    A-31
  SECTION 7.05.  PROCEDURE FOR TERMINATION, AMENDMENT,
    EXTENSION, OR WAIVER....................................    A-31

                                                                PAGE
                                                              --------
ARTICLE VIII  General Provisions............................    A-32
  SECTION 8.01.  NONSURVIVAL OF REPRESENTATION AND
    WARRANTIES..............................................    A-32
  SECTION 8.02.  FEES AND EXPENSES..........................    A-32
  SECTION 8.03.  NOTICES....................................    A-33
  SECTION 8.04.  DEFINITIONS................................    A-33
  SECTION 8.05.  INTERPRETATION.............................    A-35
  SECTION 8.06.  COUNTERPARTS...............................    A-35
  SECTION 8.07.  ENTIRE AGREEMENT; NO THIRD-PARTY
    BENEFICIARIES...........................................    A-35
  SECTION 8.08.  GOVERNING LAW..............................    A-36
  SECTION 8.09.  ASSIGNMENT.................................    A-36
  SECTION 8.10.  ENFORCEMENT................................    A-36

    AGREEMENT AND PLAN OF MERGER, dated as of August 1, 2001, among
Teradyne, Inc., a Massachusetts corporation ("PARENT"), Radio Acquisition Corp., a Massachusetts corporation and a direct wholly owned subsidiary of Parent ("SUB"), and GenRad, Inc., a Massachusetts corporation (the "COMPANY").

    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have determined that the merger of Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders;

    WHEREAS, such Boards of Directors have approved the Merger, pursuant to which each share of common stock, par value $1.00 per share, of the Company (the "COMPANY COMMON STOCK", other than shares owned, directly or indirectly, by the Company or any subsidiary (as defined in Section 8.04) of the Company or by Parent, Sub or any other subsidiary of Parent, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(c));

    WHEREAS, the Merger and this Agreement require the vote of two-thirds of the outstanding shares of the Company Common Stock for the approval thereof (the "COMPANY SHAREHOLDER APPROVAL");

    WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Massachusetts Business Corporation Law ("MASSACHUSETTS LAW"), Sub shall be merged with and into the Company at the Effective Time of the Merger (as defined below). Upon the Effective Time of the Merger, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation.

    SECTION 1.02. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.01, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "CLOSING") will take place at 10:00 a.m. on the second business day after satisfaction of the conditions set forth in Section 6.01 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 6.02 and 6.03) (the "CLOSING DATE"), at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, unless another date, time or place is agreed to in writing by the parties hereto.

    SECTION 1.03. EFFECTIVE TIME OF THE MERGER. Upon the Closing, the parties shall file with the Secretary of State of the Commonwealth of Massachusetts a certificate of merger (the "ARTICLES OF MERGER") executed in accordance with the relevant provisions of Massachusetts Law and shall make all other filings or recordings required under Massachusetts Law. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Secretary of the Commonwealth of Massachusetts, or at such other time as is permissible in accordance with Massachusetts Law and as

Sub and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME OF THE MERGER").

    SECTION 1.04. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of Massachusetts Law. As used herein, "SURVIVING CORPORATION" shall mean and refer to the Company, at and after the Effective Time of the Merger, as the surviving corporation in the Merger.

    SECTION 1.05. ARTICLES OF ORGANIZATION; BY-LAWS; PURPOSES. (a) At the Effective Time of the Merger, and without any further action on the part of the Company or Sub, the articles of organization of Sub as in effect at the Effective Time of the Merger, shall be the articles of organization of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

    (b) At the Effective Time of the Merger, and without any further action on the part of the Company or Sub, the By-Laws of Sub as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    (c) The purposes of the Surviving Corporation shall be the purposes set forth in the articles of organization of Sub in effect immediately prior to the Effective Time of the Merger.

    (d) The capitalization of the Surviving Corporation shall be as set forth in the articles of organization of Sub in effect immediately prior to the Effective Time of the Merger.

    SECTION 1.06. DIRECTORS. The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.07. OFFICERS. The officers of Sub at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                            CONSTITUENT CORPORATIONS

    SECTION 2.01. EFFECT ON CAPITAL STOCK. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the Company, Sub, or any holder of any shares of Company Common Stock or any shares of capital stock of Sub:

    (a) COMMON STOCK OF SUB. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of the common stock, par value $0.01 per share, of the Surviving Corporation.

    (b)  CANCELLATION OF TREASURY STOCK AND PARENT-OWNED COMPANY COMMON
STOCK. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company, and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no cash, Parent Common Stock (as defined Section 2.01(c)) or other consideration shall be delivered or deliverable in exchange therefor.

    (c) CONVERSION OF COMPANY COMMON STOCK. Each issued and outstanding share of Company Common Stock (other than shares cancelled pursuant to Section 2.01(b) and any Dissenting Shares (as defined in and to the extent provided in Section 2.04)) shall be converted into the right to receive 0.1733 shares (the "EXCHANGE RATIO") of Common Stock, par value $0.125 per share, of Parent (the "MERGER CONSIDERATION").

    (d) CANCELLATION AND RETIREMENT OF COMPANY COMMON STOCK. As of the Effective Time of the Merger, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (collectively, the "CERTIFICATES") shall, to the extent such Certificate represents such shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration (and cash in lieu of fractional shares of Common Stock, par value $0.125 per share, of Parent (the "PARENT COMMON STOCK")) to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02.

    SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. As of the Effective Time of the Merger, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent (the "EXCHANGE AGENT") which shall provide that Parent shall deposit with the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this
Article II, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Merger, and any cash payable in lieu of any fractional shares of Parent Common Stock being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to
Section 2.01 in exchange for outstanding shares of Company Common Stock.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of Certificates immediately prior to the Effective Time of the Merger whose shares were converted into shares of Parent Common Stock pursuant to
Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation (or indemnity reasonably satisfactory to Parent and the Exchange Agent, if any of such Certificates are lost, stolen or destroyed) to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
Article II (after taking into account all shares of Company Common Stock then held by such holder), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, subject to the provisions of
Section 2.04, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the Parent Common Stock into which the shares of Company Common Stock represented by such Certificate have been converted as provided in this Article II and the right to receive upon such surrender cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 2.02.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing the whole shares of Parent Common Stock issued in exchange therefor without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of any dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of any dividends or other distributions with a record date after the Effective Time of the Merger and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

    (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof, and all cash paid pursuant to Sections 2.02(c) and 2.02(e), shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

    (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. In lieu of such issuance of fractional shares, Parent shall pay each holder of Certificates an amount in cash equal to the product obtained by multiplying
(a) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held immediately prior to the Effective Time of the Merger by such holder) would otherwise be entitled by
(b) the average of the closing sale prices for a share of Parent Common Stock on the New York Stock Exchange ("NYSE") Composite Transaction Tape for the ten trading days immediately preceding the date of the Effective Time of the Merger.

    (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates, subject to and in accordance with the terms of
Section 2.02(c).

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund deposited with the Exchange Agent pursuant to this Section 2.02 which remains undistributed to the holders of the Certificates six months after the Effective Time of the Merger shall be delivered to the Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to the Parent and only as general creditors thereof for payment of their claim for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock to which such holders may be entitled.

    (g) NO LIABILITY. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to three years after the Effective Time of the Merger, or immediately prior to such earlier date on which any Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration or cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

    (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

    (i) ADJUSTMENT PROVISIONS. In the event Parent changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time of the Merger as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Parent Common Stock and the record date therefor shall be prior to the Effective Time of the Merger, the Exchange Ratio shall be proportionately adjusted. If, between the date hereof and the Effective Time of the Merger, Parent shall merge, be acquired or consolidate with, by or into any other corporation (a "BUSINESS COMBINATION") and the terms thereof shall provide that Parent Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made as part of the terms of such Business Combination so that shareholders of the Company who would be entitled to receive shares of Parent Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Parent Common Stock issuable to such shareholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such Business Combination with respect to one share of Parent Common Stock (provided that nothing herein shall be construed so as to release the acquiring entity in any such Business Combination from its obligations under this Agreement as the successor to Parent).

    SECTION 2.03. TREATMENT OF OPTIONS. (a) At the Effective Time of the Merger, each outstanding option to purchase Company Common Stock (a "COMPANY STOCK OPTION") issued pursuant to the Company's 1991 Equity Incentive Plan, as amended, 1991 Directors' Plan, as amended, 1994 Director Restricted Plan, as amended, 1997 Non-Qualified Employee Stock Option Plan, as amended, 2001 Directors Stock Option Plan and Non-Statutory Stock Option Agreement by and between Robert M. Dutkowsky and the Company dated April 24, 2000 (collectively, the "COMPANY STOCK PLANS"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option; PROVIDED, HOWEVER, that in the case of any option to which
Section 421 of the Code applies by reason of its qualification under
Section 422 of the Code ("INCENTIVE STOCK OPTIONS"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

    (b) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Plans and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to adjustments required by this Section 2.03 after giving effect to the Merger and the provisions set forth above). If necessary, Parent shall comply with the terms of the Company Stock Plans and ensure, to the extent required by, and subject to the provisions of, the Company Stock Plans, that Company Stock Options that qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after the Effective Time of the Merger.

    (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options. As soon as practicable after the Effective Time of the Merger, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form, with respect to the shares of Parent Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), where applicable, Parent shall administer the Company Stock Plans in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Company Stock Plans complied with such rule prior to the Merger.

    (d) The Company shall terminate the Company Employee Stock Purchase Plan (the "COMPANY ESPP") at or prior to the Closing Date.

    SECTION 2.04. DISSENTING SHARES. (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Company Common Stock who has demanded and perfected appraisal rights of such shares in accordance with Massachusetts Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to
Section 2.01(c), but the holder thereof shall only be entitled to such rights as are granted by Massachusetts Law.

    (b) Notwithstanding the foregoing, if any holder of shares of Company Common Stock who demands appraisal of such shares under Massachusetts Law shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time of the Merger and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock, without interest thereon, upon surrender of the Certificate representing such shares as provided in Section 2.01(c).

    (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to Massachusetts Law and received by the Company which relate to any such demand for appraisal and
(ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time of the Merger with respect to demands for appraisal under Massachusetts Law. The Company shall not, except with the prior written consent of Parent or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of the Company Common Stock or offer to settle or settle any such demands.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the disclosure schedule (referencing the same section as this Agreement) delivered by the Company to Parent and Sub at the time of execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Sub as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and each of its Subsidiaries (as defined in Section 3.01(b)) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect (as defined in Section 8.04) with respect to the Company. The Company has delivered complete and correct copies of the Restated Articles of Organization, as amended (the "Articles of Organization"), and By-laws, as amended (the "By-laws"), of the Company as currently in effect. The Company has made available to Parent and Sub complete and correct copies of the certificates of incorporation and

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by-laws (or other organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement.

    (b) SUBSIDIARIES. The only direct or indirect subsidiaries (as defined in Section 8.04) of the Company (other than any subsidiary of the Company that does not constitute a "Significant Subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")) are those listed in Section 3.01(b) of the Company Disclosure Schedule (the "SUBSIDIARIES"). All of the outstanding shares of capital stock of each subsidiary of the Company have been validly issued and are fully paid and nonassessable and, except as disclosed in Section 3.01(b) of the Company Disclosure Schedule, are owned (of record and beneficially) by the Company, by another wholly owned subsidiary of the Company or by the Company and another such wholly owned subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever except for permitted liens (as defined below) (collectively, "LIENS"). Except for the ownership interests set forth in Section 3.01(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

    (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock, par value $1.00 per share. As of the close of business on July 31, 2001, there were: (i) 28,552,465 shares of Company Common Stock issued and outstanding; (ii) 1,883,569 shares of Company Common Stock held in the treasury of the Company; (iii) 1,226,350 shares of Company Common Stock Options available for grant pursuant to the Company Stock Plans and 1,226,350 shares of Company Common Stock reserved for issuance pursuant to the Company Stock Plans, and (iv) 3,048 shares of Company Common Stock reserved for issuance pursuant to the Company ESPP. Except as set forth above, as of the close of business on July 31, 2001, there were no shares of capital stock or other equity securities of the Company issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All securities issued by the Company were issued in compliance in all material respects with all applicable federal and state securities laws and all applicable rules and regulations promulgated thereunder. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of the Company that have the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote (collectively, "VOTING DEBT"). Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend, accelerate the vesting of or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its subsidiaries. To the knowledge of the Company, there are no irrevocable proxies with respect to shares of capital stock of the Company or any subsidiary of the Company. Except as set forth in Section 3.01(c) of the Company Disclosure Schedule, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other agreements or arrangements with or, to the knowledge of the Company, among any securityholders of the Company with respect to securities of the Company.

    Since December 31, 2000, the Company has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company or any of its subsidiaries, other than pursuant to any employee stock options issued prior to the date

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hereof under the Company Stock Plans; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more subsidiaries, any shares of capital stock of the Company or any of its subsidiaries or (C) declared, set aside, made or paid to the shareholders of the Company dividends or other distributions on the outstanding shares of capital stock of the Company.

    (d) AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Shareholder Approval in the case of the Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Sub) constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Except as set forth in Section 3.01(d) of the Company Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation by the Company of the transactions contemplated by this Agreement and compliance by the Company with the provisions hereof and thereof will not, conflict with, or result in any breach or violation of, or any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or a "put" right with respect to any obligation under, or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the Articles of Organization, as amended, or By-laws, of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, note purchase agreement, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its obligations hereunder, except for (i) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and the filing of applications by the Company pursuant to antitrust or similar laws in such foreign jurisdictions as necessary, (ii) the filing with the SEC and the NYSE of (A) a proxy statement relating to the Company Shareholder Approval (such proxy statement as amended or supplemented from time to time, the "PROXY STATEMENT") and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to make or obtain, individually or in the aggregate, could not reasonably be expected to
(x) prevent or materially delay consummation of the

Merger or the other transactions contemplated hereby or performance of the Company's obligations hereunder or (y) have a Material Adverse Effect with respect to the Company.

    (e) SEC DOCUMENTS; UNDISCLOSED LIABILITIES. The Company has filed with the SEC all reports, schedules, forms, statements and other documents required pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act since January 1, 1998 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents (other than the SEC Financial Statements (as defined below)) comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents (including any and all financial statements included therein) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in all SEC Documents filed since January 1, 1998 (the "SEC FINANCIAL STATEMENTS") comply as to form in all material respects with applicable published accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC), applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal recurring year-end audit adjustments). Except as disclosed in Section 3.01(e) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of the Company and its subsidiaries or in the notes thereto, except (i) liabilities reflected in the consolidated balance sheet of the Company as of March 31, 2001 (the "2001 BALANCE SHEET") and
(ii) liabilities incurred since March 31, 2001 in the ordinary course of business consistent with past practice.

    (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the
"FORM S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting (as defined in Section 5.01(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent or Sub specifically for inclusion or incorporation by reference therein.

    (g)  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as disclosed in
Section 3.01(g) of the Company Disclosure Schedule, since March 31, 2001 there is not and has not been: (i) any Material Adverse

Change (as defined in Section 8.04) with respect to the Company; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to the Company; (iii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

    (h) LITIGATION; LABOR MATTERS; COMPLIANCE WITH LAWS. (i) Except as disclosed in Section 3.01(h) of the Company Disclosure Schedule, there is
(1) no suit, action, claim, charge, arbitration, investigation or proceeding pending before a Governmental Entity, and (2) to the knowledge of the Company, no suit, claim, charge, action, arbitration, investigation or proceeding threatened against or investigation pending with respect to the Company or any of its subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder, nor is there any judgment, decree, citation, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries which, individually or in the aggregate, has or could reasonably be expected to have, any such effect.

    (ii) Except as disclosed in Section 3.01(h)(ii) of the Company Disclosure Schedule, (1) neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (2) to the knowledge of the Company, neither the Company nor any of its subsidiaries is the subject of any strike, grievance or other proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (3) there is no strike, work stoppage or other labor dispute involving it or any of its subsidiaries pending or, to its knowledge, threatened; (4) no grievance is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect with respect to the Company; (5) to the knowledge of the Company, the Company and each subsidiary is in compliance with all applicable laws (domestic and foreign), agreements, contracts and policies relating to employment, employment practices, wages, hours, immigration matters and terms and conditions of employment except for failures so to comply, if any, that, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company; (6) the Company has paid in full to all employees of the Company and its subsidiaries all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees under any policy, practice, agreement, plan, program, statue or other law except for failures, if any, that, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company; (7) the Company is not liable for any severance pay or other payments to any employee or former employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, or program of the Company, nor to the knowledge of the Company will the Company have any liability which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company of any persons employed by the Company or any of its subsidiaries on or prior to the Effective Time of the Merger; and (8) the Company is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") and any similar state or local laws, and all other employee notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

    (iii) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of the Company and its subsidiaries, taken as a whole (the "COMPANY PERMITS"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company. Except as disclosed in
Section 3.01(h)(iii) of the Company Disclosure Schedule, the businesses of the Company and its subsidiaries are not being conducted in violation of any law (domestic or foreign), ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not and would not have a Material Adverse Effect with respect to the Company.

    (i) EMPLOYEE BENEFIT PLANS. (i) Section 3.01(i) of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements relating to employment, benefits or entitlements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or other activities taken by the Company on or prior to the date of the Agreement), sponsored by the Company, one of its subsidiaries or any other entity such as a co-employer, whether formal or informal, oral or written, legally binding or not under which any employee or former employee of the Company or any of its subsidiaries has any present or future right to benefits based on such employee's employment with the Company or one of its subsidiaries and under which the Company or any of its subsidiaries has any present or future liability, except such plans, agreements, programs, policies or arrangements which, individually or in the aggregate, would not impose more than an immaterial cost to the Company. All such plans, agreements, programs, policies and arrangements are herein collectively referred to as the "COMPANY PLANS".

    (ii) With respect to each Company Plan, the Company has delivered to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement, annuity contact or other funding instrument; (B) the most recent determination letter issued by the U.S. Internal Revenue Service ("IRS");
(C) any summary plan description and other material written communications (or a description of any material oral communications) by the Company to its employees concerning the extent of the benefits provided under a Company Plan; and
(D) for the three most recent years (I) the Form 5500 and attached schedules;
(II) audited financial statements; (III) actuarial valuation reports; and
(IV) attorney's response to an auditor's request for information.

    (iii) Except as disclosed in Section 3.01(i) of the Company Disclosure
Schedule: (A) each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations (including the applicable laws, rules and regulations of foreign jurisdiction), in each case, in all material respects; (B) each Company Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified and has received a favorable determination letter as to its qualification and, to the Company's knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the best knowledge of the Company, threatened; (D) to the Company's knowledge, no facts or circumstances exist which could give rise to any such actions, suits or claims and the Company will promptly notify Parent in writing of any pending claims or, to the knowledge of the Company, any threatened claims arising between the date hereof and the Effective Time of the Merger; (E) neither the Company nor,

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to the Company's knowledge, any other party has engaged in a prohibited transaction, as such term is defined under Code Section 4975 or ERISA
Section 406, which would subject the Company or Parent or its subsidiaries to any material taxes, penalties or other liabilities under the Code or ERISA;
(F) no event has occurred and no condition exists that can reasonably be expected to subject the Company, either directly or by reason of its relationship to any member of its "CONTROLLED GROUP" (defined as any organization which is deemed to be a single employer with the Company within the meaning of Code Sections 414(b), (c), (m) or (o) or ERISA Section 4001), to any material tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations (including the applicable laws, rules and regulations of any foreign jurisdiction), (F) all contributions and payments accrued under each Company Plan, determined in accordance with prior funding and accrual practices, as of the Effective Time of the Merger have been or will be timely paid or made prior thereto and adequate reserves have been provided for in the Company's SEC Financial Statements for any premiums (or portions thereof) and for all benefits attributable to service on or prior to the Effective Time of the Merger; (G) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof; and (H) no Company Plan provides for an increase in the rate of contribution, benefit accrual or vesting of benefits on or after the date of this Agreement.

    (iv) Except as disclosed in Section 3.01(i) of the Company Disclosure
Schedule: (A) no Company Plan nor any "pension plan" (as defined in ERISA
Section 3 (2)) maintained or contributed to by any member of the Company's Controlled Group has incurred any "accumulated funding deficiency" as such term is defined in ERISA Section 302 and Code Section 412 (whether or not waived);
(B) no event or condition exists which could be deemed a reportable event within the meaning of ERISA Section 4043 which could result in a liability to the Company or any member of its Controlled Group and no condition exists which could subject the Company or any member of its Controlled Group to a fine under ERISA Section 4071; (C) as of the Effective Time of the Merger, the Company and all members of its Controlled Group have made all required premium payments when due to the Pension Benefit Guaranty Corporation; (D) neither the Company nor any member of its Controlled Group is subject to any liability to the PBGC for any plan termination occurring on or prior to the Effective Time of the Merger;
(E) no amendment has occurred which has required or could require the Company or any member of its Controlled Group to provide security pursuant to Code
Section 401(a)(29); and (F) neither the Company nor any member of its Controlled Group has engaged in a transaction which could subject it to liability under ERISA Section 4069.

    (v) Except as disclosed in Section 3.01(i) of the Company Disclosure Schedule with respect to each of the Company Plans which is not a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA but is subject to Title IV of ERISA (or a substantially similar provision of a foreign jurisdiction), as of the Effective Time of the Merger, except as disclosed in Section 3.01(i) of the Company Disclosure Schedule, the assets of each such Company Plan are at least equal in value to the present value of all accrued benefits (vested and unvested) of the participants in such Company Plan on a termination basis using the assumptions established by the PBGC as in effect on the most recent Valuation Date.

    (vi) Except as disclosed in Section 3.01(i) of the Company Disclosure Schedule (such disclosures to indicate the amount of any expected liability) with respect to any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Company or any member of its Controlled Group has any liability or contributes (or has at any time contributed or had an obligation to contribute): (A) the Company and each member of its Controlled Group has or will have, as of the Effective Time of the Merger, made all contributions to each such multiemployer plan required by the terms of such multiemployer plan or any collective bargaining agreement;
(B) neither the Company nor any member of its Controlled Group has incurred any material withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the Effective Time of the Merger, the Company or

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any member of its Controlled Group were to engage in complete withdrawal (as defined in ERISA Section 4203) or partial withdrawal (as defined in ERISA
Section 4205) from any such multiemployer plan; (C) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA Sections 4241 and 4245, respectively); and (D) neither the Company nor any member of its Controlled Group has engaged in a transaction which could subject it to liability under ERISA Section 4212(c).

    (vii) (A) Each Company Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements; and (B) the Company has received a favorable determination from the Internal Revenue Service with respect to any trust intended to be qualified within the meaning of Code Section 501(c)(9).

    (viii) Section 3.01(i)(viii) of the Company Disclosure Schedule sets forth, on a plan by plan basis, the present value of accrued benefits to present or former employees of the Company under each unfunded Company Plan that provides for deferred compensation or supplemental retirement benefits.

    (ix) Except as set forth in Section 3.01(i)(ix) of the Company Disclosure Schedule, no Company Plan exists which could result in the payment to any Company employee of any money or other property or rights or accelerate or provide any other rights or benefits to any Company employee as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

    (j) TAXES. Except as disclosed in Section 3.01(j) of the Company Disclosure Schedule: (i) the Company and each of its subsidiaries, and any affiliated consolidated, combined, unitary or aggregate group of which the Company or any of its subsidiaries is or has been a member have timely filed all Tax Returns required to be filed and such Tax Returns are complete and correct in all material respects, have paid all Taxes required to be paid, whether or not shown as being due on such Tax Returns, and have provided adequate reserves in their financial statements for any Taxes that have not been paid; (ii) each of the Company and its Subsidiaries has withheld and paid all Taxes and maintained all records required to have been withheld, paid and maintained in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party; (iii) the charges, accruals and reserves for Taxes reflected on the books of the Company and its subsidiaries are adequate to cover the Tax liabilities accruing or payable by the Company and its subsidiaries in respect of periods prior to the date hereof (including interest and penalties, if any, thereon and Taxes being contested); (iv) no material claim for unpaid Taxes has become a lien against the property of the Company or any of its subsidiaries (other than with respect to Taxes not yet due and payable) or is being asserted against the Company or any of its subsidiaries; (v) no audit or other proceeding with respect to any Taxes due from or with respect to the Company or any of its subsidiaries or any Tax Return filed by or with respect to the Company or any of its subsidiaries is pending, threatened or being conducted by any governmental or Tax authority; (vi) no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its subsidiaries or is currently in effect; (vii) none of the Company or any of its subsidiaries is doing business or engaged in a trade or business in any jurisdiction in which it has not filed all required material Tax Returns; (viii) neither the Company nor any of its subsidiaries is subject to liability for Taxes of any Person (other than the Company or its subsidiaries), including, without limitation, liability arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise; (ix) neither the Company nor its subsidiaries is or has been a party to any Tax allocation or sharing agreement with any person which is not currently a member of the affiliated group of which the Company is currently a member; (x) no consent under Section 341(f) of the Code has been filed with respect to the Company or any of its subsidiaries; (xi) neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (a) any "excess parachute payments" within the meaning of
Section 280G

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of the Code (without regard to the exceptions set forth in Sections 280G(b)(4)
and 280G(b)(5) of the Code) or (b) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code; (xii) none of the Company Common Stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code; and (xiii) neither the Company nor any of its Subsidiaries has been either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution of stock intended to qualify for tax-free treatment under the Code. As used herein, "TAXES" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, estimated, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "TAX RETURN" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

    (k) PROPERTIES. Except as disclosed in Section 3.01(k) of the Company Disclosure Schedule, the Company or one of its subsidiaries (i) has good and marketable title to all the properties and assets (A) reflected in the 2001 Balance Sheet as being owned by the Company or one of its subsidiaries (other than any such properties or assets sold or disposed of since such date in the ordinary course of business consistent with past practice) or (B) acquired after March 31, 2001 which are material to the Company's business on a consolidated basis, free and clear of all Liens. The Company has good and valid leasehold interests in all real property leases, subleases and occupancy agreements to which the Company is a party (the "LEASES") and is in sole possession of the properties purported to be leased thereunder. Each Lease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto. There is no uncured breach or default exists on the part of landlord under any of the Leases, and the Company has no knowledge of breach or default or any event, condition or state of facts, which with the giving of notice or the passage of time, or both, would constitute a breach or default under the Lease by the Company. Except as disclosed in Section 3.01(h), there is no suit, action, arbitration or other proceeding with respect to the Leases or the premises leased under the Leases. The Company has not received notice and does not otherwise have knowledge of any pending, threatened or contemplated condemnation proceeding affecting any premises owned or leased by the Company or any of its subsidiaries or any part thereof or of any sale or other disposition of any such owned or leased premises or any part thereof in lieu of condemnation. The real property leased to the Company under the Leases encompasses all real property used by the Company, and the Company owns no real property and does not have any options to purchase real property. The landlord under each of the Company's material Leases has performed all initial improvements required to be performed by it under such lease and all tenant improvements allowances have been paid to the Company as tenant under such Leases. All insurance required to be maintained by the Company under each of the Leases is in full force and effect.

    (l) ENVIRONMENTAL MATTERS. Except as set forth on the Company Disclosure Schedule or as could not be reasonably expected to result in any liability under Environmental Laws (as defined in Section 8.04) to the Company or any of its subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect with respect to the Company:

    (i) the Company and its subsidiaries hold and are in compliance with all Environmental Permits (as defined in Section 8.04), and the Company and its subsidiaries are, and have been, otherwise in compliance with all Environmental Laws and, to the knowledge of the Company, there are no conditions that might prevent or interfere with such compliance in the future;

    (ii) neither the Company nor any of its subsidiaries has received any Environmental Claim, and to the knowledge of the Company there is no threatened Environmental Claim;

    (iii) neither the Company nor any of its subsidiaries has entered into any consent decree, order or agreement under any Environmental Law;

    (iv) there are no (A) underground storage tanks, (B) polychlorinated biphenyls, (C) friable asbestos or asbestos-containing materials, (D) sumps,
(E) surface impoundments, (F) landfills, or (G) sewers or septic systems present at any facility currently owned, leased, operated or otherwise used by the Company or any of its subsidiaries that could reasonably be expected to give rise to liability of the Company or any of its subsidiaries under any Environmental Laws;

    (v) there are no past (including, without limitation, with respect to assets or businesses formerly owned, leased or operated by the Company or any of its subsidiaries) or present actions, activities, events, conditions or circumstances, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials, that could reasonably be expected to give rise to liability of the Company or any of its subsidiaries under any Environmental Laws;

    (vi) no modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or its subsidiaries following such consummation;

    (vii) Hazardous Materials (as defined in Section 8.04) have not been generated, transported, treated, stored, disposed of, arranged to be disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently owned, leased or otherwise used by the Company or any of its subsidiaries, in violation of or so as could result in liability under, any Environmental Laws; and

    (viii) neither the Company nor any of its subsidiaries has contractually assumed any liabilities or obligations under any Environmental Laws.

    (m) CONTRACTS; DEBT INSTRUMENTS. (i) Neither the Company nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any respect under any contract, agreement, commitment, arrangement, lease, policy or other instrument to which it or any of its subsidiaries is a party or by which it or any such subsidiary is bound, except for those defaults which would not, either individually or in the aggregate, have a Material Adverse Effect with respect to the Company; and, to the knowledge of the Company, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

    (ii) The Company has made available to Parent (x) true and correct copies of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness (as defined in Section 8.04) of the Company or any of its subsidiaries is outstanding and
(y) accurate information regarding the respective principal amounts currently outstanding thereunder.

    (iii) Except as set forth in Section 3.01(m) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is party to or bound by any agreement which, pursuant to the requirements of Form 10-K under the Exchange Act, would be required to be filed as an exhibit to an Annual Report on Form 10-K of the Company except (A) agreements included or incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 and (B) agreements entered into after the date of this Agreement in compliance with Section 4.01 hereof.

    (n) BROKERS. No broker, investment banker, financial advisor or other person, other than William Blair & Company, LLC ("WILLIAM BLAIR"), the fees and expenses of which will be paid by the Company

(pursuant to fee agreements, copies of which have been provided to Parent) is entitled to any broker's finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company agrees to indemnify Parent and Sub and to hold Parent and Sub harmless from and against any and all claims, liabilities or obligations with respect to any other fee, commission or expense asserted by any person on the basis of any act or statement alleged to have been made by the Company or its affiliates.

    (o) OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of William Blair, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the Company's shareholders from a financial point of view, a signed copy of which opinion has been or will be delivered to Parent and Sub. The Company has obtained the consent of William Blair to the reproduction and inclusion of such opinion in full in any Proxy Statement, provided that William Blair and its counsel have had a reasonable opportunity to review the same before any submission or distribution thereof.

    (p) BOARD RECOMMENDATION; STATE ANTITAKEOVER LAW. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (i) approved this Agreement and the Merger and has taken all actions necessary on the part of the Company to render the restrictions on take-over bids and business combinations contained in Sections 110C and 110F of the Massachusetts Law inapplicable to this Agreement and the Merger and
(ii) resolved to recommend that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein, including the merger.

    (q) REQUIRED COMPANY VOTE. The Company Shareholder Approval, being the affirmative vote of two-thirds of the outstanding shares of the Company Common Stock, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

    (r) INTELLECTUAL PROPERTY. (i) Section 3.01(r)(i) of the Company Disclosure Schedule sets forth all Intellectual Property (as defined in Section 8.04), owned by the Company or its subsidiaries, which is registered or filed with, or has been submitted to, any Governmental Entity, and all Intellectual Property licensed from third parties by the Company or any of its subsidiaries, and the nature of the Company's or its subsidiaries' rights therein.

    (ii) The Company and its subsidiaries own or have the right to use all Intellectual Property necessary for the Company and its subsidiaries to conduct their business as it is currently conducted and consistent with past practice.

    (iii) Except as set forth on Section 3.01(r)(iii) of the Company Disclosure
Schedule: (1) all of the Intellectual Property used by the Company or any of its subsidiaries is subsisting and unexpired, free of all Liens, has not been abandoned and, to the knowledge of the Company, does not infringe the intellectual property rights of any third party; (2) none of the Intellectual Property used by the Company or any of its subsidiaries is the subject of any license, security interest or other agreement to which the Company is a party granting rights therein to any third party; (3) no judgment, decree, injunction, rule or order has been rendered by any U.S. federal or state or foreign Governmental Entity which would limit, cancel or question the validity of, or the Company's or its subsidiaries' rights in and to any Intellectual Property in any respect that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company; (4) the Company has not received notice of any pending or threatened suit, action or proceeding that seeks to limit, cancel or question the validity of, or the Company's or its subsidiaries' rights in and to any Intellectual Property, which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company; and (5) the Company and its subsidiaries take reasonable steps to protect, maintain and safeguard their Intellectual Property, including any Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and have executed appropriate agreements and made appropriate filings and registrations in connection with the foregoing.

    (s) Except as set forth in the Company SEC Documents or by virtue of the Merger, no event has occurred that would be required to be reported by the Company as a Certain Relationship or Related Transaction pursuant to item 404 of Regulation S-K promulgated by the SEC.

    SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Except as set forth in the disclosure schedule (referencing the same section as this Agreement) delivered by the Parent and Sub to the Company at the time of execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent and Sub represent and warrant to the Company as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Parent, Sub and each of Parent's "significant subsidiaries" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) (collectively, the "PARENT SUBSIDIARIES") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent, Sub and each of the Parent Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Parent. Parent has made available to the Company complete and correct copies of its articles of incorporation and by-laws and the articles of organization and by-laws of Sub.

    (b) CAPITAL STRUCTURE. As of the date of this Agreement, the authorized capital stock of Parent consists of 1,000,000,000 shares of Parent Common Stock. As of the close of business on July 30, 2001, there were: (i) 175,810,109 shares of Parent Common Stock issued and outstanding; (ii) 25,360,824 shares of Parent Common Stock held in the treasury of Parent; (iii) 6,166,970 shares of Parent Common Stock reserved for issuance upon exercise of options available for grant pursuant to Parent's stock option plans and Parent's employee stock purchase plans (collectively, the "PARENT STOCK PLANS"); (iv) 20,207,363 shares of Parent Common Stock issuable upon exercise of awarded but unexercised stock options.. Except as set forth above, as of the close of business on July 30, 2001 there were no shares of capital stock or other equity securities of Parent issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued as described above will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The shares of Parent Common Stock to be issued in connection with the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable. As of the Effective Time of the Merger, the Board of Directors of the Parent shall have reserved for issuance upon exercise of options available for grant pursuant to the Company Stock Plans a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock subject to Company Stock Options granted under the Company Stock Plans multiplied by the Exchange Ratio. There is no outstanding Voting Debt of Parent. Except as set forth above and as set forth in the Rights Agreement, dated as of November 17, 2000, between Parent and the First National Bank of Boston, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Parent to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent.

    As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 of which have been validly issued, are fully paid and nonassessable and are owned by Parent, free and clear of any Lien, and as of the Closing Date, all the issued and outstanding shares of the common stock of Sub will be owned by Parent free and clear of any Lien.

    (c) AUTHORITY; NONCONTRAVENTION. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub, as applicable, and (assuming due authorization, execution and delivery by the Company) constitute valid and binding obligations of Parent and Sub, as applicable, enforceable against them in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The execution and delivery of this Agreement does not, and the consummation by Parent and Sub of the transactions contemplated by this Agreement and compliance by Sub with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or a "put" right with respect to any obligation under, or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any of Parent's other subsidiaries under, (i) the articles of organization or by-law of Parent, Sub or such other subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub, such other subsidiaries or any of their respective properties or assets or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Parent, Sub any of Parent's other subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect with respect to Parent or prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement or perform their respective obligations hereunder. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of any of the transactions contemplated hereby, except for (i) such filings may be required under the HSR Act and the filing of applications by the Parent and Sub pursuant to antitrust or similar laws in such foreign jurisdictions as necessary, (ii) the filing with the SEC and the NYSE of (A) the Form S-4 and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to make or obtain, individually or in the aggregate, could not reasonably be expected to (x) prevent or materially delay consummation of the merger or the other transactions contemplated hereby or performance of Parent's and Sub's obligations hereunder or (y) have a Material Adverse Effect with respect to Parent.

    (d) PARENT SEC DOCUMENTS; UNDISCLOSED LIABILITIES. Parent has filed with the SEC all reports, schedules, forms, statements and other documents required pursuant to the Securities Act and the Exchange Act since January 1, 1998 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "PARENT SEC DOCUMENTS"). Except as set forth in Section 3.02(d) of the PARENT DISCLOSURE SCHEDULE (other than the Parent SEC Financial Statements (as defined below)), as of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.02(d) of the Parent Disclosure Schedule, except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents (including any and all financial statements included therein) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in all Parent SEC Documents filed since January 1, 1998 (the "PARENT SEC FINANCIAL STATEMENTS") comply as to form in all material respects with applicable published accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC), applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal recurring year-end audit adjustments). Except as disclosed in Section 3.02(d) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Parent and its subsidiaries or in the notes thereto, except (i) liabilities reflected in the audited consolidated balance sheet of the Parent as of March 31, 2001 and
(ii) liabilities incurred since March 31, 2001, in the ordinary course of business consistent with past practice.

    (e) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub in writing for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied in writing by the Company specifically for inclusion or incorporation by reference therein.

    (f)  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as disclosed in
Section 3.02(f) of the Parent Disclosure Schedule, since March 31, 2001, there is not and has not been: (i) any Material Adverse Change with respect to Parent;
(ii) any condition, event or occurrence which, individually or in the aggregate, would have a Material Adverse Effect or give rise to a Material Adverse Change with respect to Parent; (iii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement or perform its obligations hereunder. On the date of this Agreement, Parent is not engaged in any discussions nor does it have any intention to engage in a transaction that would qualify as a Transaction Proposal (as defined in Section 5.06 below) were such definition to apply to Parent.

    (g)  LITIGATION; COMPLIANCE WITH LAWS.  (i) Except as disclosed in
Section 3.02(g) of the Parent Disclosure Schedule, there is (1) no suit, action, arbitration or proceeding pending before a Governmental Entity, and (2) to the knowledge of Parent, no suit, action, arbitration or proceeding threatened against or investigation pending with respect to Parent or any of its subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect with respect to Parent or prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement or to perform their obligations hereunder, nor is there any judgment, decree, citation, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries which, individually or in the aggregate, has or could reasonably be expected to have, any such effect.

    (ii) Except as disclosed in Section 3.02(g)(ii) of the Parent Disclosure Schedule, the businesses of Parent and its subsidiaries are not being conducted in violation of any law (domestic or foreign), ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not and would not have a Material Adverse Effect with respect to Parent.

    (h) INTERIM OPERATIONS OF SUB. Sub was formed on July 30, 2001 solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

    (i) REQUIRED VOTE. This Agreement has been approved by Parent, as the sole shareholder of Sub. No other vote of holders of any class or series of securities of Parent or Sub is necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

    (j) TAX MATTERS. As of the date hereof, neither Parent nor any of its subsidiaries has taken any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of
Section 368 of the Code.

    (k) BROKERS. No broker, investment banker, financial advisor or other person, other than Goldman Sachs ("GOLDMAN SACHS"), the fees and expenses of which will be paid by the Parent, is entitled to any broker's finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. Parent agrees to indemnify the Company and to hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any other fee, commission or expense asserted by any person on the basis of any act or statement alleged to have been made by Parent or its affiliates.

                                   ARTICLE IV
           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

    SECTION 4.01.  CONDUCT OF BUSINESS BY THE COMPANY.

    (a) During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise expressly contemplated by the terms of this Agreement, agreed to in writing by Parent, or as set forth on Section 4.01 of the Company Disclosure Schedule), the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business consistent with past practice and use its and their respective reasonable best efforts to preserve substantially intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, supplies, licensors, licensees, advertisers, distributors and others having significant business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, except as otherwise expressly contemplated by the terms of this Agreement, agreed to in writing by Parent, or as set forth on Section 4.01 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its subsidiaries to:

        (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly-owned domestic subsidiary of the Company to its parent, (y) split, combine or reclassify any capital stock of the Company or any subsidiary or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or any subsidiary, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        (ii) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any such shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), other than the issuance of Company Common Stock upon the exercise of Company Stock Options awarded but unexercised on the date of this Agreement in accordance with their present terms;

        (iii) amend the Articles of Organization, By-laws or other comparable charter or organizational documents of the Company or any subsidiary;

        (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

        (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of inventory and receivables in the ordinary course of business consistent with past practice;

        (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or amend, terminate or seek a waiver with respect to any existing agreement of the Company evidencing indebtedness of the Company, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter to any arrangement having the economic effect of any of the foregoing, except for intercompany indebtedness between the Company and its wholly-owned subsidiaries or between such wholly-owned subsidiaries, or
    (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly-owned subsidiary of the Company;

        (vii) acquire or agree to acquire any assets, other than inventory in the ordinary course of business consistent with past practice, or make or agree to make any capital expenditures except capital expenditures which, individually or in the aggregate, do not exceed the amount budgeted therefor in the Company's applicable annual capital expenditures budgets previously provided to Parent;

        (viii) pay, discharge or satisfy any claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of (x) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof or (y) claims settled or compromised to the extent permitted by Section 4.01(a)(xii), or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing material license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

        (ix) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

        (x) enter into or amend any collective bargaining agreement;

        (xi) change any material accounting principle used by it, except as required by generally accepted accounting principles;

        (xii) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of litigation that do not provide for injunctive or similar relief and where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $250,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $500,000;

        (xiii) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates (other than subsidiaries of the Company), including, without limitation, any transactions, agreements, arrangements or understandings with any affiliate or other Person covered under Item 404 of SEC Regulation S-K that would be required to be disclosed under such Item 404, other than such transactions of the same general nature, scope and magnitude as are disclosed in the Company SEC Documents;

        (xiv) transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

        (xv) enter into or amend any agreement pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology; or

        (xvi) authorize, or commit or agree to take, any of the foregoing actions.

        (xvii) except in the ordinary course of business and consistent with past practice, make any tax election or settle or compromise any material federal, state, local or foreign tax liability.

    (b) CHANGES IN EMPLOYMENT ARRANGEMENTS. Except as otherwise agreed to in writing by Parent, or as set forth on Section 4.01 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries shall adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employment benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee or increase the compensation or fringe benefits of any director, employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement.

    (c) SEVERANCE. Neither the Company nor any of its subsidiaries shall grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

    (d) WARN. Neither the Company nor any of its subsidiaries shall effectuate a "plant closing" or "mass layoff," as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any subsidiary, without notifying

Sub or its affiliates in advance and without complying with the notice requirements and other provisions of WARN and any similar state or local law.

    (e) TAX-FREE REORGANIZATION TREATMENT. Neither Company nor Parent shall, and shall not permit any of their respective subsidiaries to, intentionally take or cause to be taken any action not otherwise consistent with the transactions contemplated by this Agreement which would reasonably be expected to disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

    (f) OTHER ACTIONS. Neither the Company nor Parent shall, or shall permit any of its subsidiaries to, intentionally take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied; provided that the Company and its Board of Directors shall not be required to take or be prohibited from taking any action to the extent that such action is not required to be taken or is permitted, as applicable, pursuant to Section 5.06 of this Agreement. The Company and Parent shall promptly advise the other party orally and in writing of (i) any representation or warranty becoming untrue in any material respect, (ii) the failure by such party to comply with any covenant, condition or agreement hereunder and (iii) any event which could reasonably be expected to cause the conditions set forth in
Article VI not being satisfied; PROVIDED, HOWEVER, that no such notice shall affect the representations, warranties, covenants and agreement of the parties or the conditions to their obligations hereunder.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.01. PREPARATION OF FORM S-4 AND PROXY STATEMENT; SHAREHOLDER MEETING. (a) Promptly following the date of this Agreement, the Company shall prepare the Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included. Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any government officials for amendments or supplements to the Form S-4, the Proxy Statement, or for any other filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Form S-4, the Proxy Statement, the Merger or any other filing. If the SEC requires a Tax opinion in connection with the filing of the Form S-4, Company shall cause Nutter, McClennen & Fish, LLP, counsel to Company, to provide such opinion in the form required by the SEC. The issuance of such opinion shall be conditioned upon the receipt by Nutter, McClennen & Fish, LLP, of customary representation letters from each of Company, Parent and Sub in a form previously agreed to by the parties. Parent and the Company shall each use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any state in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the registration and qualification of the Parent Common Stock to be issued in the Merger, and the Company shall furnish all information relating to the Company and its shareholders as may be reasonably requested in connection with any such action.

    (b) Until such time as the Board of Directors of the Company takes any of the actions with respect to a Transaction Proposal permitted pursuant to
Section 5.06 of this Agreement, all mailings to the Company's shareholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review, comment and approval of Parent (such approval not to be unreasonably withheld or delayed).

    (c) The Company will, as promptly as practicable following the date of this Agreement and in consultation with Parent, duly call, give notice of, convene and hold a meeting of its shareholders (the "SHAREHOLDERS MEETING") for the purpose of approving this Agreement and the transactions contemplated by this Agreement to the extent required by Massachusetts Law. The Company will, through its Board of Directors, recommend to its shareholders approval of the foregoing matters, as set forth in Section 3.01(p); PROVIDED, HOWEVER, that the Board of Directors of the Company may fail to make or withdraw or modify such recommendation, but only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of advice from outside counsel that such action is required in order to satisfy its fiduciary duties to the shareholders of the Company under applicable law. Any such recommendation, together with a copy of the opinion referred to in Section 3.01(o) shall be included in the Proxy Statement. The Company will use its reasonable best efforts to hold such meeting as soon as practicable after the Form S-4 shall have been declared effective.

    SECTION 5.02. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Each of the Company and Parent shall, and shall cause its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to the other party and its representatives reasonable access during normal business hours, during the period prior to the Effective Time of the Merger to its properties, books, contracts, commitments, personnel and records, and, during such period, each of the Company and Parent shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to the other documents filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Each of the Company and Parent will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated
June 25, 2001 between Parent and the Company (the "CONFIDENTIALITY AGREEMENT").

    (b) No investigation pursuant to this Section 5.02 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

    SECTION 5.03. REASONABLE BEST EFFORTS. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) obtaining all consents, approvals, waivers, licenses, permits or authorizations as are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any Governmental Entities or third parties in connection with the transactions contemplated by this Agreement, (ii) defending any lawsuits or other proceedings challenging this Agreement and (iii) accepting and delivering additional instruments necessary to consummate the transaction contemplated by this Agreement and (iv) satisfying the conditions to closing set forth under
Article VI hereof.

    (b) In furtherance of the foregoing, Parent and the Company agree to file with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission a Notification and Report Form in accordance with the notification requirements of the HSR Act, and to use their reasonable best efforts to achieve the prompt termination or expiration of the waiting period or any extension thereof provided for under the HSR Act as a prerequisite to the consummation of the transactions provided for herein. Nothing in this paragraph shall be construed as requiring any party to this Agreement or its affiliates to
(i) sell or otherwise dispose of any of its assets or voting securities other than as otherwise contemplated by this Agreement or (ii) take any action which either would result in a Material Adverse Change in any such party.

    SECTION 5.04. INDEMNIFICATION. (a) From and after the Effective Time of the Merger, Parent and the Surviving Corporation shall each indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger eligible for indemnification pursuant to the Articles of Organization and By-laws (or comparable organizational documents) of the Company and its subsidiaries (the "INDEMNIFIED PARTIES") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company, pertaining to any matter existing or occurring at or prior to the Effective Time of the Merger, whether asserted or claimed prior to, or at or after, the Effective Time of the merger ("INDEMNIFIED LIABILITIES") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transaction contemplated hereby, in each case to the extent the Company or its subsidiaries would have been permitted under its Articles of Organization and By-laws (or comparable organizational documents) to indemnify such person. In the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time of the Merger), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time of the Merger shall be reasonably satisfactory to the Parent; (ii) after the Effective Time of the Merger, the Parent or Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective Time of the Merger, the Parent and Surviving Corporation will cooperate in the defense of any such matter, provided that neither the Parent not the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.04, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Parent and the Surviving Corporation (but the failure so to notify the Surviving Corporation shall not relieve it from any liability which it may have under this Section 5.04 except to the extent such failure materially prejudices the Parent and Surviving Corporation), and shall deliver to the Surviving Corporation the undertaking, if any, required by Section 67 of Chapter 156B of the Massachusetts Law. The Parent and the Surviving Corporation shall be liable for the fees and expenses hereunder with respect to only one law firm to represent the Indemnified Parties as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties that would preclude or render inadvisable joint or multiple representation of such parties.

    (b) The Surviving Corporation shall maintain in effect for six years from the Effective Time of the Merger directors' and officers' liability insurance coverage covering persons who are directors and officers of the Company on the date of this Agreement, with respect to matters occurring prior to the Effective Time of the Merger, and containing terms and conditions which are not less advantageous to such persons that the policies of the Company in effect on the date hereof (the "COMPANY INSURANCE"); PROVIDED that the Surviving Corporation shall not be required to spend in excess of 150% of the annual premium for the Company Insurance paid by the Company as of the date of this Agreement (the "CURRENT PREMIUM"); PROVIDED, FURTHER, that if the Surviving Corporation would be required to spend in excess of 150% of the Current Premium to obtain insurance having terms not less advantageous than the Company Insurance, the Surviving Corporation will be required to spend up to such amount to maintain or procure as much insurance coverage as can be procured for such premium.

    SECTION 5.05. PUBLIC ANNOUNCEMENTS. Neither Parent and Sub, on the one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement, including the Merger, without the other party's prior consent (such consent not to be unreasonably withheld or delayed), except as may be required by applicable law, court process or by obligations pursuant to any agreement with any securities exchange or quotation system on which securities of the disclosing party are listed or quoted. In addition to the foregoing, Parent, Sub and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

    SECTION 5.06. NO SOLICITATION. Neither the Company nor any of its subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any of its subsidiaries authorize or permit any of its or their officers, directors, agents, representatives, advisors or subsidiaries to, (a) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any person (other than Sub or Parent) relating to (i) any acquisition or purchase of 10% or more of the consolidated assets of the Company and its subsidiaries or of over 10% of any class of equity securities of the Company or any of its subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Person (as defined in Section 8.02) beneficially owning 10% or more of any class of equity securities of the Company or any of its subsidiaries, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of the Company other than the transactions contemplated by this Agreement, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "TRANSACTION PROPOSALS"), or agree to or endorse any Transaction Proposal, or (b) enter into or participate in any discussions or negotiations regarding any of the forgoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than Sub or Parent) to do or seek any of the foregoing; PROVIDED, HOWEVER, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from (i) furnishing information pursuant to an appropriate confidentiality letter (which letter shall not be less favorable to the Company in any material respect than the Confidentiality Agreement between the Company and Parent, and a copy of which shall be provided for informational purposes only to Parent) concerning the Company and its businesses, properties or assets to a third party who has made a bona fide Transaction Proposal, (ii) engaging in discussions or negotiations with such a third party who has made a bona fide Transaction Proposal, (iii) following receipt of a bona fide Transaction Proposal, taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its shareholders, (iv) following receipt of a bona fide Transaction Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 3.01(p), and/or (v) taking any action required to be taken by the Company pursuant to a non-appealable, final order by any court of competent jurisdiction, but in each case referred to in the foregoing clauses (i) through (iv) only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of advice from outside counsel that such action is required in order to satisfy its fiduciary duties to the shareholders of the Company under applicable law; PROVIDED, FURTHER, that the Board of Directors of the Company shall not take any of the foregoing actions referred to in clauses (i) through (iv) until after prompt advance notice to Parent (which notice shall in no event be given less than two (2) business day prior to furnishing such information or entering into such discussions) with respect to such action and that such Board of Directors shall, to the extent consistent with its fiduciary duties, continue to advise Parent after taking such action and, in addition, if the Board of Directors of the Company receives a Transaction Proposal, then the Company shall promptly inform Parent of the terms and conditions of such proposal and the identity of the person making it. The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. Notwithstanding anything to the contrary contained in this Agreement, nothing herein shall be construed to prohibit or restrict in any way the Company's ability to negotiate (and consummate) the sale of its Advanced Diagnostics Solutions division and all subsidiaries and assets associated therewith consistent with Section 4.01 of the Company Disclosure Schedule.

    SECTION 5.07. STOCK EXCHANGE LISTING. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the NYSE, subject to official notice of issuance.

    SECTION 5.08. LETTERS OF THE COMPANY'S ACCOUNTANTS. The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of PricewaterhouseCoopers LLP, the Company's independent public accountants, dated a date within two business days before the Form S-4 shall become effective and a letter of PricewaterhouseCoopers LLP dated a date within two business days before the Closing Date, each addressed to Parent, for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    SECTION 5.09. LETTERS OF PARENT'S ACCOUNTANTS. Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, Parent's independent public accountants, dated a date within two business days before the Form S-4 shall become effective and a letter of PricewaterhouseCoopers LLP dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    SECTION 5.10. EMPLOYEE BENEFIT PLANS. Parent intends to include Company employees in Parent's welfare plans (within the meaning of Section 3(1) of ERISA) and fringe benefit plans (the "Parent Plans") on the same basis and terms as Parent employees not later than two years following the Effective Time and, in any event, with respect to particular welfare plans of Parent, upon the termination of the equivalent Company welfare plans; and until such time of inclusion, Parent intends to cause the Surviving Corporation to maintain in effect, on terms not materially less favorable to employees of the Company as were in effect at the Effective Time of the Merger, all Company Plans which are welfare plans or fringe benefits, other than employer stock option or stock purchase plans. With respect to employees of the Company or its subsidiaries who remain as employees of Parent or any of its subsidiaries, Parent shall take into account for purposes of eligibility and vesting under such Parent Plans the service of such employees with the Company or any subsidiary thereof as if such service were with Parent or its subsidiaries, to the same extent to which such service would have been credited under the applicable Parent plan and to the extent not prohibited under such Parent Plan and consistent with Parent's policies. In addition, from and after the Effective Time of the Merger, Parent intends that Company employees be eligible to participate in Parent's stock option and stock purchase plans on the same basis and terms as Parent employees are eligible to participate in such plans. Notwithstanding the foregoing, Parent may at any time terminate or modify the terms of any such Company Plans if the cost of maintaining any such Company Plan has increased by a material amount or if, in the good faith judgment of Parent, continuing to maintain any such Company Plan conflicts in any material respect with Parent's overall compensation policies then in effect. Nothing in this Section 5.10 will require that Parent permit Company employees to participate in its defined benefit pension plan, which Company and Parent understand is frozen to new accruals.

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
    SECTION 5.11. COMPANY SENIOR CREDIT FACILITY. On or before the fifth business day following the Closing Date, Parent shall, or shall cause the Surviving Corporation to, satisfy the Company's outstanding obligations under the Revolving Credit and Term Loan Agreement dated as of March 24, 2000, as amended to date, with Fleet National Bank et al (the "Credit Facility Agreement"); provided, however, that in no event shall Parent's obligation hereunder exceed the sum of (a) with respect to the term loans outstanding under the Credit Facility Agreement, an aggregate amount not to exceed the amount included in the 2001 Balance Sheet less any scheduled payments made prior to the Closing Date as set forth on Schedule 5.11 and (b) with respect to the revolving credit facility under the Credit Facility Agreement, an aggregate amount not to exceed the amount set forth on Section 4.01 of the Company Disclosure Schedule.

    SECTION 5.12. INFORMATION SUPPLIED. The Company shall use its best efforts to provide to Parent no later than September 3, 2001 all information reasonably requested by Parent for Parent to determine (i) whether any payment resulting from any agreement, contract, plan or other arrangement (separately or in the aggregate) to which either the Company or any of its subsidiaries is a party would be an "excess parachute payment" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) as a result of any of the transactions contemplated by this Agreement, and (ii) the amount of such excess parachute payments, if any.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    SECTION 6.01.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) COMPANY SHAREHOLDER APPROVAL. The Company Shareholder Approval shall have been obtained.

    (b) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

    (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that the parties hereto shall use their best efforts to have any such injunction, order, restraint or prohibition vacated.

    (d) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Parent Common Stock issuable or required to be reserved for issuance pursuant to this Agreement shall have been complied with.

    (e) STOCK EXCHANGE LISTING. The shares of Parent Common Stock issuable to Company shareholders pursuant to this Agreement and such other shares of Parent Common Stock required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

    (f) TERMINATION OF EMPLOYMENT AND SEVERANCE AGREEMENT. The Chief Executive Officer of the Company shall have entered into a termination agreement providing for the termination of his employment and/or severance agreements with the Company.

    SECTION 6.02. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not individually or in the aggregate have a Material Adverse Effect. Parent shall have received a certificate dated as of the Closing Date signed on behalf of the Company by the chief executive officer, the president, and the chief financial officer of the Company to the effect set forth in this paragraph.

    (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer, the president, and the chief financial officer of the Company to the effect set forth in this paragraph.

    (c) CONSENTS, ETC. Parent and Sub shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications, and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except where the failure to obtain such licenses, permits, consents, approvals, authorizations, qualifications, and orders would not, individually or in the aggregate with all other failures, have a Material Adverse Effect with respect to the Company.

    (d) NO LITIGATION. There shall not be pending by any Governmental Entity or any other person or solely with respect to any Governmental Entity, threatened y any suit, action, or proceeding, (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, Parent, Sub, or any of their affiliates any damages that are material in relation to the Company and its subsidiaries taken as a whole; (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent, or any of their respective subsidiaries of any material portion of the business or assets of the Company and its subsidiaries taken as a whole or to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement; (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of the common stock of the Surviving Corporation, including, without limitation, the right to vote such common stock on all matters properly presented to the shareholders of the Surviving Corporation; or
(iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and its subsidiaries taken as a whole.

    (e) LOAN AGREEMENT. The banks who are parties to the Credit Facility Agreement shall not, following a default, either now or hereafter existing, have initiated proceedings to take possession of (within the meaning of the applicable Uniform Commercial Code) or foreclose upon any collateral in which they have a security interest under the Credit Facility Agreement or exercised any right of "set-off" or exercised any other similar remedy against or with respect to any property or asset of the Company.

    SECTION 6.03. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and

(except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) would not individually or in the aggregate have a Material Adverse Effect with respect to Parent. The Company shall have received a certificate signed on behalf of Parent and Sub by an authorized officer of Parent and Sub to the effect set forth in this paragraph.

    (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date. The Company shall have received a certificate signed on behalf of Parent and Sub by an authorized officer of Parent and Sub to the effect set forth in this paragraph.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT, AND WAIVER

    SECTION 7.01. TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger, whether before or after the Company Shareholder Approval:

    (a) by mutual written consent of Parent and the Company; or

    (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently enjoining, restraining, or otherwise prohibiting the Merger and such order, decree, ruling, or other action shall have become final and nonappealable; or

    (c) by either Parent or the Company if the Merger shall not have been consummated on or before May 1, 2002 (other than due to the failure of the party seeking to terminate this Agreement to perform in any material respect its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger); or

    (d) by either Parent or the Company if at the duly held meeting of the shareholders of the Company (including any adjournment thereof) held for the purpose of voting on this Agreement, the holders of two-thirds of the outstanding shares of Company Common Stock shall not have approved this Agreement; or

    (e) by Parent, if the Company or its Board of Directors shall have
(1) withdrawn, modified, or amended in any respect adverse to Parent its approval or recommendation of this Agreement or any of the transactions contemplated herein; (2) failed as promptly as reasonably practicable after the Form S-4 is declared effective to mail the Proxy Statement to its shareholders or failed to include in such statement such recommendation; (3) recommended any Transaction Proposal from a person other than Parent or any of its affiliates;
(4) resolved to do any of the foregoing; or (5) in response to the commencement of any tender offer or exchange offer for more than 10% of the outstanding shares of Company Common Stock, not recommended rejection of such tender offer or exchange offer at the time of filing of the requisite Schedule 14d-9 with the SEC; or

    (f) by the Company, if, pursuant to and in compliance with Section 5.06 hereof, the Board of Directors of the Company concludes in good faith, based on advice from outside counsel, that in order to satisfy its fiduciary duties to the shareholders of the Company under the Massachusetts Law, the Board of Directors must not make or must withdraw or modify its recommendation referred to in Section 3.01(p), and the Board of Directors does not make or withdraws or modifies such recommendation.

    (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.02(a) or

Section 6.02(b) (other than with respect to the delivery of the officers' certificates required thereunder) would not be satisfied at the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts within fifteen (15) days of the time such representation or warranty shall have become untrue or such breach, the Parent may not terminate this Agreement under this Section 7.01(g) during such fifteen-day period provided Company continues to exercise such commercially reasonable efforts.

    (h) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Parent or Sub set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.03(a) or Section 6.03(b) (other than with respect to the delivery of the officers' certificates required thereunder) would not be satisfied at the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such inaccuracy in the Parent's representations and warranties or breach by the Parent is curable by the Parent through the exercise of its commercially reasonable efforts within fifteen (15) days of the time such representation or warranty shall have become untrue or such breach, the Company may not terminate this Agreement under this Section 7.01(h) during such fifteen-day period provided Parent continues to exercise such commercially reasonable effort.

    SECTION 7.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub, or the Company, other than the provisions of Section 3.01(n), Section 3.02(k), the last sentence of
Section 5.02(a), this Section 7.02, Section 8.02, and Section 8.07. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants, or agreements set forth in this Agreement or the Confidentiality Agreement.

    SECTION 7.03. AMENDMENT. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    SECTION 7.04. EXTENSION; WAIVER. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) subject to the provisions of Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    SECTION 7.05.  PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION, OR
WAIVER. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require in the case of Parent, Sub, or the Company, action by its Board of Directors or a duly-authorized designee of its Board of Directors.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.01. NONSURVIVAL OF REPRESENTATION AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger and all such representations and warranties will be extinguished on consummation of the Merger and neither the Company, the Parent, Sub, or any officer, director or employee or shareholder of any of them shall be under any liability whatsoever with respect to any such representation or warranty after such time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after Effective Time of the Merger.

    SECTION 8.02. FEES AND EXPENSES. (a) (i) If this Agreement shall have been terminated in accordance with its terms (except pursuant to Sections 7.01(a), 7.01(b) or 7.01(h) and either of the following shall have occurred: (A) prior to such termination, any corporation (including the Company or any of its subsidiaries or affiliates), partnership, person, other entity or "group" (as referred to in Section 13(d)(3) of the Exchange Act) (collectively, "PERSONS") other than Parent or any of its affiliates or any Person who is a member of such a group with the Parent or its affiliates shall have become the beneficial owner of 10% of the outstanding shares of Company Common Stock; or (B) (x) prior to such termination, any Person, shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public (including being known by shareholders of the Company owning of record or beneficially in the aggregate 10% or more of the outstanding shares of Company Common Stock) a bona fide intention to make a Transaction Proposal (including by making such a Transaction Proposal) and (y) on or prior to August 1, 2002, the Company either consummates with a Person a transaction the proposal of which would otherwise qualify as a Transaction Proposal under Section 5.06 or enters into a definitive agreement with a Person with respect to a transaction the proposal of which would otherwise qualify as a Transaction Proposal under Section 5.06 (whether or not such Person is the Person referred to in clause (x) above) other than a transaction pursuant to which the Company or any of its affiliates issue equity-related securities or Voting Debt to a Person in an aggregate amount of less than 50% of the outstanding capital stock of the Company on the date hereof for the sole purpose of financing its business operations; or

        (ii) if this Agreement is terminated pursuant to Section 7.01(e) or
    Section 7.01(f);

then the Company shall, (1) in the case of clauses (a)(i)(A) and (a)(ii) above, promptly, but in no event later than one business day after the termination of this Agreement and (2) in the case of clause (a)(i)(B) above, promptly, but in no event later than one business day after an event specified in subclause
(y) thereof shall have occurred, pay Parent a fee of ten million dollars ($10,000,000) in cash, which amount shall be payable in same day funds. No termination of this Agreement shall affect any payment of fees or expenses due and payable pursuant to this Agreement.

    (b) In addition to the other provisions of this Section 8.02, in the event
(i) a fee is or becomes payable pursuant to Section 8.02(a) hereof or (ii) this Agreement is terminated pursuant to Section 7.01(g) hereof, the Company agrees promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, to reimburse Parent and Sub for all reasonable out-of-pocket costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of investment bankers and counsel and the expenses of litigation incurred in connection with collecting the fee pursuant to paragraph (a) of this Section as a result of any breach by the Company of its obligations under this Section 8.02; provided, however, that in the event the Company is obligated to reimburse Parent pursuant to
(b)(i) hereof, the Company's obligation to reimburse Parent for all reasonable out-of-pocket costs, fees and expenses shall not exceed an aggregate of $750,000.

    (c) In the event this Agreement is terminated pursuant to Section 7.01(h) hereof, the Parent agrees promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, to reimburse the Company for all reasonable out-of-pocket costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of investment bankers and counsel.

    (d) Except as provided otherwise in paragraph (a), (b) and (c) above, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the cost of filing, printing and distributing the Proxy Statement and the Form S-4 shall be borne equally by Parent and the Company. Notwithstanding anything else in this Agreement, Parent shall pay all fees relating to any filing required to be made in connection with the Merger under the HSR Act or reasonably required to be made in connection with the Merger under any similar law in any foreign jurisdiction; provided, however, that in the event this Agreement is terminated pursuant to the terms of this Agreement, the Company shall reimburse Parent for an aggregate of fifty percent (50%) of all such fees paid no later than two business days following such termination.

    SECTION 8.03. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a)  if to Parent or Sub, to

         Teradyne, Inc.
         321 Harrison Avenue
         Boston, MA 02010
         Attention: George W. Chamillard
         Telecopier No.: (617) 422-2290

    with a copy to:

         Testa, Hurwitz & Thibeault, LLP
         125 High Street
         Boston, MA 02110
         Attention: Kevin M. Barry, Esq.

    (b) if to the Company, to

         GenRad, Inc.
         7 Technology Park
         Westford, MA 01886
         Attention:: Robert Dutkowsky
         Telecopier No.: (978) 589-7007

    with copies to:

         Nutter, McClennen & Fish, LLP
         One International Place
         Boston, MA 02110-2699
         Attention: James E. Dawson, Esq.

    SECTION 8.04.  DEFINITIONS.  For purposes of this Agreement:

    (a) an "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

    (b) "ENVIRONMENTAL CLAIM" means any written or oral notice, claims, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (A) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its subsidiaries or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (C) otherwise relating to obligations or liabilities under any Environmental Laws;

    (c) "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations and other governmental authorizations required under Environmental Laws for the Company and its subsidiaries to conduct their operations and businesses on the date hereof and consistent with past practices;

    (d) "ENVIRONMENTAL LAWS" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state laws;

    (e) "HAZARDOUS MATERIALS" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, friable asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, and substances regulated pursuant to, or that could reasonably be expected to provide the basis of liability under, any Environmental Law;

    (f) "INDEBTEDNESS" means, with respect to any person, without duplication,
(A) all obligations of such person for borrowed money, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments,
(C) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (D) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (E) all capitalized lease obligations of such person,
(F) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (G) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (H) all letters of credit issued for the account of such person and (I) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person;

    (g) "INTELLECTUAL PROPERTY" means all rights, privileges and priorities provided under federal, state, foreign and multinational law relating to intellectual property, including without limitation all (i)(a) inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, new and useful improvements thereof and know-how relating thereto, whether or not patented or eligible for patent protection; (b) copyrights and copyrightable works, including computer applications, programs, software, databases and related items (except for off-the-shelf commercial software); (c) trademarks, service marks, trade names, brand names, corporate names, logos and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto;
(d) trade secrets and other confidential information; and (ii) all registrations, applications, recordings, and licenses or other similar agreements related to the foregoing;

    (h) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with the Company or Parent, any change, effect, event or occurrence that either individually or in the aggregate with all other such changes, effects, events and occurrences is materially adverse to the business, properties, financial condition or results of operations of the Company or Parent, as the case may be, and its subsidiaries taken as a whole, provided that (i) with respect to Section 3.01(g)(i) and
(ii) hereof, shall exclude any material adverse change in the Company's results of operations for any fiscal period prior to the Closing Date that is directly attributable to a disruption in the conduct of the Company's business arising from the transactions contemplated by this Agreement or the public announcement thereof and (ii) with respect to Section 3.02(f)(i) and (ii) hereof, shall exclude any material adverse change in Parent's results of operations for any fiscal period prior to the Closing Date that is directly attributable to a disruption in the conduct of Parent's business arising from the transactions contemplated by this Agreement or the public announcement thereof; and PROVIDED , FURTHER, that Material Adverse Effect and Material Adverse Change shall not be deemed to include the impact of (a) any change in laws and regulations or interpretations thereof by courts or governmental authorities generally applicable to the Company and Parent, (b) any change in generally accepted accounting principles or regulatory accounting principles generally applicable to the Company and Parent, (c) any change arising or resulting from general industry, economic or capital market conditions or conditions in markets relevant to the Company or Parent, as applicable, that affects Parent or the Company, as applicable (or the markets in which Parent or the Company, as applicable, compete) in a manner not disproportionate to the manner in which such conditions affect comparable companies in the industries or markets in which Company or Parent, as applicable, compete, (d) any act or omission of the Company (or any of its subsidiaries) taken with the prior written consent of Parent, (e) the expenses reasonably incurred by the Company in entering into this Agreement and consummating the transactions contemplated by this Agreement and the expenses associated with the termination of any Company Plan as and to the extent contemplated herein (f) the Company's results for the quarter ended June 30, 2001 provided such results do not differ materially from the results disclosed to Parent as of the date hereof or (g) the matters set forth on
Schedule 4.01 of the Company Disclosure Schedule.

    (i) "PERMITTED LIEN" means statutory Liens securing payments not yet due and such Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties.

    (j) "PERSON" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

    (k) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

    SECTION 8.05. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    SECTION 8.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The delivery of a signature page of this Agreement by one party to the other via facsimile transmission shall constitute the execution and delivery of this Agreement by the transmitting party.

    SECTION 8.07. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement, other than Section 5.04, is not intended to confer upon any person other than the parties any rights or remedies.

    SECTION 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

    SECTION 8.09. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, insure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    SECTION 8.10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                       TERADYNE, INC.

                                                       By:  /s/ GEORGE W. CHAMILLARD
                                                            -----------------------------------------
                                                            Name: George W. Chamillard
                                                            Title: Chief Executive Officer, President
                                                            and Chairman

                                                       By:  /s/ STUART M. OSATTIN
                                                            -----------------------------------------
                                                            Name: Stuart M. Osattin
                                                            Title: Vice President and Treasurer

                                                       RADIO ACQUISITION CORP.

                                                       By:  /s/ GEORGE W. CHAMILLARD
                                                            -----------------------------------------
                                                            Name: George W. Chamillard
                                                            Title: President

                                                       By:  /s/ STUART M. OSATTIN
                                                            -----------------------------------------
                                                            Name: Stuart M. Osattin
                                                            Title: Vice President and Treasurer

                                                       GENRAD, INC.

                                                       By:  /s/ ROBERT M. DUTKOWSKY
                                                            -----------------------------------------
                                                            Name: Robert M. Dutkowsky
                                                            Title: Chairman, President and
                                                                   Chief Executive Officer

                                                       By:  /s/ WALTER A. SHEPHARD
                                                            -----------------------------------------
                                                            Name: Walter A. Shephard
                                                            Title: Chief Financial Officer

                                                                      APPENDIX B

            MASSACHUSETTS GENERAL LAWS RELATING TO APPRAISAL RIGHTS

C. 156B SECTION 85. DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION

    A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

C. 156B SECTION 86. SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

    If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

C. 156B SECTION 87. STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING; FORM

    The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

    "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

C. 156B SECTION 88. NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

    The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became

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effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

C. 156B SECTION 89. DEMAND FOR PAYMENT; TIME FOR PAYMENT

    If within twenty days after the date of mailing of a notice under subsection
(e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

C. 156B SECTION 90. DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

    If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

C. 156B SECTION 91. PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

    If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

C. 156B SECTION 92. DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION
  DATE

    After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

C. 156B SECTION 93. REFERENCE TO SPECIAL MASTER

    The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

C. 156B SECTION 94. NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

    On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill, and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

C. 156B SECTION 95. COSTS; INTEREST

    The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

C. 156B SECTION 96. DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

    Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

(1) A bill shall not be filed within the time provided in section ninety;

(2) A bill, if filed, shall be dismissed as to such stockholder; or

(3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

    Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

C. 156B SECTION 97. STATUS OF SHARES PAID FOR

    The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

C. 156B SECTION 98. EXCLUSIVE REMEDY; EXCEPTION

    The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                      APPENDIX C

                                 August 1, 2001

Board of Directors
Genrad, Inc.
7 Technology Park Drive
Westford, Massachusetts 01886

Ladies and Gentlemen:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock (other than Teradyne, Inc.) (collectively the "Stockholders") of Genrad, Inc. (the "Company") of the Exchange Ratio (as defined below) specified in the Agreement and Plan of Merger dated as of August 1, 2001 (the "Merger Agreement"), a draft of which has been furnished to us, by and among Teradyne, Inc., Radio Acquisition Corporation, a wholly-owned subsidiary of Teradyne, Inc. ("Merger Sub"), and the Company. Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, the Merger Sub will be merged with and into Company (the "Merger") and each share of common stock of the Company, $1.00 par value per share, will be converted into 0.1733 shares (the "Exchange Ratio") of Teradyne, Inc. common stock, $0.125 par value per share.

    In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the draft Merger Agreement furnished to us; (b) certain audited historical financial statements of the Company and of Teradyne, Inc. for the three years ended December 31, 2000; (c) the unaudited financial statements of the Company and of Teradyne, Inc. for the six months ended June 30, 2001; (d) certain internal business, operating and financial information and forecasts of the Company and Teradyne, Inc. (the "Forecasts"), provided by the senior management of the Company and Teradyne, Inc., respectively; (e) information regarding the strategic, financial and operational benefits anticipated from the Merger prepared by the senior management of Genrad, Inc. after consultation with Teradyne, Inc.; (f) the pro forma impact of the Merger on the earnings per share of Teradyne, Inc. based on estimates of senior management of the Company and on consensus published equity research estimates of Teradyne, Inc.; (g) information regarding publicly available financial terms of certain other business combinations we deemed relevant;
(h) the financial position and operating results of the Company and Teradyne, Inc. compared with those of certain other publicly traded companies we deemed relevant; (i) current and historical market prices and trading volumes of the common stock of the Company and Teradyne, Inc.; and (j) certain other publicly available information on the Company and Teradyne, Inc. We have also held discussions with members of the senior management of the Company and Teradyne, Inc. to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant. In preparing our opinion, we also took into account, among other things, that (1) the Company has experienced and is expected to continue to experience in the near future operating losses and the Company's ability to execute its business plan is, and will continue to be, dependent on its receipt of external financing for working capital and other corporate purposes; (2) in each of the Company's last two fiscal quarters the Company has not been in compliance with certain financial covenants made to its lenders; (3) the Company currently is operating pursuant to a waiver from its lenders that expires on September 28, 2001; (4) given the Company's current operating results, absent the Merger or other similar transaction there is a reasonable probability that the Company's lenders will not waive noncompliance under the Company's lending agreements beyond September 28, 2001 and the Company will not have access to future borrowings under such agreements in such instance; (5) the Company has

                                      C-1
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advised us that without access to such borrowings the Company would encounter difficulty funding its day-to-day operations and its ability to continue its business as currently conducted would be impaired; (6) the Company anticipates difficulty in securing acceptable alternative financing given the current credit markets and the Company's financial condition; (7) the Company has approached and has held discussions with certain other third parties to solicit indications of interest in a possible merger with the Company, and Teradyne, Inc. was the only third party to submit a firm offer to the Company with respect to such a transaction; (8) given the Company's current operating results and the possible liquidity constraints on the Company, the Company may have limited time and ability to pursue additional alternatives to the Merger; and (9) the Merger represents a readily available transaction to the Company that provides shareholders of the Company an opportunity to realize value for their shares prior to any further loss in value attributable to continued operating losses or noncompliance under the Company's lending agreements and any resulting adverse effect on the Company's liquidity.

    In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion including without limitation the Forecasts provided by senior management. We did not include any cost savings, operating synergies or other projected combined benefits that might result from the Merger in this analysis. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company or Teradyne, Inc. or the combined company resulting from the Merger. We have been advised by the senior management of the Company and Teradyne, Inc. that the Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company and Teradyne, Inc., as the case may be. In that regard, we have assumed, with your consent, that (i) the Forecasts will be achieved and realized in the amounts and at the times contemplated thereby and
(ii) all material assets and liabilities (contingent or otherwise) of the Company and Teradyne, Inc. are as set forth in their respective financial statements or other information made available to us. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have relied as to all legal matters on advice of counsel to the Company, and have assumed that the Merger Agreement will be executed in the form furnished to us and that the Merger will be consummated on the terms described in such Merger Agreement, without any waiver of any material terms or conditions by the Company. With your consent, we held discussions with several third parties, besides Teradyne, Inc., about a potential merger with the Company, but no such third party has expressed a firm interest in consummating a transaction that would either enable the Company to fund its ongoing operations and offer a reasonable opportunity to achieve the Company's objectives or maximize the value of the Company shareholders' ownership in the Company.

    William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company or Teradyne, Inc. for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

    We are expressing no opinion herein as to the price at which the common stock of the Company and Teradyne, Inc. will trade at any future time or as to the effect of the Merger on the trading price

                                      C-2
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of the common stock of the Company or Teradyne, Inc. Such trading price may be affected by a number of factors, including but not limited to (i) dispositions of the common stock of Teradyne, Inc. by stockholders within a short period of time after the effective date of the Merger, (ii) changes in prevailing interest rates and other factors which generally influence the price of securities,
(iii) adverse changes in the current capital market, generally, and/or in the sectors of which either the Company or Teradyne, Inc. are a part, specifically
(iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or of Teradyne, Inc. or in their respective product markets, (v) any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities, and (vi) timely completion of the Merger on terms and conditions that are acceptable to all parties at interest.

    Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Stockholders of the Company of the Exchange Ratio in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any Stockholder as to how such Stockholder should vote with respect to the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the Stockholders by the Company with respect to the Merger.

    Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Stockholders, other than Teradyne, Inc.

                                          Very truly yours,

                                          /s/ WILLIAM BLAIR & COMPANY, L.L.C.
                                          WILLIAM BLAIR & COMPANY, L.L.C.

    PLEASE MARK VOTES
/X/ AS IN THIS EXAMPLE.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH BELOW.

1. For approval of the Agreement and Plan of     FOR     AGAINST     ABSTAIN
   Merger dated as of August 1, 2001 among       / /       / /         / /
   Teradyne, Inc., Radio Acquisition Corp.
   and GenRad, Inc.

MARK HERE FOR ADDRESS CHANGE   / /
AND NOTE AT LEFT

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


-----------------------------------------------

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SIGNATURE(S)                         DATE

--------------------------------------------------------------------------------

                                     PROXY

                                  GENRAD, INC.

                  7 Technology Park Drive, Westford, MA 01886

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,
           WHICH RECOMMENDS APPROVAL OF THE PROPOSAL CONTAINED HEREIN

The undersigned appoints Walter A. Shephard and Lori B. Hannay, and each of them as proxies of the undersigned with full power of substitution to vote as designated herein all shares of common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of GenRad, Inc. to be held on Friday, October 26, 2001 at 11:00 a.m. at the executive offices of GenRad, Inc., 7 Technology Park Drive, Westford, Massachusetts, and any adjournment or adjournments thereof (the "Meeting"). The undersigned acknowledges receipt of GenRad's proxy statement - prospectus which was mailed to shareholders herewith. The proxies are further authorized to vote, in their discretion in accordance with applicable law, upon such other business as may properly come before the Meeting.

Please return this card in the enclosed postage paid envelope to MacKenzie Partners, Inc. Proxy Tabulation, Madison Square Station, PO Box 865, New York, NY 10160-1051.


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